As filed with the Securities and Exchange Commission July 9, 2004                                           Registration No. 333-111897

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________

Manhattan Pharmaceuticals, Inc.
(Name of small business issuer in its charter)

Delaware (State or jurisdiction of incorporation or organization)	8731 (Primary Standard Industrial Classification Code Number)	36-3898269 (I.R.S. Employer Identification No.)
787 Seventh Avenue, 48th Floor New York, New York 10019 (212) 554-4525 (Address and telephone number of principal executive offices and principal place of business)

Mr. Nicholas J. Rossettos
Chief Financial Officer
Manhattan Pharmaceuticals, Inc.
787 Seventh Avenue, 48th Floor
New York, New York 10019
Telephone: (212) 554-4555
Facsimile: (212) 554-4545
(Name, address and telephone number of agent for service)
Copies to: Christopher J. Melsha, Esq. Maslon Edelman Borman & Brand, LLP 90 South 7th Street, Suite 3300 Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement, as shall be determined by the selling stockholders identified herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] _________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]  __________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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OFFERING PROSPECTUS

[MP Logo]

Manhattan Pharmaceuticals, Inc.

21,029,163 Shares

Common Stock

The selling stockholders identified on pages 40-46 of this prospectus are offering on a resale basis a total of 21,029,163 shares of our common stock, including 10,000,000 shares issuable upon conversion of our Series A Convertible Preferred Stock and 3,437,460 shares issuable upon the exercise of outstanding warrants. We will not receive any proceeds from the sale of these shares by the selling stockholders.
Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “MHTT.” On , 2004, the last sale price for our common stock as reported on the OTC Bulletin Board was $ .
________________

The securities offered by this prospectus involve a high degree of risk.
See “Risk Factors” beginning on page 5.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. A representation to the contrary is a criminal offense.

The date of this Prospectus is , 2004.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety.

Our Company

We are engaged in the business of developing and commercializing early-stage technologies, particularly biomedical and pharmaceutical technologies. We aim to acquire proprietary rights to these technologies, by license or acquisition of an ownership interest, fund their research and development and eventually bring the technologies to market. We currently are researching and developing two biomedical technologies: oleoyl-estrone, an orally administered hormone which we believe can be used to treat obesity; and lingual spray propofol, a proprietary lingual spray technology to deliver propofol for pre-procedural sedation prior to diagnostic, therapeutic or endoscopic procedures. To date, we have not commenced clinical testing of either of our product candidates and neither product candidate has been approved by the United States Federal Drug Administration or any other regulatory body. Further, we have not received any commercial revenues to date and, until we receive the necessary approvals from the FDA or a similar foreign regulatory authority, we will not have any commercial revenues.

We were incorporated in Delaware in May 1993 under the name “Atlantic Pharmaceuticals, Inc.” and, in March 2000, we changed our name to “Atlantic Technology Ventures, Inc.” On February 21, 2003, we completed a “reverse” acquisition of privately-held Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.), a Delaware corporation. To effect this transaction, we caused Manhattan Pharmaceuticals Acquisition Corp., our wholly-owned subsidiary, to merge with and into Manhattan Research Development, with Manhattan Research Development surviving as our wholly owned subsidiary. In accordance with the terms of the merger, the outstanding common stock of Manhattan Research Development automatically converted into the right to receive an aggregate of approximately 80 percent of our outstanding common stock (after giving effect to the transaction). In connection with the merger, we also changed our name to “Manhattan Pharmaceuticals, Inc.”

Our executive offices are located at 787 Seventh Avenue, 48th Floor, New York, New York, 10019 and our telephone number is (212) 554-4525. Our Internet site is www.manhattanpharma.com.

Recent Developments
In January 2004, we completed a private placement of 3,368,637 shares of our common stock at a per share price of $1.10. After deducting commissions and other expenses relating to the private placement, we received aggregate net proceeds of approximately $3,444,000. We also issued to a placement agent engaged in connection with the private placement of 5-year warrant to purchase 336,864 shares of our common stock at a price of $1.10 per share.

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Risk Factors

For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 5 of this prospectus.

The Offering

The selling stockholders identified on pages 40-46 of this prospectus are offering on a resale basis a total of 21,029,163 shares of our common stock as follows:

●	3,368,639 shares of our outstanding common stock issued in connection with our January 2004 private placement;

●	326,499 shares of our common stock issuable at a price of $1.10 per share upon the exercise of a warrant issued to a placement agent in connection with our January 2004 private placement;

●	6,323,261 shares of our common stock issued in connection with a private placement by Manhattan Research Development, Inc. prior to that company’s merger with us in February 2003, of which 2,100,195 shares are issuable at a price of $0.70 per share upon the exercise of outstanding warrants issued in connection with that private placement;

●
10,000,000 shares of common stock are issuable upon the conversion of our Series A Convertible Preferred Stock, which includes 1,000,000 shares of common stock issuable upon conversion of shares of Series A Preferred Stock to be issued as payment of dividends through November 2005;

●	909,090 shares issuable at an exercise price of $1.10 per share upon the exercise of outstanding warrants issued as compensation to placement agents (and their assigns) in connection with our Series A Convertible Preferred Stock offering;

●	101,676 shares issuable at a price of $0.70 per share upon the exercise of warrants issued to scientific advisors.

	Common stock offered	21,029,163 shares

	Common stock outstanding before the offering(1)	26,741,033 shares

	Common stock outstanding after the offering(2)	40,178,493 shares

	Common Stock OTC Bulletin Board symbol	MHTT

(1)	Based on the number of shares outstanding as of July 8, 2004, not including (a) 5,021,025 shares issuable upon exercise of various warrants and options to purchase common stock; or (b) shares issuable upon the conversion of the Series A Preferred Stock.

(2)	Assumes the issuance of all shares offered hereby that are issuable upon conversion of our Series A Preferred Stock or upon exercise of warrants.

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RISK FACTORS

An investment in our common stock is very risky. You may lose the entire amount of your investment. Prior to making an investment decision, you should carefully review this entire prospectus and consider the following risk factors:

Risks Relating to our Business

We currently have no product revenues and will need to raise additional funds in the future. If we are unable to obtain the funds necessary to continue our operations, we will be required to delay, scale back or eliminate one or more of our drug development programs.

We have generated no product revenues to date and will not until we receive approval from the FDA and other regulatory authorities for our product candidates. We have already spent substantial funds developing our potential products and business, however, and we expect to continue to have negative cash flow from our operations for at least the next several years. As of March 31, 2004, we had $9,543,071 of cash or cash equivalents and we expect that this amount will be sufficient to fund our business through approximately March 31, 2006. We expect to file INDs for both of our product candidates in 2004, which when accepted by the FDA for review, will trigger a $1 million milestone payment to NovaDel Pharma, Inc., from which we license propofol lingual spray. We expect to commence Phase I trials for oleoyl-estrone in 2005, which will trigger a $250,000 milestone payment to Oleoylestrone Developments, from which we license that candidate. We believe that our current cash reserves are sufficient to fund our development plans for oleoyl-estrone through Phase I trials and for lingual spray propofol through Phase III trials. We will have to raise additional funds to complete the development of our drug candidates and to bring them to market, however. Beyond the capital requirements mentioned above, our future capital requirements will depend on numerous factors, including:

●	the results of any clinical trials;

●	the scope and results of our research and development programs;

●	the time required to obtain regulatory approvals;

●	our ability to establish and maintain marketing alliances and collaborative agreements; and

●	the cost of our internal marketing activities.

Additional financing may not be available on acceptable terms, if at all. If adequate funds are not available, we will be required to delay, scale back or eliminate one or more of our drug development programs or obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish.

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We are not currently profitable and may never become profitable.

We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. For each of the fiscal years ended December 31, 2003 and 2002 and from August 6, 2001 (inception) through December 31, 2001, we realized net losses of $5,960,907, $1,037,320, and $56,796, respectively. Even if we succeed in developing and commercializing one or both of our current product candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

●	continue to undertake pre-clinical development and clinical trials for our product candidates;

●	seek regulatory approvals for our product candidates;

●	implement additional internal systems and infrastructure;

●	lease additional or alternative office facilities; and

●	hire additional personnel.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

We have a limited operating history upon which to base an investment decision.

We are a development-stage company and have not yet demonstrated any ability to perform the functions necessary for the successful commercialization of any product candidates. The successful commercialization of our product candidates will require us to perform a variety of functions, including:

●	continuing to undertake pre-clinical development and commencing clinical trials;

●	participating in regulatory approval processes;

●	formulating and manufacturing products; and

●	conducting sales and marketing activities.

Since inception as Manhattan Research Development, Inc., our operations have been limited to organizing and staffing, and acquiring, developing and securing our proprietary technology and undertaking pre-clinical trials of principal product candidates. These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our securities.

We may not obtain the necessary U.S. or worldwide regulatory approvals to commercialize our product candidates.

We will need FDA approval to commercialize our product candidates in the U.S. and approvals from the FDA equivalent regulatory authorities in foreign jurisdictions to commercialize our product candidates in those jurisdictions. In order to obtain FDA approval of any of our product candidates, we must first submit to the FDA an Investigational New Drug Application, or an “IND,” which will set forth our plans for clinical testing of our product candidates. We have not yet filed an IND for either of our product candidates. We expect to do so until late in 2004, assuming no unexpected findings are made during the balance of toxicology and pharmacology testing that will precede the IND filings. If the FDA allows our INDs, then we expect to commence Phase I clinical studies for each of oleoyl-estrone and lingual spray propofol in 2005. Because propofol has already been approved by the FDA for intravenous use, the FDA has informed us that we may utilize a rapid development strategy that will enable us to go directly to a Pivotal Phase III trial following completion of our planned Phase I trials. Accordingly, we currently anticipate that development of propofol lingual spray may be completed in 2006. See "Business - Lingual Spray Propofol." We are unable to estimate the size and timing of the Phase I program for oleoyl-estrone at this time and, accordingly, cannot estimate the time when development of that product candidate will be completed.

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When the clinical testing for our product candidates is complete, we will submit to the FDA a New Drug Application, or “NDA,” demonstrating that the product candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA’s regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our research and clinical approaches will result in drugs that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the drug approval process and may require us to conduct additional pre-clinical and clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may:

●	delay commercialization of, and our ability to derive product revenues from, our product candidates;

●	impose costly procedures on us; and

●	diminish any competitive advantages that we may otherwise enjoy.

Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our NDAs. We cannot be sure that we will ever obtain regulatory clearance for our product candidates. Failure to obtain FDA approval of our product candidates will severely undermine our business by reducing our number of salable products and, therefore, corresponding product revenues.

In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize our drugs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above. We have not yet made any determination as to which foreign jurisdictions we may seek approval and have not undertaken any steps to obtain approvals in any foreign jurisdiction.

Clinical trials are very expensive, time-consuming and difficult to design and implement.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

●	unforeseen safety issues;

●	determination of dosing issues;

●	lack of effectiveness during clinical trials;

●	slower than expected rates of patient recruitment;

●	inability to monitor patients adequately during or after treatment; and

●	inability or unwillingness of medical investigators to follow our clinical protocols.

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In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our IND submissions or the conduct of these trials.

The results of our clinical trials may not support our product candidate claims.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues. In addition, we anticipate that our clinical trials will involve only a small patient population. We expect that our clinical trials will only involve a small sample size. Accordingly, the results of such trials may not be indicative of future results over a larger patient population.

Physicians and patients may not accept and use our drugs.

Even if the FDA approves our product candidates, physicians and patients may not accept and use them. Acceptance and use of our products will depend upon a number of factors including:

●	perceptions by members of the health care community, including physicians, about the safety and effectiveness of our drugs;

●	cost-effectiveness of our product relative to competing products;

●	availability of reimbursement for our products from government or other healthcare payers; and

●	effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect sales of our current product candidates, if approved, to generate substantially all of our product revenues for the foreseeable future, the failure of any of these drugs to find market acceptance would harm our business and could require us to seek additional financing.

Our drug-development program will depend upon third-party researchers and other collaborators who are outside our control.

We currently are collaborating with NovaDel Pharma, from which we license our rights to lingual spray propofol, in the development of that product candidate in the pre-clinical and early clinical trial stages. Under our agreement with NovaDel, it has agreed to perform certain development on our behalf and at our expense, including formulation stability testing, formulation analytic method development and testing and manufacture of clinical trial material for the pre-clinical and early clinical development of propofol lingual spray. Beyond those limited activities, we need to engage independent investigators and other third party collaborators to conduct pre-clinical and clinical trials for lingual spray propofol. We are not currently collaborating with any third party with respect to the development of oleoyl-estrone, but we intend to engage third party independent investigators and collaborators, which may include universities and medical institutions, to conduct our pre-clinical and clinical trials for that product candidate, as well. Accordingly, the successful development of our product candidates will depend on the performance of these third parties. These collaborators will not be our employees, however, and we cannot control the amount or timing of resources that they will devote to our programs. Our collaborators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard, the approval of our FDA applications, if any, and our introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If our collaborators assist our competitors at our expense, our competitive position would be harmed.

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We will rely exclusively on third parties to formulate and manufacture our product candidates.

We have no experience in drug formulation or manufacturing and do not intend to establish our own manufacturing facilities. We lack the resources and expertise to formulate or manufacture our own product candidates. We currently have no contract for the manufacture of our product candidate. We intend to contract with one or more manufacturers to manufacture, supply, store and distribute drug supplies for our clinical trials. If any of our product candidates receive FDA approval, we will rely on one or more third-party contractors to manufacture our drugs. Our anticipated future reliance on a limited number of third-party manufacturers, exposes us to the following risks:

●	We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

●	Our third-party manufacturers might be unable to formulate and manufacture our drugs in the volume and of the quality required to meet our clinical needs and commercial needs, if any.

●	Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products.

●	Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the DEA, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards.

●	If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.
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We may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any replacement contractor. This approval would require new testing and compliance inspections. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products after receipt of FDA approval, if any.

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Our third-party manufacturers might be unable to formulate and manufacture our drugs in the volume and of the quality required to meet our clinical needs and commercial needs, if any.

Our future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our clinical trials or to successfully produce, store and distribute our products. Drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the DEA, and corresponding state agencies to ensure strict compliance with good manufacturing practice and other government regulations and corresponding foreign standards. We do not have control over third-party manufacturers’ compliance with these regulations and standards. If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

Each of these risks could delay our clinical trials, the approval, if any of our product candidates by the FDA or the commercialization of our product candidates or result in higher costs or deprive us of potential product revenues.

We have no experience selling, marketing or distributing products and no internal capability to do so.

We currently have no sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of its proposed products. Our future success depends, in part, on our ability to enter into and maintain such collaborative relationships, the collaborator’s strategic interest in the products under development and such collaborator’s ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of its proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that we will be able to market and sell our product in the United States or overseas.

If we cannot compete successfully for market share against other drug companies, we may not achieve sufficient product revenues and our business will suffer.

The market for our product candidates is characterized by intense competition and rapid technological advances. If our product candidates receive FDA approval, they will compete with a number of existing and future drugs and therapies developed, manufactured and marketed by others. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues and our business will suffer.

We will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have product candidates that will compete with ours already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, as well as significantly greater experience in:

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●	developing drugs;

●	undertaking pre-clinical testing and human clinical trials;

●	obtaining FDA and other regulatory approvals of drugs;

●	formulating and manufacturing drugs; and

●	launching, marketing and selling drugs.

Developments by competitors may render our products or technologies obsolete or non-competitive.

Companies that currently sell both generic and proprietary anti-obesity compounds formulations include, among others, Abbot Laboratories, Inc., Amgen Inc. and Regeneron Pharmaceuticals, Inc. Alternative technologies are being developed to treat obesity and overweight disease, several of which are in advanced clinical trials. In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel, parties for acquisitions, joint ventures or other collaborations.

If we fail to adequately protect or enforce our intellectual property rights or secure rights to patents of others, the value of our intellectual property rights may diminish.

Our success, competitive position and future revenues will depend in part on our ability and the abilities of our licensors to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

We currently do not directly own the rights to any patents or patent applications. We license the exclusive rights to two issued patents relating to oleoyl-estrone, which expire in 2016, and three patent applications. We also license the exclusive rights to three issued patents relating to lingual spray propofol, which expire from 2016 to 2017. In addition, our license for propofol lingual spray covers one pending patent application. See “Business – Intellectual Property and License Agreements.” There are no other pending patent applications relating to either of our product candidates, although we anticipate the need to file additional patent applications both in the U.S. and in other countries, as appropriate.

However, with regard to the patents covered by our license agreements and any future patents issued to which we will have rights, we cannot predict:

●	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our patents;

●	if and when patents will issue;

●	whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or

●	whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

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Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our licensors and contractors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, we require all of our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. For example, despite covenants in our license agreements with Oleoylestrone Developments and NovaDel Pharma, from which we license oleoyl-estrone and lingual spray propofol, respectively, that generally prohibit those companies from disclosing information relating to our licensed technology, the respective license agreements allow for each company to publish data and other information relating to our licensed technology. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.

Our business is substantially dependent on the intellectual property on which our product candidates are based. To date, we have not received any threats or claims that we may be infringing on another's patents or other intellectual property rights. If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

●	obtain licenses, which may not be available on commercially reasonable terms, if at all;

●	redesign our products or processes to avoid infringement;

●	stop using the subject matter claimed in the patents held by others;

●	pay damages; or

●	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

Our ability to generate product revenues will be diminished if our drugs sell for inadequate prices or patients are unable to obtain adequate levels of reimbursement.

Our ability to commercialize our drugs, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

●	government and health administration authorities;

●	private health maintenance organizations and health insurers; and

●	other healthcare payers.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs. Even if our product candidates are approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover our drugs. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for any of our products, once approved, market acceptance of our products could be reduced.

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We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business may suffer.

We rely on our chief executive officer and his knowledge and technical expertise would be difficult to replace.

We are highly dependent on Leonard Firestone, our president and chief executive officer. We are not aware that Dr. Firestone has any plans to leave the company. We do not have “key person” life insurance policies for any of our officers, including Dr. Firestone. The loss of the technical knowledge and management and industry expertise that would resulting the event Dr. Firestone left our company could result in delays in the development of our product candidates and diversion of management resources.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in pre-clinical testing, clinical research and testing, government regulation, formulation and manufacturing and sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

The testing and marketing of medical products entail an inherent risk of product liability. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. We currently carry clinical trial insurance in an amount up to $2,000,000, which may be inadequate to protect against potential product liability claims or may inhibit the commercialization of pharmaceutical products we develop, alone or with corporate collaborators. Although we intend to maintain clinical trial insurance during any clinical trials, this may be inadequate to protect us against any potential claims. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

We are controlled by current officers, directors and principal stockholders.

Our directors, executive officers and principal stockholders beneficially own approximately 47 percent of our outstanding voting stock and, including shares underlying outstanding options and warrants, this group beneficially owns approximately 51 percent of our common stock. Accordingly, these persons and their respective affiliates have the ability to exert substantial influence over the election of our Board of Directors and the outcome of issues submitted to our stockholders.

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Risks Related to Our Securities

Trading of our common stock is limited.

Trading of our common stock is conducted on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board, or “OTC Bulletin Board.” This has adversely effected the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

Because it is a “penny stock,” it will be more difficult for you to sell shares of our common stock.

In addition, our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

A significant number of shares of our common stock are or will become available for sale and their sale could depress the price of our common stock.

A substantial number of shares of our common stock are being offered by this prospectus. In addition, on February 21, 2004, up to 18,689,916 shares of our outstanding common stock that were issued in connection with our acquisition of Manhattan Research Development, Inc. became available for sale pursuant to Rule 144 under the Securities Act. We may also issue additional shares in connection with our business and may grant additional stock options to our employees, officers, directors and consultants or warrants to third parties. Sales of a substantial number of shares of our common stock in the public market after this offering could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to sell stock at a profit.

During the last two years, the price of our common stock has ranged from a low of $0.25 per share to a high of $2.50, as adjusted for our 1-for-5 reverse stock split in September 2003. The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

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●	publicity regarding actual or potential clinical results relating to products under development by our competitors or us;

●	delay or failure in initiating, completing or analyzing pre-clinical or clinical trials or the unsatisfactory design or results of these trials;

●	achievement or rejection of regulatory approvals by our competitors or us;

●	announcements of technological innovations or new commercial products by our competitors or us;

●	developments concerning proprietary rights, including patents;

●	developments concerning our collaborations;

●	regulatory developments in the United States and foreign countries;

●	economic or other crises and other external factors;

●	period-to-period fluctuations in our revenues and other results of operations;

●	changes in financial estimates by securities analysts; and

●	sales of our common stock.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

We have never paid dividends.

We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future. You should not rely on an investment in our stock if you require dividend income. Further, you will only realize income on an investment in our stock in the event you sell or otherwise dispose of your shares at a price higher than the price you paid for your shares. Such a gain would result only from an increase in the market price of our common stock, which is uncertain and unpredictable.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this prospectus, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified under the heading “Risk Factors” in this prospectus, among others, may impact forward-looking statements contained in this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition in conjunction with our audited financial statements as of and for the year ended December 31, 2003 and our unaudited interim financial statements as of and for the three months ended March 31 2004, all of which are included in this prospectus. This discussion includes “forward-looking” statements that reflect our current views with respect to future events and financial performance. We use words such as we “expect,” “anticipate,” “believe,” and “intend” and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risks identified in the “Risk Factors” section of this prospectus, and should not unduly rely on these forward looking statements. All share and per share information in this discussion has been adjusted for the 1-for-5 combination of our common stock effected on September 25, 2003.

Overview

Our company resulted from the February 21, 2003 reverse merger between Atlantic Technology Ventures, Inc., which was incorporated on May 18, 1993, and privately-held Manhattan Research Development, Inc., incorporated on August 6, 2001. We are incorporated in the State of Delaware. In connection with the merger, the former stockholders of Manhattan Research received a number of shares of Atlantic’s common stock so that following the merger they collectively owned 80 percent of the outstanding shares. Upon completion of the merger, Atlantic changed its name to Manhattan Pharmaceuticals, Inc. and thereafter adopted the business of Manhattan Research Development.

We are a development stage biopharmaceutical company that holds an exclusive world-wide, royalty-free license to certain intellectual property related to oleoyl-estrone, which is owned by Oleoyl-Estrone Developments, SL of Barcelona, Spain. Oleoyl-estrone is an orally administered small molecule that has been shown to cause significant weight loss in pre-clinical animal studies regardless of dietary modifications. We also hold the worldwide, exclusive rights to proprietary lingual spray technology to deliver the drug propofol for proprocedural sedation prior to diagnostic, therapeutic or endoscopic procedures.

You should read the following discussion of our results of operations and financial condition in conjunction with the audited consolidated financial statements for the years ended December 31, 2003 and 2002 (and the related notes), as well as our unaudited interim financial statements for the quarter ended March 31, 2004 (and the related notes), appearing elsewhere in this prospectus. This discussion includes “forward-looking” statements that reflect our current views with respect to future events and financial performance. We use words such as we “expect,” “anticipate,” “believe,” and “intend” and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risks identified under the heading “Risk Factors” in this prospectus, and should not unduly rely on these forward looking statements. All share and per share information in this discussion has been adjusted for the 1-for-5 combination of our common stock effected on September 25, 2003.

Results of Operations

Three-Month Period Ended March 31, 2004 vs. 2003

During the quarters ended March 31, 2004 and 2003, we had no revenue. We do not expect to have significant revenues relating to our technologies within the next twelve months.

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For the quarter ended March 31, 2004, research and development expense was $709,273 as compared to $43,355 for the first quarter of 2003. The increase of $665,918 is due primarily to an acceleration of pre-clinical development of our Oleoyl-estrone drug and to the pre-clinical and clinical development of our Propofol Lingual Spray, which was licensed in 2003.

For the quarter ended March 31, 2004, general and administrative expense was $413,238 as compared to $378,872 for the quarter ended March 31, 2003. The increase of $34,366 is due primarily to an increase in payroll expenses of approximately $84,000 and an increase in insurance and other expenses of approximately $33,000 and $2,000 respectively. These increases are partially offset by decreases in legal, accounting and amortization expenses of approximately $38,000, $31,000 and $26,000 respectively.

For the quarter ended March 31, 2004, interest income was $27,163 as compared to $2,515 for the quarter ended March 31, 2003. The increase of $24,648 is a result of an increase in cash reserves.

Net loss for the quarter ended March 31, 2004, was $1,095,348 as compared to $421,945 for the quarter ended March 31, 2003. This increase in net loss is attributable primarily to an increase in research and development expenses of $665,918 and an increase in general and administrative expenses of $34,366. These expense increases are partially offset by an increase in interest income of $24,648.

Fiscal Year 2003 vs. 2002

During each of the years ended December 31, 2003 and 2002, we had no revenue.

For the year ended December 31, 2003, research and development expense was $1,724,043 as compared to $700,798 for the year ended December 31, 2002. The increase of $1,023,245 is due in part to an acceleration of pre-clinical and clinical development for product candidates, oleoyl-estrone and propofol lingual spray of approximately $256,000. Related research and development consulting increased by approximately $267,000. In addition, in connection with our license agreement with NovaDel Pharma Inc., we made license payments of $500,000 in 2003 which we did not have in 2002.

For the year ended December 31, 2003, general and administrative expense was $1,786,080 as compared to $317,384 for the year ended December 31, 2002. The increase of $1,468,696 is due primarily to expenses associated with hiring full time employees and consultants of approximately $572,000 and $261,000, respectively. In addition, we had increases in legal and accounting fees of approximately $220,000 associated with becoming subject to the reporting obligations under the Exchange Act following completion of the Atlantic Technology Ventures, Inc. - Manhattan Research Development, Inc. merger in February 2003. Insurance, recruiters fees, travel, transfer agent fees and other expenses increased by approximately $144,000, $46,000, $32,000, $28,000 and $21,000, respectively. Finally, in 2003, we had amortization of intangible assets of approximately $145,000.

Net loss for the year ended December 31, 2003, was $5,960,907 as compared to $1,037,320 for the year ended December 31, 2002. This increase in net loss is attributable to the factors described above and to a loss on the disposition of intangible assets as a result of our sale of our remaining rights to CT-3 to Indevus Pharmaceuticals, Inc. of $1,213,878 as well as an impairment of intangible assets of $1,248,230 as a result of a decision by Bausch & Lomb not to pursue the Avantix cataract removal technology.

Fiscal Year 2002 vs. 2001

We had no revenue during the year ended December 31, 2002 and from August 6, 2001 (date of inception) through December 31, 2001.

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For the year ended December 31, 2002, research and development expense was $700,798 as compared to $24,599 during 2001. The increase of $676,199 is due to the fact that substantially all of the pre-clinical work was done in 2002. In addition, we paid license fees of $175,000 in connection with our licensing exclusive world wide rights to our product candidate oleoyl-estrone to Oleoyl-estrone Developments, Inc in 2002.

For the year ended December 31, 2002, general and administrative expense was $317,384 as compared to $32,197 for 2001. This increase of $285,187 was primarily due to various activities that occurred in 2002 including the following: recruiting fees in connection with recruiting management, office service fees, accounting fees for the audits, patent review and other due diligence expenses.

Interest expense was $19,138 for the year ended December 30, 2002 compared to zero in 2001. This increase was caused by bank loans entered into in 2002. The proceeds of the bank loans were used for general corporate purposes. The loans were repaid in full in December, 2003.

Net loss for the year ended December 31, 2002 was $1,037,320 as compared to $56,796 for the interim period of 2001. This increase in net loss is primarily due to an increase in research and development expenses of $645,562. In addition, we had an increase in general and administrative expenses of $315,824 and an increase in interest expense of $19,138.

Liquidity and Capital Resources

From inception to March 31, 2004, we incurred an accumulated deficit of $8,780,676, and we expect to continue to incur additional losses through the year ending March 31, 2005 and for the foreseeable future. This loss has been incurred through a combination of research and development activities related to the various technologies under our control and expenses supporting those activities.

During 2002, our subsidiary, Manhattan Research Development, Inc. (“Manhattan Research”) commenced a private placement and sold 239,450 shares of common stock at $8 ($0.63 post merger) per share and received proceeds of $1,704,318, net of expenses of $211,181. These shares converted into 3,043,332 shares of our common stock when we completed a reverse acquisition of Manhattan Research. In addition, each investor received warrants equal to 10% of the number of shares of common stock purchased and, accordingly, Manhattan Research issued warrants to purchase 23,945 shares of common stock in 2002 in connection with the private placement. Upon the merger, these converted into warrants to purchase 304,333 shares of our common stock. Each warrant had an exercise price of $8 per share, which post merger converted to $0.63. These warrants expire in 2007.

During January and February 2003, Manhattan Research sold an additional 104,000 shares of common stock at $8 ($0.63, post merger) per share and warrants to purchase 10,400 shares of common stock exercisable at $8 ($0.63 post merger) through the private placement and received net proceeds of $743,691. These shares converted into 1,321,806 shares of our common stock when we completed our reverse acquisition of Manhattan Research. The warrants to purchase 10,400 shares of common stock converted into warrants to purchase 132,181 common shares of the combined Company.

In addition, in connection with the private placement, Manhattan Research issued to Joseph Stevens & Co., Inc., a NASD-member broker-dealer, warrants to purchase 130,511 shares of its common stock that are exercisable at $8 ($0.63 post merger) per share and expire in 2008. Upon the merger, these warrants converted into warrants to purchase 1,658,753 shares of common stock of the combined Company.

             On January 13, 2004, we completed a private placement of 3,368,637 shares of our common stock at a per share price of $1.10. After deducting commissions and other expenses relating to the private placement, we received aggregate net proceeds of approximately $3,431,000. We also issued to the placement agent engaged in connection with the private placement a 5-year warrant to purchase 326,499 shares of common stock at a price of $1.10 per share.

             On November 7, 2003, we completed a private placement of 1,000,000 shares of our newly-designated Series A Convertible Preferred Stock at a price of $10 per share, resulting in gross proceeds to us of $10,000,000. Each share of Series A Convertible Preferred Stock is convertible at the holder's election into shares of our common stock at a conversion price of $1.10 per share. The conversion price of the Series A Convertible Preferred Stock was less than the market value of our common stock on November 7, 2003. Accordingly, we recorded a charge for the beneficial conversion feature associated with the convertible preferred stock of $418,182. In the event that the shares of Series A Convertible Preferred Stock were immediately converted into common stock on November 7, 2003, the 2003 net loss per common share would have been reduced from $0.28 to $0.27. In addition, the net loss per common share for the three months ended March 31, 2004 would have been reduced from $0.05 to $0.03.

              Under an equity-line-of-credit arrangement, Fusion Capital has committed to purchasing $6,000,000 of our common stock. Our stock price is currently below the $3.40 minimum required in order for us to be able to sell shares of our common stock to Fusion, but if in the future our stock price exceeds this minimum, we may elect to sell shares of our common stock to Fusion under the equity-line-of-credit arrangement. In addition, in November 2001, Fusion Capital waived the $3.40 minimum and purchased from us under the equity-line-of-credit arrangement 83,333 shares of our common stock at a price per share of $1.20, representing an aggregate purchase price of $100,000. Fusion Capital again waived the $3.40 minimum in May 2002 and purchased 2,000 shares of common stock for an aggregate purchase price of $1,667.

               The purchase price for the common stock to be issued to Fusion Capital under our equity-line-of credit arrangement with Fusion Capital will fluctuate based on the closing price of our common stock. Fusion Capital may at any time sell none, some or all of the shares of common stock purchased from us. Depending upon market liquidity at the time, sale by Fusion of shares we issue to them could cause the trading price of our common stock to decline. Sale of a substantial number of shares of our common stock by Fusion, or anticipation of such sales, could make it more difficult for us to sell equity or equity related securities in the future at a time and at a price that it might otherwise wish to effect sales. We currently have no plans to seek financing under this arrangement.

We have financed our operations since inception primarily through equity and debt financing and our licensing and sale of residual royalty rights of CT-3 to Indevus. During the quarter ended March 31, 2004, we had a net increase in cash and cash equivalents of $2,129,268. This increase primarily resulted from net cash provided by financing activities of $3,443,665, substantially all of which was from the private placement, offset by net cash used in operating activities of $1,280,405 for the quarter ended March 31, 2004. Total cash resources as of March 31, 2004 were $9,543,071 compared to $7,413,803 at December 31, 2003.

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In April 2003, we entered into a license and development agreement with NovaDel Pharma, Inc. (“NovaDel”), under which we received certain worldwide, exclusive rights to develop and commercialize products related to NovaDel’s proprietary lingual spray technology for delivering propofol for pre-procedural sedation. Under the terms of this agreement, we agreed to use our commercially reasonable efforts to develop and commercialize the licensed products, to obtain necessary regulatory approvals and to thereafter exploit the licensed products. The agreement also provides that NovaDel will undertake to perform, at our expense, a substantial portion of the development activities, including without limitation, preparation and filing of various applications with applicable regulatory authorities.

In consideration of the license, we are required to make certain license and milestone payments. Specifically, we were required to pay a $500,000 license fee at such time as we had completed a financing transaction resulting in aggregate gross proceeds of at lease $10,000,000. Accordingly, upon completion of our sale of $10,000,000 of our Series A Convertible Preferred Stock in November 2003, we paid and expensed the $375,000 balance of the license fee.

We are also required to make various milestone payments to NovaDel under the license agreement as follows:

●	$1,000,000 payable following the date that the first IND for lingual spray propofol is accepted for review by the FDA;

●	$1,000,000 following the date that the first European Marketing Application is accepted for review by any European Union country;

●	$2,000,000 following the date when the first filed NDA for lingual spray propofol is approved by the FDA;

●	$2,000,000 following the date when the first filed European Marketing Application for lingual spray propofol is approved by a European Union country;

●	$1,000,000 following the date on which an application for commercial approval of lingual spray propofol is approved by the appropriate regulatory authority in each of Australia, Canada, Japan and South Africa; and

●	$50,000 following the date on which an application for commercial approval for lingual spray propofol is approved in any other country (other than the U.S. or a member of the European Union).

In addition, we are obligated to pay to NovaDel an annual royalty based on a fixed rate of net sales of licensed products, or if greater, the annual royalty is based on our net profits from the sale of licensed products at a rate that is twice the net sales rate. In the event we sublicense the licensed product to a third party, we are obligated to pay royalties based on a fixed rate of fees or royalties received from the sublicensee until such time as we recover our out-of-pocket costs, and thereafter the royalty rate doubles. Because of the continuing development efforts required of NovaDel under the agreement, the royalty rates are substantially higher than customary for the industry.

NovaDel may terminate the agreement (i) upon 10 days’ notice if we fail to make any required milestone or royalty payments, or (ii) if we become bankrupt or if a petition in bankruptcy or insolvency is filed and not dismissed within 60 days or if we become subject to a receiver or trustee for the benefit of creditors. Each party may terminate the agreement upon 30 days’ written notice and an opportunity to cure in the event the other party committed a material breach or default. We may also terminate the agreement for any reason upon 90 days’ notice to NovaDel.

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Our available working capital and capital requirements will depend upon numerous factors, including progress of our research and development programs, our progress in and the cost of ongoing and planned pre-clinical and clinical testing, the timing and cost of obtaining regulatory approvals, the cost of filing, prosecuting, defending, and enforcing patent claims and other intellectual property rights, competing technological and market developments, changes in our existing collaborative and licensing relationships, the resources that we devote to developing manufacturing and commercializing capabilities, technological advances, the status of our competitors, our ability to establish collaborative arrangements with other organizations and our need to purchase additional capital equipment.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing, other collaborative agreements, strategic alliances, and our ability to realize the full potential of our technology in development. Such additional funds may not become available on acceptable terms and there can be no assurance that any additional funding that the we do obtain will be sufficient to meet our needs in the long term. Through March 31, 2004, a significant portion of our financing has been through private placements of common stock and warrants and debt financing. Unless our operations generate significant revenues, we will continue to fund operations from cash on hand and through the similar sources of capital previously described. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. Management believes that we will continue to incur net losses for the foreseeable future. Based on the resources available to us at March 31, 2004, management believes that we will need additional equity or debt financing or will need to generate revenues during 2005 through licensing our products or entering into strategic alliances to be able to sustain our operations through 2005 until we can achieve profitability, if ever.

Our common stock is quoted on the OTC Bulletin Board under the symbol “MHTT.OB”. This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. This may result in lower prices for shares of our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for shares of our common stock.

Research and Development Projects

Oleoyl-estrone. In December 2003, we submitted to the FDA a pre Investigational New Drug, or “IND,” information package about our oleoyl-estrone development program. Utilizing the FDA’s review of the pre-IND application, we have completed the design of the balance of the preclinical program for oleoyl-estrone, and are currently assembling the IND application while we complete the remaining toxicology and pharmacology studies. We expect to file the IND application by the end of 2004, assuming no unexpected findings are made during the balance of the preclinical studies. Following the FDA’s allowance of our IND application, we intend to immediately begin the Phase I human program in the United States in 2005. Under our license agreement with Oleoyl-Estrone Developments, we will be required to make a $250,000 milestone payment upon the treatment of the first patient in a Phase I trial. Given the uncertainties inherent in early human clinical trials, it is difficult to predict with accuracy when the Phase I program will be completed and, consequently, the timing of subsequent clinical trial programs and any eventual approval by the FDA.

Through March 31, 2004, we have incurred $1,744,135 of project costs related to our development of oleoyl-estrone, of which $756,054 was incurred in fiscal 2003, and $262,684 has been incurred in the first quarter of 2004. Currently, we anticipate that we will need to expend approximately an additional $1,500,000 to $2,500,000 in development costs in fiscal 2004. Since oleoyl-estrone is regarded by the FDA as a new entity, we are not currently able to predict the size and the design of the Phase I study at this time and, accordingly, we cannot currently estimate the total costs of completing development of oleoyl-estrone.

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Although we currently have sufficient capital to fund our anticipated 2004 R&D expenditures relating to oleoyl-estrone, we will need additional raise capital from debt financings or by selling shares of our capital stock in order to complete the anticipated five or six year development program for the product. If we are unable to raise such additional capital, we may have to sublicense our rights to oleoyl-estrone to a third party as a means of continuing development, or, although less likely, we may be required to abandon further development efforts altogether, either of which would have a material adverse effect on the prospects of our business.

In addition to raising additional capital, whether we are successful in developing oleoyl-estrone is dependent on numerous other factors, including unforeseen safety issues, lack of effectiveness, significant unforeseen delays in the clinical trial and regulatory approval process, both of which could be extremely costly, and inability to monitor patients adequately before and after treatments. See also “Risk Factors” in this prospectus. The existence of any of these factors could increase our development costs or make successful completion of development impractical, which would have a material adverse affect on the prospects of our business.

Lingual Spray Propofol.

 We are currently working with NovaDel to develop, manufacture and commercialize a propofol lingual spray. We expect to file an IND toward the end of 2004, assuming no unanticipated findings are made during the balance of the formulation and toxicology studies that will precede the filing of the IND. To date, the FDA has expressed support for our objective to pursue a bioequivalence strategy for development. We are planning Phase I/II studies to occur during the first half of 2005 following IND issuance. We expect that pivotal Phase III trials will follow should bioequivalence be demonstrated, depending on the duration and outcome of the Phase I/II trials. Based upon our current estimates of the schedule for development of propofol lingual spray, and submission and approval of a marketing application, we anticipate that we may begin receiving revenues from propofol lingual spray in 2006. See "Business - Lingual Spray Propofol." Such an estimate is subject to numerous risks, however, including unforeseen delays in clinical development or in the regulatory approval process, unforeseen safety issues, and lack of effectiveness during the clinical trials. See also the risks identified under the section entitled "Risk Factors" in this prospectus.

Through March 31, 2004, we have incurred $1,414,578 of project costs related to our development of propofol lingual spray, of which 967,989 was incurred in fiscal 2003 and $446,589 was incurred during the first quarter of 2004. Currently, we anticipate that we will need to expend an additional $1,500,000 to $2,500,000 in development costs in fiscal 2004 and at least an aggregate of approximately $3,000,000 to $5,000,000 until we receive FDA approval for propofol, should we opt to continue development until then, including anticipated 2004 costs. As with our development of oleoyl-estrone, we believe we currently have sufficient capital to fund our development activities of propofol lingual spray during 2004 and 2005. Since our business does not generate any cash flow, however, we will need to raise additional capital to continue development of the product beyond 2005. We expect to raise such additional capital through debt financings or by selling shares of our capital stock. To the extent additional capital is not available when we need it, we may be forced to sublicense our rights to propofol lingual spray or abandon our development efforts altogether, either of which would have a material adverse effect on the prospects of our business.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants discuss their most “critical accounting policies” in management’s discussion and analysis of financial condition and results of operations. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of the company’s financial condition and results and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenses

Research and development expenses are expensed as incurred.

Stock-Based Compensation

Options, warrants and stock awards issued to non-employees and consultants are recorded at their fair value as determined in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” and EITF No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and recognized as expense over the related vesting period.

Recently Issued Accounting Standards

In June 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No.146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity.” SFAS No. 146 requires that liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on our consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock Based Compensation” and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. SFAS No. 123 is effective for the first fiscal quarter beginning after December 15, 2002.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under pervious pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

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SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type included put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under SFAS No. 150 are obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as market index, or varies inversely with the value of the issuers’ shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, “Elements of Financial Statements.” The remaining provisions of SFAS No. 150 are consistent with the FASB’s proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. SFAS No. 150 shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003.

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BUSINESS

Overview
We are engaged in the business of developing and commercializing biomedical and pharmaceutical technologies. We aim to acquire proprietary rights to these technologies by licensing or otherwise acquiring an ownership interest, funding their research and development and eventually bringing the technologies to market. We do not have any drugs or other products available for sale, but we are currently researching and developing two biomedical technologies:

●	Oleoyl-estrone, an orally administered hormone attached to a fatty-acid that has been shown to cause significant weight loss in preclinical animal studies regardless of dietary modifications; and

●	Lingual spray propofol, a proprietary lingual spray technology to deliver propofol for pre-procedural sedation prior to diagnostic, therapeutic or endoscopic procedures.

Although we are primarily focused on developing these technologies, we continue to seek to acquire proprietary rights to other biomedical and pharmaceutical technologies, by licensing or acquiring an ownership interest, funding their research and development and bringing the technologies to market.

Our company resulted from the February 21, 2003 reverse merger between Atlantic Technology Ventures, Inc., which was incorporated under Delaware law on May 18, 1993, and privately-held Manhattan Research Development, Inc., incorporated under Delaware law on August 6, 2001. In connection with the merger, the former stockholders of Manhattan Research received a number of shares of Atlantic's common stock so that following the merger they collectively owned 80 percent of Atlantic's outstanding shares. Upon completion of the merger, Atlantic changed its name to "Manhattan Pharmaceuticals, Inc." and thereafter adopted the business of Manhattan Research Development.

Oleoyl-estrone

We acquired the rights to develop and commercialize oleoyl-estrone, a hormone modified by an attachment to a fatty acid, pursuant to a February 2002 license agreement with Oleoylestrone Developments, SL, a Spanish corporation. Oleoyl-estrone is an orally administered small molecule that has been shown to cause significant weight loss in preclinical animal studies regardless of dietary modifications. We believe that oleoyl-estrone causes weight loss in two ways. First, the scientific community believes that weight loss is regulated by a part of the hypothalamus, located in the brain, called the ponderostat. It is believed that the ponderostat regulates the body’s weight in a manner similar to the way in which a thermostat regulates a room’s temperature. Preclinical studies suggest that oleoyl-estrone resets the ponderostat, telling the body that a lower weight is normal. W e believe that this signal then decreases appetite, which leads to weight loss that may be maintained even after oleoyl-estrone treatment is discontinued. Second, fat cells that have been treated with oleoyl-estrone appear to shrink in size, indicating a local effect of oleoyl-estrone acting directly on the cells. The apparent dual effect of oleoyl-estrone leads us to believe that the drug has the potential to cause weight loss in a variety of obese and overweight patients.

Oleoyl-estrone was initially developed by researchers at the University of Barcelona (“UB”) in Spain. Throughout a decade of research, scientists of the Nitrogen-Obesity Research Group at UB noted that hormones that effect metabolism play a significant role in body weight regulation. At the same time, the obesity research community suggested that weight is regulated by the ponderostat, a central mechanism in the hypothalamus of the brain believed to set the point of ideal weight. Researchers at UB believe that a hormone controls the ponderostat, raising or lowering body weight by changing the central set point for the entire body.

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After examining the available work related to estrogens and changes in body weight and body fat percentage (such as during pregnancy), researchers at UB noted that the estrogen-like hormone, estrone, was elevated in the blood of both obese men and women. Initially thought to be a simple estrogen, UB researchers noticed that although estrone levels were elevated, very few obese men manifest the effects of elevated estrogen levels. Further testing revealed that oleoyl-estrone was the main form of estrone that existed in obese patients. The researchers suggested that when cells become filled with fat they produce oleoyl-estrone, signaling the brain to lose weight. They further suggested that fat cells in obese people do not produce sufficiently high levels of oleoyl-estrone to signal the ponderostat to suppress appetite and cause weight loss. Based on this concept, investigators at UB believed that they could induce weight loss by increasing levels of oleoyl-estrone in obese individuals. When oleoyl-estrone was given to rats, the rats lost weight in a dose-dependent manner, supporting the idea that oleoyl-estrone is a primary weight loss signal produced by fat cells. At the doses employed, no side effects were observed in the rats and, in female rats, uterine size remained unchanged, indicating that oleoyl-estrone did not act as an estrogen.

During the first quarter of 2003, we contracted and successfully completed reference batch manufacture of oleoyl-estrone. This enabled us to further refine the manufacturing and chemical analysis process, and to allocate a portion of this purified drug substance for formulation studies.

Lingual Spray Propofol

On April 4, 2003, we entered into a License and Development Agreement (the “Propofol License”) with NovaDel Pharma Inc. (“NovaDel”) for the worldwide, exclusive rights to NovaDel’s proprietary lingual spray technology to deliver propofol for preprocedural sedation prior to diagnostic, therapeutic or endoscopic procedures.

Propofol is currently delivered in an oily emulsion for intravenous infusion for induction and maintenance of general anesthesia or “monitored anesthesia care” in operating rooms, or deep sedation in intensive care units. Sales of Midazolam, a currently prescribed sedative, were reported to be in excess of $536 million annually in 1999. Propofol has previously not been available for dosing via a convenient route of administration for office-based and other ambulatory uses. Accordingly, we have filed a patent application for this new method of use. Other patent applications are being prepared related to our non-oily, novel formulation.

We believe that delivering propofol via this proprietary delivery system provides many advantages over currently formulated sedatives. In addition to the convenience and ease of administration, the lingual spray route will eliminate delayed onset and poor coordination of timing associated with oral sedative administration, and allow for rapid clinical responses typical of intravenous delivery (i.e. less than 5 minutes). Lingual spray propofol is intended to allow patients to tolerate unpleasant procedures by relieving anxiety and producing a pleasant, short-term amnesia. Particularly in children and adults unable to cooperate, mild sedation expedites the conduct of numerous ambulatory procedures that are not particularly painful, but which require the patient to remain still for the best technical result.

Novadel’s delivery systems (both patented and patent-pending) are lingual sprays, enabling drug absorption through the oral mucosa and more rapid absorption into the bloodstream than presently available oral delivery systems. NovaDel refers to its delivery system as Immediate-Immediate Release (I2RTM) because its delivery system is designed to provide therapeutic benefits within minutes of administration. We are working with NovaDel to develop, manufacture and commercialize the licensed product, having jointly announced commencement of a development program for lingual spray propofol in June 2003. Initial formulation work has commenced and, while there can be no assurance, we anticipate filing an Investigational New Drug Application (IND) in the second half of 2004 and commencing human clinical trials shortly thereafter. Further, we intend to utilize a rapid development strate gy with regard to lingual spray propofol. Section 505b2 of the U.S. Food, Drug & Cosmetic Act allows the FDA to approve a drug on the basis of existing data in the scientific literature or data used by the FDA in the approval of other drugs. Accordingly, the FDA has indicated to us that we will be able to utilize Section 505b2 to proceed directly to a pivotal Phase III trial for lingual spray propofol following completion of our planned Phase I trials. Based upon  such a rapid development strategy, we anticipate competing Phase III trials in 2006.

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Market and Competition

According to estimates, the market for prescription anti-obesity drugs is approximately $10 billion, or equal to that of diabetes. It is estimated that 61 percent of Americans are overweight and that 26 percent are obese. According to the National Institute of Health’s estimate, direct costs for the treatment of obesity in 1988 were in excess of $45 billion and accounted for nearly 8 percent of the total national cost of health care in the United States. By 1999, direct costs for the treatment of obesity had reached $102.2 billion dollars. Meridia® and Xenical®, two currently approved anti-obesity medications, together accounted for approximately $800 million in sales in 2001. We believe that the disease currently lacks a treatment that is safe and effective for most patient groups, and that oleoyl-estrone has the potential to meet the needs of this market.

To date, Midazolam (now a generic), which is delivered both intravenously and orally, has dominated the preprocedural sedation market, posting sales of $536 million in 1999. However, serious adverse events are reported in midazolam’s package insert, including respiratory depression, airway obstruction, oxygen desaturation, apnea and even respiratory arrest. In contrast, at the doses being developed by us, we believe that Propofol Lingual Spray may offer a safer, noninvasively administered alternative to midazolam. Propofol’s rapid onset profile will allow clinicians to more accurately time its peak effects during procedures, as well as to determine the precise concentration needed for desired levels of sedation.

Competition in the pharmaceutical industry, and the anti-obesity drug market in particular, is intensely competitive. In addition to Abbott Laboratories, Inc. and Roche Holdings AG, the makers of Meridia® and Xenical,® respectively, some of the largest drug companies in the world have anti-obesity drugs currently in development, including GlaxoSmithKline PLC, Johnson & Johnson, Inc., Bristol-Myers Squibb Company, Regeneron Pharmaceutical, Inc., Phytopharm, PLC, Amgen, Inc. These companies are all substantially larger and more established than we are and have significantly greater financial and other resources than we do.

Intellectual Property and License Agreements

Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets, and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for our product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the U.S. and elsewhere in the world.

We also depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors, none of which is patentable. To help protect our proprietary know-how which is not patentable, and for inventions for which patents may be difficult to enforce, we rely on trade secret protection and confidentiality agreements to protect our interests. To this end, we require all employees, consultants, advisors and other contractors to enter into confidentiality agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

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Oleoyl-estrone License Agreement

We currently have worldwide, exclusive license rights to the U.S. and foreign patents and patent applications regarding oleoyl-estrone and its use for the treatment of human diseases:

1.	US Patent No. 5,798,348 entitled "Fatty-acid monesters of estrogens for the treatment of obesity and/or overweight." M. Alemany, Inventor. Application filed, October 30, 1996. Patent issued August 25, 1998. This patent expires on October 30, 2016.

2.	European Patent No. 771.817 entitled "Oleate monoesters of estrogens for the treatment of obesity and/or overweight." M. Alemany, Inventor. Application filed, October 28, 1996. Patent issued March 26, 2003. This patent expires on October 28, 2016.

3.	Spanish Patent Application No. ES 200100785 entitled "Fatty-acid monoesters of estrogens acting as anti-diabetic and hypolipidemia agents." M. Alemany Lamana, Francisco Javier Remesar Betiloch, and Jose Antonio Fernandez Lopez, Inventors. Application filed March 28, 2001, European Patent Application No. EP1380300A1, filed March 25, 2002, and Canadian Patent Application No. 2441890, filed March 25, 2002.

The U.S. and European issued patents have numerous, detailed, and specific claims for both the composition of oleoyl-estrone, and its method of use for weight loss. Our rights to these patents are subject to the terms of a February 2002 license agreement between us and Oleoylestrone Developments. The license agreement provides us with an exclusive, worldwide right to the intellectual property covered by the license agreement, including the right to grant sublicenses. Our success in developing oleoyl-estrone depends on our ability to maintain and enforce the patents relating to oleoyle-estrone.

In consideration for the license, we paid an initial license fee of $175,000. The license agreement provides for further cash payments of $9,250,000 in the aggregate, payable as follows: $250,000 payable upon treatment of the first patient in a Phase I clinical trial under an IND sponsored by us; $250,000 upon treatment of the first patient in a Phase II clinical trial; $750,000 upon the first successful completion of a Phase II clinical trial; $2,000,000 upon the first successful completion of a Phase III clinical trial; and $6,000,000 upon the first final approval of a New Drug Application (“NDA”) for oleoyl-estrone by the FDA. The license agreement does not require us to make any royalty payments.

Subject to earlier termination as described below, the term of the license expires on the last to expire patent right licensed under the agreement, which is currently October 2016. Oleoylestrone Developments has the right to terminate the license agreement sooner, subject to certain requirements to provide us advance notice, in the event we become bankrupt or similar proceedings are initiated, fail to make the required milestone payments required under the agreement or otherwise materially breach the license agreement. We have the right to terminate the license agreement for any reason upon written notice.

Propofol License Agreement

Pursuant to the NovaDel license agreement, we have an exclusive, worldwide license to NovaDel's proprietary lingual spray technology to deliver propofol for preprocedural sedation prior to diagnostic, therapeutic or endoscopic procedures. Our rights under the NovaDel License include license rights to the following patents and patent applications held by NovaDel:

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1.	U.S. Patent No. 5,955,098, entitled "Buccal Non Polar Spray or Capsule." H.A. Dugger, III, Inventor. Application filed April 12, 1996. Patent issued September 21, 1999. This patent expires April 12, 2016.

2.	U.S. Patent No. 6,110,486, entitled "Buccal Polar Spray or Capsule." H.A. Dugger, III, Inventor. Application filed November 25, 1998. Patent issued August 29, 2000. This patent expires April 12, 2016.

3.	European Patent No. 0904055 entitled "Buccal, Non-Polar Spray or Capsule." H.A. Dugger, III, Inventor. Application filed, February 21, 1997. Patent issued April 16, 2003. This patent expires February 21, 2017.

4.	U.S. Patent Application No. 10/834815 entitled "Buccal, Polar and Non-Polar Sprays Containing Propofol." H.A. Dugger and M.A. El-Shafy, Inventors. Application filed April 27, 2004.

These issued patents have numerous, detailed, and specific claims relating to the formulation for lingual spray applications and their method of use. We have the right to use the technology in connection with one application – delivering propofol. Our success in developing lingual spray propofol depends substantially on the maintenance and enforcement of NovaDel’s patents covering its proprietary spray technology.

In consideration for our rights under the NovaDel license agreement, we paid NovaDel an initial license fee of $500,000 upon the completion of our $10 million private placement of Series A Convertible Preferred Stock in November 2003. In addition, the license agreement requires us to make certain milestone payments as follows: $1,000,000 payable following the date that the first IND for lingual spray propofol is accepted for review by the FDA; $1,000,000 following the date that the first European Marketing Application is accepted for review by any European Union country; $2,000,000 following the date when the first filed NDA for lingual spray propofol is approved by the FDA; $2,000,000 following the date when the first filed European Marketing Application for lingual spray propofol is approved by a European Union country; $1,000,000 following the date on which an application for commercial approval of lingual spray propofol is approved by the appropriate regulatory authority in each of Australia, Canada, Japan and South Africa; and $50,000 following the date on which an application for commercial approval for lingual spray propofol is approved in any other country (other than the U.S. or a member of the European Union). In addition, we are obligated to pay NovaDel an annual royalty based on a fixed rate of net sales of licensed products, or if greater, the annual royalty is based on our net profits from the sale of licensed products at a rate that is twice the net sales rate.

Subject to certain requirements to provide us with notice and an opportunity to cure, NovaDel may terminate the license agreement in the event we (1) become subject to a bankruptcy or similar proceeding that is not dismissed within 60 days, (2) default in our obligation to make a required payment under the license agreement, or (3) otherwise materially breach the license agreement. The license agreement also provided that NovaDel could terminate the license agreement in the event we did not raise $5 million in financing on or before March 31, 2004; however, we satisfied that condition in November 2003 in connection with the $10 million private placement of our Series A Convertible Preferred Stock. We may terminate the license agreement for any reason upon 90 days’ notice to NovaDel.

Manufacturing

We do not have any manufacturing capabilities. We have been in contact with several contract “Good Manufacturing Process,” or “GMP,” manufacturers for the supply of both oleoyl-estrone and lingual spray propofol that will be necessary to conduct Phase I human clinical trials. A method has been identified for synthesizing oleoyl-estrone, and can be done through simple reactions that produce the substance at above 99 percent purity. We believe that the production of oleoyl-estrone will involve one contract manufacturer for clinical trials. Bids are being received from multiple providers, so that provider redundancy can be maintained during product launch.

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Government Regulation

Regulation by government authorities in the United States and foreign countries is a significant factor in the research, development, manufacture, and marketing of oleoyl-estrone and lingual spray propofol. Oleoyl-estrone and any future product candidate will require regulatory approval before they can be commercialized. In particular, human therapeutic products are subject to rigorous preclinical and clinical trials and other premarket approval requirements by the FDA and foreign authorities. Many aspects of the structure and substance of the FDA and foreign pharmaceutical regulatory practices have been reformed during recent years, and continued reform is under consideration in a number of forums. The ultimate outcome and impact of such reforms and potential reforms cannot be reasonably predicted.

Clinical trials are conducted in accordance with certain standards under protocols that detail the objectives of the study, the parameters to be used to monitor safety, and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA. The phases of clinical studies may overlap. The designation of a clinical trial as being of a particular phase is not necessarily indicative that such a trial will be sufficient to satisfy the parameters of a particular phase, and a clinical trial may contain elements of more than one phase notwithstanding the designation of the trial as being of a particular phase. We cannot assure you that the results of preclinical studies or early stage clinical trials will predict long-term safety or efficacy of our compounds when they are tested or used more broadly in humans. Various federal and state statutes and regulations also govern or influence the research, manufacture, safety, labeling, storage, record keeping, marketing, transport, or other aspects of such products. The lengthy process of seeking these approvals and the compliance with applicable statutes and regulations require the expenditure of substantial resources. Any failure by us or our any future collaborators or licensees to obtain, or any delay in obtaining, regulatory approvals could adversely affect the marketing of our product candidates and any other products and our ability to receive product or royalty revenue.

Employees

We currently have 4 employees: a president & chief executive officer, a chief financial officer & chief operating officer, a manager of clinical development and an administrative assistant.

Properties

Our executive offices are located at 787 Seventh Avenue, 48th Floor, New York, New York 10019. We currently occupy this space pursuant to an oral understanding under which we pay rent of approximately $6,400 per month to Paramount BioCapital, Inc. until we can find suitable space elsewhere in New York City.
We believe we need to obtain additional office space in the near future and are currently exploring alternative office space arrangements in the Midtown Manhattan area. We do not own any real property.

Legal Matters

We are not a party to any material litigation and are not aware of any threatened litigation that would have a material adverse effect on our business.

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MANAGEMENT

Directors and Executive Officers

Name	Age	Position

Leonard Firestone, M.D.	52	President and Chief Executive Officer and Director
Nicholas J. Rossettos	38	Chief Financial Officer, Chief Operating Officer and Secretary
Joshua Kazam	27	Director
Michael Weiser, M.D., Ph.D.	41	Director
Joan Pons Gimbert	54	Director
David M. Tanen	32	Director

Leonard Firestone, M.D., has been President, Chief Executive Officer and a director of our company since completion of the merger transaction with Manhattan Research Development in February 2003. Prior to the merger, Dr. Firestone served as president and chief executive officer of Manhattan Research Development since January 2003. From 2001 until he joined Manhattan Research Development, Dr. Firestone served as chief executive officer, director, and chief medical officer of Innovative Drug Delivery Systems, Inc., a privately-held, specialty pharmaceutical development company focused on pain relievers. Dr. Firestone previously was chief executive officer and chairman of University Anesthesiology and Critical Care Medicine Foundation, Inc., one of America’s largest clinical practice management companies, from 1996 to 2001, as well as Chair of that Foundation’s Pension Trustees from 1996 to 2001. He was awarded the endowed, University Professorship in his specialty at the University of Pittsburgh, and also held faculty appointments at Harvard Medical School (Massachusetts General Hospital), and Yale School of Medicine. Dr. Firestone received an M.D. from Yale University, where he also was a resident and clinical Fellow, and remains certified by his specialty Board. Dr. Firestone is a trained pharmacologist as well as clinician, having served as a National Institutes of Health (NIH) Postdoctoral Fellow at Harvard University, and has held prestigious NIH Principal Investigatorships consecutively from 1985 – 2001 and been a member of numerous NIH review committees and panels.

Nicholas J. Rossettos has been our Chief Financial Officer and Treasurer since April 2000 and our Chief Operating Officer since February 2003. From February 1999 until joining our company, Mr. Rossettos was Manager of Finance for Centerwatch, a pharmaceutical trade publisher headquartered in Boston, Massachusetts, that is a wholly owned subsidiary of Thomson Corporation of Toronto, Canada. Prior to that, from 1994, he was Director of Finance and Administration for EnviroBusiness, Inc., an environmental and technical management-consulting firm headquartered in Cambridge, Massachusetts. Mr. Rossettos is a certified public accountant and holds an M.S. in Accounting and M.B.A. from Northeastern University.

Joshua Kazam has been a director of our company since the completion of our merger transaction with Manhattan Research Development, Inc. in February 2003. He served as a director of Manhattan Research Development since December 2001. Since 2001, Mr. Kazam has been the Director of Investment for the Orion Biomedical Fund, a New York based private equity fund focused on biotechnology investments. Mr. Kazam holds a Bachelor’s degree from the Wharton School of the University of Pennsylvania.

Michael Weiser, M.D., Ph.D., has been a director of our company since the completion of our merger transaction with Manhattan Research Development, Inc. in February 2003. He served as a director of Manhattan Research Development since December 2001 and as its Chief Medical Officer from its inception until August 2001. Dr. Weiser is currently also the Director of Research of Paramount BioCapital Asset Management. Dr. Weiser is also a member of Orion Biomedical GP, LLC, and serves on the board of directors of several privately held companies. Dr. Weiser also serves as a director of Chiral Quest, Inc. (OTCBB: CQST)  since February 2003. Dr. Weiser received an M.D. from New York University School of Medicine and a Ph.D. in Molecular Neurobiology from Cornell University Medical College. Dr. Weiser completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and performed his post-graduate medical training in the Department of Obstetrics and Gynecology and Primary Care at New York University Medical Center.

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Joan Pons Gimbert has been a director of our company since February 21, 2003, the date of our merger with Manhattan Research Development. Prior to the merger, he served as a director of Manhattan Research Development from 2002. Since 2002, Mr. Pons has served chief executive officer of Oleoyl-Estrone Developments S.L., a spin-off of the University of Barcelona. Pursuant to a January 2002 license agreement, we hold an exclusive worldwide license to several patents and patent applications relating to oleoyl-estrone, which are owned by Oleoyl-Estrone Developments. From 1999 until joining Oleoyl-Estrone Developments, Mr. Pons has served as Director of Franchising of Pans & Company, a fast-food company. From 1972 until 1999, Mr. Pons was employed in various finance and sales capacities by Gallina Blanca Purina S.A., a joint venture between St. Louis, Missouri based Ralston Purina Co. and Spanish based Agrolimen S.A., most recently serving as its National Sales & Marketing Director.

David M. Tanen has been a director of our company since January 2002. Since 1996, Mr. Tanen has served as an associate director of Paramount Capital, where he has been involved in the founding of a number of biotechnology start-up companies. Since February 2003, Mr. Tanen has also served as a director of Chiral Quest, Inc. (OTC: CQST) and he also serves as an officer or director of several other privately held development-stage biotechnology companies. Mr. Tanen holds a law degree from Fordham University School of Law.

There are no family relationships among our executive officers or directors.

Compensation of Executive Officers
The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer and the other highest-paid executive officers serving as such at the end of 2003 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the “Named Officers.” No other executive officer of Manhattan received compensation in excess of $100,000 during fiscal year 2003.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards	All Other Compensation ($)

Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)		Securities Underlying Options/SARs(#)

Leonard Firestone (1)	2003	250,000	200,000	0		584,060	0
Chief Executive Officer and President	2002	--	--	--		--	--
	2001	--	--	--		--	--

Nicholas J. Rossettos	2003	142,788	25,000	22,397	(2)	292,030
Chief Operating Officer, Chief Financial	2002	107,645	25,000	10,000	(3)	55,000	0
Officer,Treasurer & Secretary	2001	125,000	25,000	10,000	(3)	10,000	0

_________________________

(1)	Dr. Firestone became chief executive officer of Manhattan Research Development, Inc. in January 2003 and, following the merger with Atlantic Technology Ventures, Inc. on February 21, 2003, he was appointed chief executive officer of our company. The above table reflects Dr. Firestone’s combined compensation received from Manhattan Research Development and our company during fiscal 2003.

(2)	Represents salary deferred from the prior fiscal year and prior to February 24, 2003.

(3)	Represents matching contributions by us pursuant to our company’s SAR-SEP retirement plan.

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Options and Stock Appreciation Rights

The following table contains information concerning the grant of stock options under our stock option plans and otherwise to the executive officers identified below during the 2003 fiscal year. No stock appreciation rights were granted in 2003.

Option Grants in Last Fiscal Year (Individual Grants)

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)(1)	Expiration Date

Dr. Firestone	584,600		67	0.40	2/24/2013

Mr. Rossettos	292,030	(2)	33	0.40	2/24/2013
__________________

(1)	Exercise price is based on the closing sale price of our common stock on the last trading day preceding the grant date.

(2)	Option vests 50 percent on February 24, 2004 and 50 percent on February 24, 2005.

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Option Exercise and Holdings

The following table provides information with respect to the executive officers named below concerning the exercisability of options during the 2003 fiscal year and unexercisable options held as of the end of the 2003 fiscal year. No stock appreciation rights were exercised during the 2003 fiscal year, and no stock appreciation rights were outstanding at the end of that fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Firestone	0	--	584,600	0	689,828	0

Mr. Rossettos	0	--	208,515	158,515	192,573	176,423

__________________

(1)	Equal to the fair market value of the purchased shares at the time of the option exercise over the exercise price paid for those shares.

(2)	Based on the fair market value of our common stock on December 31, 2003 of $1.58 per share, the closing sales price per share on that date on the OTC Bulletin Board.

Long Term Incentive Plan Awards

No long term incentive plan awards were made to any of our executive officers during the last fiscal year.

Compensation of Directors
Non-employee directors are eligible to participate in an automatic stock option grant program pursuant to the 2003 stock option plan. Non-employee directors are granted an option for 50,000 shares of common stock upon their initial election or appointment to the board and an option for 25,000 shares of common stock annually thereafter. During 2003 our board members did not receive any cash compensation for their services as directors, although directors are reimbursed for reasonable expenses incurred in connection with attending meetings of the board and of committees of the board.

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Employment Agreements

Leonard Firestone, M.D.

Dr. Firestone's employment with us is governed by an employment agreement dated January 2, 2004. Under the terms of his employment agreement, Dr. Firestone is entitled to a base salary of $325,000 per year and a guaranteed bonus of $75,000 payable on each anniversary of the employment agreement so long as Dr. Firestone remains employed by us, and up to an additional $200,000 upon the achievement of certain performance related milestones. In addition, Dr. Firestone is eligible to receive a discretionary bonus in an amount up to his base salary, as determined by the board of directors in its discretion. We also agreed to grant to Dr. Firestone options to purchase an additional 600,000 shares of our common stock under our 2003 Stock Option Plan, which option will vest in its entirety on the first anniversary of his employment agreement. The employment agreement provides for a 1-year term, which may be extended by the parties for additional 1-year periods.

In the event we terminate Dr. Firestone's employment upon a "change of control" (as defined in the employment agreement) or for a reason other than for cause or as a result of disability, we are required to continue to pay to Dr. Firestone his base salary for a period of one year from the termination date, provided that our obligation to continue paying his base salary will be reduced by amounts Dr. Firestone earns from other employment during the 1-year period.

Nicholas J. Rossettos

Mr. Rossettos’ employment with us is pursuant to a February 2003 employment agreement. This agreement has a two-year term ending on February 21, 2005, which may be extended for additional one (1) year periods thereafter. Under the agreement, Mr. Rossettos is entitled to an annual salary of $150,000 in addition to health, disability insurance and other benefits. Pursuant to his employment agreement, on February 24, 2003, Mr. Rossettos was granted an option to purchase an aggregate of 292,030 shares of common stock at a price of $0.40 per share. The option vests in two equal installments on each of February 24, 2004 and February 24, 2005. Mr. Rossettos and his dependents are eligible to receive paid medical and long term disability insurance and such other health benefits as we make available to other senior officers and directors. Mr. Rossettos reports to the Chief Executive Officer and President.

In the event we terminate Mr. Rosettos' employment upon a "change of control" (as defined in the employment agreement), we have agreed to continue paying his base salary for a period of six months. In the event we terminate Mr. Rossettos' employment other than upon a change of control or for a reason other than cause or as a result of a disability, we are required to continue paying his base salary until the first anniversary of the termination or the remaining term of the employment agreement, which ever is less, provided that our obligation will be reduced by amounts earned by Mr. Rossettos from other employment during such period.

Joshua Kazam

Mr. Kazam provides services to our company pursuant to a consulting agreement dated March 1, 2003. The consulting agreement provides that Mr. Kazam will render services to us in connection with corporate financing activities and preparation of grant applications that we may from time to time need. We are required to pay to Mr. Kazam $4,167 per month during the term of the consulting agreement. The consulting agreement provides for a term of one year, which may be extended for 30 day periods thereafter. The consulting agreement provided for an initial one year term and is now operating on a month to month basis. Either we or Mr. Kazam may terminate the agreement upon 30 days’ notice.

Michael Weiser, M.D., Ph.D.

Dr. Weiser provides services to our company pursuant to a consulting agreement dated March 1, 2003. The consulting agreement provides that Dr. Weiser will provide scientific advisory services to us in the areas of obesity and drug delivery. We are required to pay to Dr. Weiser $6,250 per month during the term of the consulting agreement. The consulting agreement provides for a term of one year, which may be extended for 30 day periods thereafter. The consulting agreement provided for an initial one year term and is now operating on a month to month basis. Either we or Dr. Weiser may terminate the agreement upon 30 days’ notice.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the our common stock as of July 9, 2004, by (i) each person known by us to be the beneficial owner of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 787 Seventh Avenue, 48th Floor, New York, New York 10019.

Name	Shares Beneficially Owned	Percent of Class

Leonard Firestone(1)	584,060	2.1
Nicholas J. Rossettos(2)	258,650	*
Joshua Kazam(3)	329,198	1.2
Michael Weiser(3)	1,485,216	5.5
Joan Pons Gimbert(4)	3,982,037	14.9
David M. Tanen(5)	405,980	1.5
All directors and officers as a group(6)	7,045,141	25.3
Lindsay A. Rosenwald(7)	2,957,261	10.8
Oleoylestrone Developments, SL(8) Josep Samitier 1-5, Barcelona Science Park 08028 Barcelona Spain	3,957,037	14.8
Jay Lobell(9) 365 West End Avenue New York, NY 10024	4,078,890	15.1
Atlas Fund, LLC (10) 181 West Madison, Suite 3600 Chicago, IL 60602	1,818,182	6.8

____________________

*	Less than 1.0%

(1)	Includes 584,060 shares issuable upon the exercise (at a price of $0.40 per share) of a vested option.

(2)	Includes shares issuable upon the exercise of options that are currently exercisable or will be exercisable within 60 days: (i) 10,000 shares issuable at an exercise price of $20.94 per share; (ii) 10,000 shares issuable at an exercise price of $4.375 per share; (iii) 17,500 shares issuable at an exercise price of $1.25 per share; (iv) 25,000 shares issuable at an exercise price of $1.00 per share; (v) 146,150 shares issuable at an exercise price of $0.40 per share; and (vi) 50,000 shares issuable at an exercise price of $1.65 per share.

(3)	Includes 25,000 shares issuable upon the exercise (at a price of $1.65 per share) of an option.

36

(4)	Includes 3,957,037 shares held by Oleoylestrone Developments, SL, of which Mr. Pons is chief executive officer, and 25,000 shares issuable upon the exercise (at a price of $1.65 per share) of an option. Mr. Pons has investment and voting power over the shares held by Oleoylestrone Developments, SL.

(5)	Includes shares issuable upon the exercise of options that are currently exercisable, or will be exercisable within 60 days: (i) 12,000 shares issuable at an exercise price of $1.25 per share; (ii) 400 shares issuable at an exercise price of $0.40 per share; and (iii) 25,000 shares issuable at an exercise price of $1.65 per share.

(6)	Includes 955,110 shares issuance upon exercise of options and warrants.

(7)	Includes 220,855 shares of common stock issuable upon conversion of 24,294 shares of Series A Convertible Preferred Stock held by Dr. Rosenwald, and 516,885 shares issuable upon the exercise of warrants. Dr. Rosenwald is also the Chairman of BioParamount Capital, Inc. Dr. Weiser and Messrs. Kazam and Tanen are employed by BioParamount Capital, Inc. or one of its affiliates.

(8)	Mr. Pons is the chief executive officer of Oleoylestrone Developments, SL and has investment and voting power over the shares held by that company.

(9)	Includes 88,345 shares of common stock issuable upon conversion of 9,718 shares of Series A Convertible Preferred Stock held by Mr. Lobell. Also includes 3,788,441 shares of common stock held by eight separate trusts with respect to which Mr. Lobell is either trustee or manager and in either case has investment and voting power, including 220,855 shares of common stock issuable upon conversion of 24,294 shares of Series A Convertible Preferred Stock.

(10)	Based on a Schedule 13G filed January 20, 2004. According to the Schedule 13G, Mr. Dmitry Balyasny owns 65% of the outstanding equity of Balyasny Asset Management, LLC, which owns 100% of Atlas Fund, LLC, and has the sole investment and voting power with respect to the shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Oleoylestrone Developments, SL

Pursuant to the terms of a license agreement dated February 15, 2002 by and between Manhattan Research Development, Inc., our wholly owned subsidiary, and Oleoylestrone Developments, SL, we have an exclusive, worldwide license to U.S. and foreign patents and patent applications relating to certain technologies. Although we are not obligated to pay royalties to Oleoylestrone Developments, the license agreement requires us to make certain performance-based milestone payments. See “Business – Intellectual Property.” As a result of our acquisition of Manhattan Research Development in February 2003, Oleoylestrone Developments owns approximately 16 percent of our outstanding common stock. Additionally, Mr. Pons, a member of our board of directors, is chief executive officer of Oleoylestrone Developments. We believe that our agreement with Oleoylestrone Developments was made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Paramount BioCapital, Inc.

Three members of our board of directors, Joshua Kazam, David Tanen and Michael Weiser, are also employees of Paramount BioCapital, Inc. or one of its affiliates. The sole shareholder of Paramount BioCapital, Inc. is Lindsay A. Rosenwald, M.D. Dr. Rosenwald beneficially owns approximately 11 percent of our common stock. In November 2003, we paid to Paramount BioCapital approximately $460,000 as commissions earned in consideration for placement agent services rendered in connection with the private placement of our Series A Convertible Preferred Stock, which amount represented 7 percent of the shares sold by Paramount BioCapital in the offering. In addition, in January 2004, we paid approximately $260,000 as commissions earned in consideration for placement agent services rendered by Paramount BioCapital in connection with a private placement of our common stock, which amount represented 7 percent of the shares sold by Paramount BioCapital in the private placement. In connection with both private placements and as a result of their employment with Paramount BioCapital, Mr. Kazam and Dr. Weiser were allocated 5-year placement agent warrants to purchase 60,174 and 103,655 shares of our common stock, respectively, at a price of $1.10 per share. We believe our engagements of Paramount BioCapital were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

37

In addition, Dr. Weiser and Mr. Kazam each provide consulting services to us pursuant in exchange for monthly compensation of $6,250 and $4,167, respectively. See “Management – Employment Agreements.”

NovaDel Pharma Inc.

As discussed above, pursuant to the terms of a license agreement dated April 4, 2003 by and between us and NovaDel Pharma Inc., we have the rights to develop NovaDel’s proprietary lingual spray technology to deliver propofol for preprocedural sedation. The license agreement with NovaDel requires us to make certain license and milestone payments, as well as pay royalties. See “Business – Lingual Spray Propofol.” During 2003, we paid aggregate license fees of $500,000 to NovaDel under the license agreement. Dr. Rosenwald, who beneficially owns approximately 11 percent of our common stock, also beneficially owns in excess of 20 percent of the common stock of NovaDel and may therefore be deemed to be an affiliate of that company. We believe our license agreement with NovaDel was made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

38

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock trades on the OTC Bulletin Board under the symbol “MHTT.OB.” The following table lists the high and low price for our common stock (as adjusted for our 1-for-5 stock combination effected on September 25, 2003) as quoted on the OTC Bulletin Board during each quarter within the last two fiscal years, plus the first two quarters of fiscal 2004:
	Price Range

Quarter Ended	High	Low

March 31, 2002	$1.50	$0.80
June 30, 2002	1.70	0.60
September 30, 2002	0.95	0.50
December 31, 2002	0.85	0.25
March 31, 2003	$0.85	$0.25
June 30, 2003	1.65	0.60
September 30, 2003	2.50	1.10
December 31, 2003	2.00	1.20
March 31, 2004	$2.00	$1.35
June 30, 2004	2.48	1.27

The quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Record Holders

The number of holders of record of our common stock as of July 8, 2004 was 370. The number of record holders of our Series A Convertible Preferred Stock was 154 as of July 8, 2004.

Dividends

We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

USE OF PROCEEDS

We will not receive any proceeds from the resale of any of the shares offered by this prospectus by the selling stockholders.

39

SELLING STOCKHOLDERS

The following table sets forth the number of shares of the common stock owned by the selling stockholders as of July 9, 2004, and after giving effect to this offering.

Name	Shares beneficially owned before offering(1)	Number of outstanding shares offered by selling stockholder	Number of shares offered by selling stockholder issuable upon conversion of Series A stock(1)	Number of shares offered by selling stockholder issuable upon exercise of warrants	Percentage beneficial ownership after offering

Shares issued in connection with January 2004 private placement

Atlas Fund, LLC	1,818,181	1,818,181	0	0	--
MHR Capital Partners, L.P.	1,323,186	764,988	0	0	--
Jacob Gottlieb	2,045,453(2)	227,272	0	0	--
Mark Rechesky	454,546	454,546	0	0	--
Hillel Goldstein	14,546	14,546	0	0	--
Sai Devabhaktuni	45,455	45,455	0	0	--
Mark Rosenberg	9,091	9,090	0	0	--
Emily Fine	18,182	18,181	0	0	--
Tariq Fancy	2,728	2,728	0	0	--
Luciano M. Murelli	13,650	13,650	0	0	--
Paramount Capital, Inc.	925,576	0	0	326,499	--
Subtotal:		3,368,637		326,499

Shares issued in connection with Series A Preferred Stock private placement

Allied Diesel Service, Inc. Employee Profit Sharing Plan	24,290	0	24,290	0	--
Alfonse M. D'Amato Defined Benefit Plan	97,180	0	97,180	0	--
Andrew Grossman D/C Profit Sharing Plan	25,887	0	24,290	0	*
Anthony Argyrides	26,498	0	24,290	2,208	--
Anthony Polak "S"	181,670(3)	0	24,290	0	*
Anthony Polak IRA	181,670(3)	0	24,290	0	*
Artero Inc.	132,500	0	58,310	0	*
Artero Profit Sharing Plan	27,900	0	24,290	0	*
Asher Family Trust	48,590	0	48,590	0	--
Autobuy Inc.	24,290	0	24,290	0	--
Barbara Coffee	24,290	0	24,290	0	--
Barbara Scharf	24,290	0	24,290	0	--
Bill McCurtain	24,290	0	24,290	0	--
Brapo Associates	24,290	0	24,290	0	--
Bruce Gomberg	24,290	0	24,290	0	--
Catharina Polak Trust	24,290	0	24,290	0	--
Catherine Hicks	24,290	0	24,290	0	--
Charles Harris	97,180	0	97,180	0	--
Charles Re Profit Sharing Plan	26,287	0	24,290	0	*
Daniel Berkowitz IRA	24,790	0	24,290	0	*
David Lasco	97,180	0	97,180	0	--
David Minkoff	26,498	0	24,290	2,208	--
David Phipps	24,290	0	24,290	0	--
David Swerdloff IRA	24,290	0	24,290	0	--
Davis & Barbara Gaynes	24,290	0	24,290	0	--
Dean M. Erickson '79 Irrevocable Trust	68,020	0	68,020	0	--

40

Domanco Ventura Capital	24,290	0	24,290	0	--
Drew Netter IRA	24,290	0	24,290	0	--
Edgar & Kim Massabni	24,290	0	24,290	0	--
Edward Lewitt	24,290	0	24,290	0	--
Elias Sayour Foundation	25,942	0	24,290	0	*
Elizabeth Genzer Trust	24,290	0	24,290	0	--
Elliot & Ronald Fatoullah	25,617	0	24,290	0	*
Emeric R. Holderith	9,720	0	9,720	0	--
Equity Interest Inc.	24,290	0	24,290	0	--
Far Ventures	32,893	0	24,290	0	*
Florence E. Luvera	24,290	0	24,290	0	--
Frederick Polak	25,090	0	24,290	0	*
Gary Stadtmauer	24,290	0	24,290	0	--
Girish C. Sham	24,290	0	24,290	0	--
Harari Family LLC	24,290	0	24,290	0	--
Howard Tooter	24,290	0	24,290	0	--
Jack Polak	24,290	0	24,290	0	--
Jerry & Lilli Weinger	97,180	0	97,180	0	--
Joan Grillo	24,290	0	24,290	0	--
John Gross IRA	24,885	0	24,290	0	*
Jon Rubin Trust	24,290	0	24,290	0	--
Jonathan Rothchild	134,300	0	87,460	0	*
Jonathan Young IRA	48,590	0	48,590	0	--
Joseph & Dorothy Papp	24,290	0	24,290	0	--
Joseph Cavanagh	97,180	0	97,180	0	--
Judith & Jerry Huff	9,720	0	9,720	0	--
Kevin Clarke IRA	24,290	0	24,290	0	--
Kim Cirelli	24,290	0	24,290	0	--
Landing Wholesale Group Defined	19,440	0	19,440	0	--
Larry & Rebecca Warner	11,660	0	11,660	0	--
Lee Pearlmutter Trust	9,7200	0	9,720	0	--
Leonard Greenbaum	35,333	0	24,290	11,043	--
Leslie & Sybil Rosenberg	24,290	0	24,290	0	--
Mark Engelbert	24,290	0	24,290	0	--
Margrit Polak "S"	24,630	0	24,290	0	*
Mark Children's Trust	24,290	0	24,290	0	--
Maura Kelly	24,290	0	24,290	0	--
Michael & Lorraine Gelardi	25,290	0	24,290	0	*
Michael Berlinger	24,290	0	24,290	0	--
Michael Stone	48,590	0	48,590	0	--
Michele Tarica	24,290	0	24,290	0	--
MRC Computer Profit Sharing Plan	24,590	0	24,290	0	*
Murray & Claire Stadtmauer	24,590	0	24,290	0	*
Nancy Lane	24,290	0	24,290	0	--
Nanette Grossman	24,290	0	24,290	0	--
Norton & Joan Hight	24,690	0	24,290	0	*
Paul McMillman & Susan Herzog	24,290	0	24,290	0	--
Penny Chin	7,290	0	7,290	0	--
Peter Guardino IRA	24,290	0	24,290	0	--
Philip Wasserman	24,290	0	24,290	0	--

41

Randall Hight	48,710	0	48,590	0	*
Richard Kent	97,180	0	97,180	0	--
Richard Wallace	24,290	0	24,290	0	--
RL Capital Partners	26,191	0	242,940	0	*
Robert Nash	24,290	0	24,290	0	--
Robert Rosenberg	24,290	0	24,290	0	--
Robert Shapiro	24,390	0	24,290	0	*
Fiserve Securities A/C/F Roger R. Marks IRA	24,687	0	24,290	0	*
Rolanda Mendelle	24,290	0	24,290	0	--
Ronald Lazar	29,692	0	24,290	61,837	*
Ronald Lazar IRA	78,282	0	72,880	0	*
Royal Pool	24,290	0	24,290	0	--
Scott & Charlotte Kaiden	24,290	0	24,290	0	--
Sheila Fligel	24,290	0	24,290	0	--
Siegfried Mangels	24,290	0	24,290	0	--
Millennium Capital Investments	97,180	0	97,180	0	--
Steve Roman	24,290	0	24,290	0	--
Surinvest, Inc.	48,590	0	48,590	0	--
Susan Zverin	24,690	0	24,290	0	*
Teddy Chasanoff	24,290	0	24,290	0	--
Tim Moi	9,720	0	9,720	0	--
William & Deborah Hicks	9,720	0	9,720	0	--
William H. Peterson Living Trust	48,590	0	48,590	0	--
William Liange	24,290	0	24,290	0	--
Wolfe F. Model	24,687	0	24,290	0	*
Albert Fried, Jr.	48,590	0	48,590	0	--
Alexander Pomper	48,590	0	48,590	0	--
Alfred J. Sollami	53,540	0	53,450	0	--
Balanced Invesment LLC	348,028	0	242,940	0	*
Benito Bucay	24,290	0	24,290	0	--
Bruno Widmer	24,290	0	24,290	0	--
Cooper A. McIntosh, MD	24,290	0	24,290	0	--
David Jaroslawicz	97,180	0	97,180	0	--
David J. Bershad	72,880	0	72,880	0	--
David W. Ruttenberg	48,590	0	48,590	0	--
E & M RP Trust	145,770	0	145,770	0	--
Eugenia VI Venture Holdings, Ltd.	485,890	0	485,890	0	--
Gary Strauss	64,140	0	64,140	0	--
Hahn Family Grandchildrens Trust	48,590	0	48,590	0	--
Harry & Susan Newton	99,180	0	97,180	0	*
Howard Gittis	97,180	0	97,180	0	--
Isaac & Ivette Dabah 2002 Trust	97,180	0	97,180	0	--
James Daly	24,290	0	24,290	0	--
J. Jay Lobell	4,078,890(4)	0	97,180	0	14.8
Jose & Magdalena Sanchez-Padilla	24,290	0	24,290	0	--
Joseph Hickey	97,180	0	97,180	0	--
Joseph Natiello	97,180	0	97,180	0	--
Joseph Vale	194,350	0	194,350	0	--
Keys Foundation	583,060	0	583,060	0	--

42

Rosenwald 2000 Family Trust	520,011	0	242,940	0	1.0
Larry & Shirley Kessel	24,290	0	24,290	0	--
Lindsay A. Rosenwald, M.D.(5)	2,536,864	0	243,220	0	8.6
Marc Florin IRA	48,590	0	48,590	0	--
Mario Pasquel & Begona Miranda	29,150	0	29,150	0	--
Mega International Corp.	29,150	0	29,150	0	--
Michael H. Schwartz Profit Sharing Plan	48,590	0	48,590	0	--
PCC Tagi (Series K) LLC	971,770	0	971,770	0	--
Perceptive Life Sciences Master Fund, Ltd	291,530	0	291,530	0	--
Quogue Capital, LLC	97,180	0	97,180	0	--
Regen Capital II	48,590	0	48,590	0	--
Rene Dominguez	14,580	0	14,580	0	--
Richard Molinsky	48,590	0	48,590	0	--
Robert J. Leaf	48,590	0	48,590	0	--
Roberto Segovia	26,636	0	24,290	0	*
Roger & Margaret Coleman	48,590	0	48,590	0	--
Roger Lipton	48,590	0	48,590	0	--
Scott A. Katzmann	106,890	0	106,890	0	--
Scott Whitaker	24,290	0	24,290	0	--
Simon Family Trust dtd 1/21/83	24,290	0	24,290	0	--
Steven M. Oliveira 1998 Charitable	48,590	0	48,590	0	--
The Alfred J. Anzalone Family Limited	48,590	0	48,590	0	--
Tis Prager	72,880	0	72,880	0	--
Tokenhouse Trading S.P.	194,085	0	97,180	0	*
Vitel Ventures Corporation	242,890	0	242,940	0	--
Winton Capital Holdings Ltd.	242,940	0	242,940	0	--
Wolcot Capital, Inc.	48,590	0	48,590	0	--
ZWD Investments, LLC	485,890	0	485,890	0	--
David Fresne	20,320	0	0	20,320	--
Kevin Cannon	17,667	0	0	17,667	--
Eric Foster	2,208	0	0	2,208	--
Anthony Polak	181,670(3)	0	0	132,495	*
Isaiah Edwards	6,625	0	0	6,625	--
Rod Dudley	4,417	0	0	4,417	--
Robin Arias	4,417	0	0	4,417	--
Tim Moi	884	0	0	884	--
Daniel D’Amato	20,540	0	0	20,540	--
Joe Jaigobind	17,668	0	0	17,668	--
Chirag Choudrey	2,208	0	0	2,208	--
Joe Richman	3,268	0	0	3,268	--
Paramount Capital, Inc.	935,941	0	0	599,077	--
Subtotal:		0	10,000,000	909,090

Shares issued in connection with January 2003 offering by Manhattan Research Development, Inc.

Robert L. McEntire	174,757	158,870	0	15,887	--
Stanley & Lucile Slocum	174,757	158,870	0	15,887	--
Paul & Teri Salwasser	79,014	71,080	0	7,934	--
Donald Halla	79,014	71,080	0	7,934	--

43

William E. Froelich III	79,014	71,080	0	7,934	--
Jean Melchior	79,014	71,080	0	7,934	--
Alabama Properties LLC	79,014	71,080	0	7,934	--
Fred Mancheski	79,014	71,080	0	7,934	--
John O. Dunkin	79,014	71,080	0	7,934	--
Louis Reif	79,014	71,080	0	7,934	--
Neel B. Ackerman, Jr. & and Martha N. Ackerman	79,014	71,080	0	7,934	--
Mike Pinney	79,014	71,080	0	7,934	--
William & Lynette Duffel	79,014	71,080	0	7,934	--
Jan Arnett	79,014	71,080	0	7,934	--
The Bahr Family Limited Partnership	79,014	71,080	0	7,934	--
Rauls Family Limited Partnership	524,273	476,612	0	47,661	--
Richard Addeo	349,516	317,742	0	31,774	--
Barry J. Lind Revocable Trust	267,136	238,306	0	28,830	--
John G. Pollock	44,738	40,671	0	4,067	--
Michael O’Brien	43,689	39,717	0	3,972	--
James Bistrow	43,689	39,717	0	3,972	--
Thomas & Tasha Worden	43,689	39,717	0	3,972	--
Arturo Filipe	43,689	39,717	0	3,972	--
Wayne Adams	43,689	39,717	0	3,972	--
Joan & Robert Johnsen	43,689	39,717	0	3,972	--
Jerrold F. Rosenbaum	43,689	39,717	0	3,972	--
Walter Lukens	43,689	39,717	0	3,972	--
Robert Edgley	43,689	39,717	0	3,972	--
David O. Lind	43,689	39,717	0	3,972	--
Arno D. Hausmann	43,689	39,717	0	3,972	--
Frank T. Donaldson	43,689	39,717	0	3,972	--
Gat Lee	43,689	39,717	0	3,972	--
Vetter Builders, Inc.	43,689	39,717	0	3,972	--
Joseph P. Metz	43,689	39,717	0	3,972	--
Ronald Cowan	43,689	39,717	0	3,972	--
Peter & Barbara Freyburger	43,689	39,717	0	3,972	--
Isaac Dweck	43,689	39,717	0	3,972	--
Derek Soliday	43,689	39,717	0	3,972	--
Kenneth Hornik	43,689	39,717	0	3,972	--
Andrew Gamba	43,689	39,717	0	3,972	--
David M. Cikanek Revocable Living Trust dtd 9/8/2000	43,689	39,717	0	3,972	--
Lester Krasno	43,689	39,717	0	3,972	--
Hyman Lezell Trust	43,689	39,717	0	3,972	--
Ronald Bartsch	43,689	39,717	0	3,972	--
JC Investments	347,868	284,320	0	63,548	--
Stanley & Lynn Sides	26,213	23,830	0	2,383	--
Med-Tec Investors	43,689	39,717	0	3,972	--
Kevin Klier	43,689	39,717	0	3,972	--
Greg Dovolis	43,689	39,717	0	3,972	--
Louis Cerbone	43,689	39,717	0	3,972	--
Paul Martin	69,903	63,548	0	6,355	--
William S. Tyrell	43,689	39,717	0	3,972	--

44

Richard Pollak	41,942	38,129	0	3,813	--
Theresa Incagnoli	27,961	25,419	0	2,542	--
R.J. Burkhalter	17,476	15,887	0	1,589	--
Roger & Mary Bradshaw	17,476	15,887	0	1,589	--
S. Alan Lisenby	174,757	158,870	0	15,887	--
David & Nancy Pudelsky	43,689	39,717	0	3,972	--
Gary Strauss	55,922	50,838	0	5,084	--
Michael Mullen	509,205	0	0	509,205	--
Patricia Sorbara	325,304	0	0	325,304	--
Michelle Markowitz	325,304	0	0	325,304	--
Robert Petrozzo	142,983	0	0	142,983	--
Vito Balsamo	95,322	0	0	95,322	--
Michael Tripodi	39,811	0	0	39,811	--
Fabio Migliacci	25,419	0	0	25,419	--
Charles M. Raspa	21,842	0	0	21,842	--
Kris Destefano	15,887	0	0	15,887	--
Alexandra Milazzo	12,709	0	0	12,709	--
Ross Insera	11,942	0	0	11,942	--
Kevin Brody	11,942	0	0	11,942	--
Leonard Inserra	11,942	0	0	11,942	--
Ryan Reed	11,942	0	0	11,942	--
Jeff Blake Woolf	11,942	0	0	11,942	--
Scott Tierney	9,928	0	0	9,928	--
Drew Tranchina	7,943	0	0	7,943	--
Alex Elejade	7,943	0	0	7,943	--
Peter Orthos	7,943	0	0	7,943	--
Anthony Stephen Mundy	7,943	0	0	7,943	--
Harry Mucovic	4,367	0	0	4,367	--
Lawrence Helbringer	3,970	0	0	3,970	--
Michael Gordon	3,492	0	0	3,492	--
Subtotal:		4,223,066	0	2,100,195

Issuances to consultants and advisors

Stanley Heshka	25,419	0	0	25,419	--
Louis Arrone	25,419	0	0	25,419	--
Joseph Vaselli	25,419	0	0	25,419	--
Larry Jameson	25,419	0	0	25,419	--
Subtotal:		0	0	101,676

Totals		7,591,703	10,000,000	3,437,460
_______________

*	Less than 1%.

(1)	Includes shares of common stock issuable upon the conversion of Series A stock that are issuable as payment of 5 percent dividends payable during the two-year period commencing November 5, 2003. For purposes of this table, such shares have also been included in each selling stockholder’s holdings in the “Shares beneficially owned before offering” column.

(2)	Includes 1,818,181 shares held by Atlas Fund, LLC, of which Mr. Gottlieb has voting and investment power.

(3)	Includes: (i) 24,290 shares issuable upon conversion of Series A Preferred Stock held in the name of Anthony Polak IRA, (ii) 24,290 shares issuable upon conversion of Series A Preferred Stock held in the name of Anthony Polak “S” and (iii) 132,495 shares issuable upon exercise of a warrant.

(4)	Includes 3,788,441 shares held by various trusts with respect to which Mr. Lobell is trustee or otherwise has investment or voting power, including the shares held by the Rosenwald 2000 Family Trust.

(5)	Dr. Rosenwald is the sole shareholder of Paramount BioCapital, Inc. (formerly Paramount Capital, Inc.). Joshua Kazam, David Tanen and Michael Weiser, all directors of our company, are employees of Paramount BioCapital or its affiliates.

45

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

46

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Shares Eligible For Future Sale

Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise or conversion of convertible securities, there will be 40,178,493 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an “affiliate” of our company (as defined in the Securities Act).

47

Our currently outstanding shares that were issued in reliance upon the “private placement” exemptions provided by the Act are deemed “restricted securities” within the meaning of Rule 144. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act. The 18,689,916 restricted shares of our common stock that were issued in connection with the February 2003 merger with Manhattan Research Development, Inc. are now eligible for resale, provided that all of the other requirements of Rule 144 can be satisfied.

In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1 percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

Following the date of this prospectus, we cannot predict the effect, if any, that sales of our common stock or the availability of our common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales by existing stockholders of substantial amounts of our common stock could adversely affect prevailing market prices for our stock.

DESCRIPTION OF CAPITAL STOCK

General

Our certificate of incorporation, as amended to date, authorizes us to issue up to 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. Of the authorized preferred stock, 1,500,000 shares have been designated as Series A Convertible Preferred Stock, of which there are currently 1,000,000 shares issued and outstanding. As of July 9, 2004, we had 26,741,033 shares of common stock issued and outstanding. The transfer agent and registrar for both our common stock and our Series A Convertible Preferred Stock is Continental Stock Transfer and Trust Company, New York, New York.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available for dividends. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking fund provisions for our common stock.

48

Series A Convertible Preferred Stock

Conversion

Each Series A share is convertible at the holder’s election and without any further consideration to us into approximately 9.1 shares of common stock. The Series A shares will automatically convert into common stock upon the earlier of (i) the date that we complete a financing resulting in gross proceeds of at least $10 million (excluding the sale of the Series A shares themselves) based on a pre-money valuation of our company of at least $30 million, or (ii) at such time as the closing price of our common stock exceeds 200 percent of the Series A conversion price (i.e., $1.10) for a period of at least 20 consecutive trading days.

Redemption

Provided that the resale of the shares of common stock issuable upon conversion of the Series A stock are registered under an effective registration statement filed with the SEC, after November 5, 2004 we may redeem the Series A stock at a redemption price equal to $10.00 per share. We are required to provide the Series A stockholders with at least 30 days’ written notice of the redemption date and the Series A stockholders may convert their Series A shares at any time prior to the close of business on the redemption date.

Voting Rights

On all matters submitted for stockholder approval, each share of Series A stock shall be entitled to such number of votes as is equal to the number of common shares into which such preferred shares are convertible. In addition, so long as at least 50 percent of the number of Series A shares issued in connection with our private placement of such shares are outstanding, the affirmative vote of at least two-thirds of all outstanding Series A shares voting separately as a class shall be necessary to permit, effect or validate any one or more of the following:

●	the amendment, alteration or repeal of any provision of our certificate of incorporation or bylaws so as to adversely affect the relative rights and preferences of the Series A stock;

●	the declaration or payment of any dividend or distribution on any securities of our company other than the Series A stock;

●	the authorization, issuance or increase of any security ranking prior to or on parity with the Series A stock in connection with a dissolution, sale of all or substantially all of our assets or other “Liquidation Event,” or with respect to the payment of any dividends or distributions;

●	the approval of any Liquidation Event; and

●	the effect any amendment of our certificate of incorporation or bylaws that would materially adversely affect the rights of the Series A stock.

Liquidation Preferences

Upon (i) the liquidation, dissolution or winding up of our company, whether voluntary or involuntary, (ii) the sale of all or substantially all of our assets, or (iii) a voluntary or involuntary bankruptcy, the holders of the Series A shares will be entitled to be paid, prior to any payments made to the holders of any securities ranking junior to the Series A shares, including common stockholders, an amount equal to $10.00 per share, plus any accrued dividends.

49

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   Pursuant to our certificate of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Delaware General Corporation Law, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.” We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC.
VALIDITY OF COMMON STOCK

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, Minneapolis, Minnesota.

50

EXPERTS

The consolidated financial statements of Manhattan Pharmaceuticals, Inc. as of December 31, 2003 and 2002, and for the years then ended and for the period from August 6, 2001 (date of inception) to December 31, 2003, included in this prospectus, have been included herein in reliance on the report, dated February 14, 2004, of J.H. Cohn LLP, independent registered public accountants, given on the authority of that firm as experts in accounting and auditing.

The consolidated financial statements of Manhattan Pharmaceuticals, Inc. (formerly Atlantic Technology Ventures, Inc.) (a development stage company) as of and for the year ended December 31, 2002 and for the period from July 13, 1993 (date of inception) to December 31, 2002, included in this prospectus, have been included therein in reliance on the report dated February 14, 2003, except for Notes 1 and 14, which are as of February 21, 2003 and Note 13, which is as of March 1, 2003, which report includes an explanatory paragraph relating to that company’s ability to continue as a going concern, of J.H. Cohn LLP, independent registered public accountants, given on the authority of that firm as experts in accounting and auditing.

The consolidated statements of operations, stockholders’ equity (deficiency) and cash flows of Manhattan Pharmaceuticals, Inc. (formerly Atlantic Technology Ventures, Inc.) and subsidiaries (a development stage company) for the year ended December 31, 2001, and for the period from July 13, 1993 (inception) to December 31, 2001, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001, consolidated financial statements referred to above contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has limited liquid resources that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Atlantic Technology Ventures, Inc.

On December 5, 2002, KPMG LLP declined to stand for re-election as the independent auditors of Atlantic Technology Ventures, Inc. (now known as Manhattan Pharmaceuticals, Inc.) (“Atlantic”). Atlantic thereafter engaged J.H. Cohn LLP as its new independent registered public accounting firm.

The audit report of KPMG on the consolidated financial statements of Atlantic Technology Ventures, Inc. and its subsidiaries (a development state company) for the year ended December 31, 2001, and for the period from July 13, 1993 (inception) to December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements for the year ended December 31, 2001, contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements the Company has suffered recurring losses from operations and has limited liquid resources that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the year ended December 31, 2001 and the subsequent interim periods through December 5, 2002, there were no disagreements between Atlantic and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement with its report.

51

On December 5, 2002, Atlantic requested that KPMG provide a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements, and, if not, stating the respects in which KPMG does not agree. A copy of the letter provided by KPMG in response to that request, which is dated as of December 12, 2002, was filed as an exhibit to Atlantic’s current report on Form 8-K filed with the SEC on December 12, 2002.

On December 9, 2002, Atlantic engaged J.H. Cohn LLP as its independent public accountants for the fiscal year ending December 31, 2002 and to audit its financial statements. During its two most recent fiscal years and the subsequent interim period preceding the engagement of J.H. Cohn LLP, Atlantic did not consult J.H. Cohn LLP on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B promulgated by the SEC. The selection of J.H. Cohn LLP was based on the recommendation of Atlantic’s audit committee.

Manhattan Research Development, Inc.

On January 23, 2003, Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) (“Manhattan Research”) dismissed Weinberg & Company, P.A. as Manhattan Research’s independent auditors. Manhattan Research thereafter engaged J.H. Cohn LLP as its new independent auditors.

The audit report of Weinberg & Company, P.A. on the financial statements of Manhattan Research (a development state company) as of and for the year ended December 31, 2001 and for the period from August 6, 2001 (inception) to December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

Weinberg & Company’s report on the consolidated financial statements as of and for the year ended December 31, 2001, contained a separate paragraph stating that: “The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company, which has suffered recurring losses from operations, completed a merger on February 21, 2003 with Manhattan Pharmaceuticals, Inc., which has also suffered recurring losses from operations. The combined Company will have limited resources. Such matters raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plan in regard to these matters are also described in Note 1. The financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty.”

During the period from August 6, 2001 (date of inception) through December 31, 2001, there were no disagreements between Manhattan Research and Weinberg & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Weinberg & Company, P.A., would have caused Weinberg & Company, P.A. to make reference to the subject matter of the disagreement with its report.

Since at the time of Manhattan Research’s dismissal of Weinberg & Company, P.A. Manhattan Research was a privately-held company and not subject to the reporting requirements of the Exchange Act of 1934, Manhattan did not request and Weinberg & Company, P.A. did not provide, a letter addressed to the Securities and Exchange Commission stating whether Weinberg & Company, P.A. agreed with the above statements.

On January 23, 2003, Manhattan Research engaged J.H. Cohn LLP as its independent public accountants for the fiscal year ending December 31, 2002 and to audit its financial statements. During the period from August 6, 2001 (date of inception) through December 31, 2002 and the subsequent interim period preceding the engagement of J.H. Cohn LLP, Manhattan Research did not consult J.H. Cohn LLP on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B promulgated by the SEC. The selection of J.H. Cohn LLP was approved by Manhattan Research’s board of directors.

52

2003-2002 Financial Statements of Manhattan Pharmaceuticals, Inc.:

Report of Independent Registered Public Accounting Firm - J.H. Cohn LLP	F-10
Consolidated Balance Sheets as of December 31, 2003 and 2002	F-11
Consolidated Statements of Operations for the Years Ended December 31, 2003 and 2002 and the cumulative period from August 6, 2001 (inception) to December 31, 2003	F-12
Consolidated Statements of Stockholders’ Equity (Deficiency) for the Years Ended December 31, 2003 and 2002 and the cumulative period from August 6, 2001 (inception) to December 31, 2003	F-13
Consolidated Statements of Cash Flows for the Years Ended December 31, 2003 and 2002 and the cumulative period from August 6, 2001 (inception) to December 31, 2003	F-14
Notes to Consolidated Financial Statements	F-16

2002-2001 Financial Statements of Manhattan Pharmaceuticals, Inc. (Formerly Atlantic Technology Ventures, Inc.):

Report of Independent Registered Public Accounting Firm - J.H. Cohn LLP	F-32
Report of Independent Registered Public Accounting Firm - KPMG LLP	F-33
Consolidated Balance Sheet as of December 31, 2002	F-34
Consolidated Statements of Operations for the Years Ended December 31, 2002 and 2001 and the cumulative period from July 13, 1993 (inception) to December 31, 2002	F-35
Consolidated Statements of Stockholders’ Equity (Deficiency) for the Years Ended December 31, 2002 and 2001 and the cumulative period from July 13, 1993 (inception) to December 31, 2002	F-36
Consolidated Statements of Cash Flows for the Years Ended December 31, 2002 and 2001 and the cumulative period from July 13, 1993 (inception) to December 31, 2002	F-38
Notes to Consolidated Financial Statements	F-39

F-1

2003-2002 Unaudited Pro Forma Condensed Combined Financial Statements

Introduction to Unaudited Pro Forma Combined Financial Statements	F-64
Unaudited Pro Forma Condensed Combined Statement of Operations, Year Ended December 31, 2002	F-66
Unaudited Pro Forma Condensed Combined Statement of Operations, Year Ended December 31, 2003	F-67
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-68

F-2

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,

Assets	2004	2003

Current assets:
Cash and cash equivalents	$9,543,071	$7,413,803
Marketable equity securities, available for sale, at market	361,100	352,147
Prepaid expenses	14,336	24,981

Total current assets	9,918,507	7,790,931

Property and equipment, net	39,561	8,021

Total assets	$9,958,068	$7,798,952

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$569,445	$548,595
Accrued expenses	188,341	417,425

Total liabilities	757,786	966,020

Commitments and Contingencies

Stockholders’ equity:
Series A convertible preferred stock, $.001 par value.
Authorized 10,000,000 shares; 1,000,000 shares issued and outstanding (liquidation preference aggregating $10,000,000)	1,000	1,000
Common stock, $.001 par value. Authorized 150,000,000 shares; 26,741,033 and 23,362,396 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	26,741	23,362
Additional paid-in capital	17,850,789	14,289,535
Deficit accumulated during development stage	(8,780,676)	(7,473,205)
Dividends payable in Series A preferred shares	212,123	—
Accumulated other comprehensive income (loss)	1,193	(7,760)
Unearned consulting services	(110,888)	—

Total stockholders’ equity	9,200,282	6,832,932

Total liabilities and stockholders' equity	$9,958,068	$7,798,952

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months ended March 31,		Cumulative period from August 6, 2001 (inception) to March 31,
	2004	2003	2004

Revenue	$—	$—	$—

Costs and expenses:
Research and development	709,273	43,355	3,158,713
General and administrative	413,238	378,872	2,548,899
Impairment of intangible assets	—	—	1,248,230
Loss on disposition of intangible assets	—	—	1,213,878

Total operating expenses	1,122,511	422,227	6,955,842

Operating loss	(1,122,511)	(422,227)	(8,169,720)

Other (income) expense:
Interest and other income	(27,163)	(2,515)	(43,242)
Interest expense	—	2,233	23,893

Total other (income) expense	(27,163)	(282)	(19,349)

Net loss	(1,095,348)	(421,945)	(8,150,371)

Preferred stock dividends (including imputed amounts)	(212,123)	—	(630,305)

Net loss applicable to common shares	$(1,307,471)	$(421,945)	$(8,780,676)

Net loss per common share:
Basic and diluted	$(0.05)	$(0.02)

Weighted average shares of common stock outstanding:
Basic and diluted	26,145,361	19,417,795

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)
Condensed Consolidated Statement of Stockholders' Equity (Deficiency)
(Unaudited)

	Series A convertible preferred stock		Common stock		Additional paid-in	Subscription	Deficit accumulated during development	Dividends payable in Series A preferred	Accumulated other comprehensive	Unearned consulting	Total stockholders' equity
	Shares	Amount	Shares	Amount	capital	receivable	stage	shares	income/(loss)	costs	(deficiency)

Stock issued at $0.0004 per share forStock issued at $0.0004 per share for subscription receivable	—	$—	10,167,741	$10,168	$(6,168)	$(4,000)	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	—	(56,796)	—	—	—	(56,796)

Balance at December 31, 2001	—	—	10,167,741	10,168	(6,168)	(4,000)	(56,796)	—	—	—	(56,796)
Proceeds from subscription receivable	—	—	—	—	—	4,000	—	—	—	—	4,000
Stock issued at $0.0004 per share forlicense rights	—	—	2,541,935	2,542	(1,542)	—	—	—	—	—	1,000
Stock options issued for consulting services	—	—	—	—	60,589	—	—	—	—	(60,589)	—
Amortization of unearned consulting services	—	—	—	—	—	—	—	—	—	22,721	22,721
Sales of common stock at $0.63 per sharethrough private placement, net of expenses	—	—	3,043,332	3,043	1,701,275	—	—	—	—	—	1,704,318
Net loss	—	—	—	—		—	(1,037,320)	—	—	—	(1,037,320)

Balance at December 31, 2002	—	—	15,753,008	15,753	1,754,154	—	(1,094,116)	—	—	(37,868)	637,923

Common stock issued at $0.63 per share, net of expenses	—	—	1,321,806	1,322	742,369	—	—	—	—	—	743,691
Effect of reverse acquisition	—	—	6,287,582	6,287	2,329,954	—	—	—	—	—	2,336,241
Amortization of unearned consulting costs	—	—	—	—	—	—	—	—	—	37,868	37,868
Unrealized loss on marketable equity securities	—	—	—	—	—	—	—	—	(7,760)	—	(7,760)
Payment for fractional shares for stock combination	—	—	—	—	(300)	—	—	—	—	—	(300)
Preferred stock issued, net of expenses	1,000,000	1,000	—	—	9,045,176	—	—	—	—	—	9,046,176
Imputed preferred stock dividend					418,182	—	(418,182)	—			—
Net loss	—	—	—	—	—	—	(5,960,907)	—	—	—	(5,960,907)

Balance at December 31, 2003	1,000,000	1,000	23,362,396	23,362	14,289,535	—	(7,473,205)	—	(7,760)	—	6,832,932

Exercise of stock options	—	—	10,000	10	12,490	—	—	—	—	—	12,500
Common stock issued at $1.10 per share, net of expenses	—	—	3,368,637	3,369	3,427,796	—	—	—	—	—	3,431,165
Preferred stock dividends	—	—	—	—	—	—	(212,123)	212,123	—	—	—
Warrants issued for consulting services	—	—	—	—	120,968	—	—	—	—	(120,968)	—
Amortization of unearned consulting costs	—	—	—	—	—	—	—	—	—	10,080	10,080
Unrealized gain on marketable equity securities	—	—	—	—	—	—	—	—	8,953	—	8,953
Net loss	—	—	—	—	—	—	(1,095,348)	—	—	—	(1,095,348)

Balance at March 31, 2004	1,000,000	$1,000	26,741,033	$26,741	$17,850,789	$—	$(8,780,676)	$212,123	$1,193	$(110,888)	$9,200,282

See accompanying notes to unaudited condensed consolidated financial statements.

F-5

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,		Cumulative period from August 6, 2001 (inception) to March 31,
	2004	2003	2004

Cash flows from operating activities:
Net loss	$(1,095,348)	$(421,945)	$(8,150,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for license rights	—	—	1,000
Amortization of unearned consulting costs	10,080	15,147	70,669
Amortization of intangible assets	—	26,393	145,162
Depreciation	2,452	478	8,668
Loss on impairment of intangible assets	—	—	1,248,230
Loss on disposition of intangible assets	—	—	1,213,878
Changes in operating assets and liabilities, net of acquisition:
Decrease (increase) in prepaid expenses	10,645	(16,441)	43,909
Increase (decrease) in accounts payable	20,850	(14,929)	245,710
Decrease in accrued expenses	(229,084)	(36,715)	(351,980)
Decrease in due affiliate	—	(96,328)	—

Net cash used in operating activities	(1,280,405)	(544,340)	(5,525,125)

Cash flows from investing activities:
Purchase of property and equipment	(33,992)	(5,066)	(40,546)
Cash paid in connection with acquisition	—	(32,808)	(32,808)
Proceeds from sale of license	—	—	200,001

Net cash (used in) provided by investing activities	(33,992)	(37,874)	126,647

Cash flows from financing activities:
Proceeds from issuances of notes payable to stockholders	—	(136,000)	233,500
Repayments of notes payable to stockholders	—	—	(233,500)
Proceeds from issuance of note payable to bank	—	(600,000)	600,000
Repayment of note payable to bank	—	—	(600,000)
Proceeds from subscriptions receivable	—	743,691	4,000
Payment for fractional shares for stock combination	—	—	300
Proceeds from sale of common stock, net	3,431,165	—	5,878,573
Proceeds from sale of preferred stock, net	—	—	9,046,176
Proceeds from exercise of stock options	12,500	—	12,500

Net cash provided by financing activities	3,443,665	7,691	14,941,549

Net increase (decrease) in cash and cash equivalents	2,129,268	(574,523)	9,543,071

Cash and cash equivalents at beginning of period	7,413,803	1,721,123	—

Cash and cash equivalents at end of period	$9,543,071	$1,146,600	$9,543,071

Supplemental disclosure of cash flow information:

Interest paid	$—	$502	$26,934

Supplemental disclosure of noncash investing and financing activities:

Stock options issued for consulting services	$—	—	$60,589
Issuance of common stock for acquisition	—	2,336,242	2,336,242

Marketable equity securities received in connection with sale of license		—	359,907

See accompanying notes to unaudited condensed consolidated financial statements.

F-6

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2004

(1)   BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2004 or for any subsequent period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of Manhattan Pharmaceuticals, Inc. and its subsidiaries ("Manhattan" or the "Company")  included elsewhere in this prospectus.

(2)   LIQUIDITY

The Company has reported a net loss of $1,095,348 for the three months ended March 31, 2004. The net loss from date of inception, August 6, 2001, to March 31, 2004 amounts to $8,150,371.

Management believes that the Company will continue to incur net losses through at least March 31, 2005. Based on the resources of the Company available at March 31, 2004, management believes that the Company will need additional equity or debt financing or will need to generate revenues during 2005 through licensing its products or entering into strategic alliances to be able to sustain its operations through 2005 and that it will need additional financing thereafter until it can achieve profitability, if ever.

The Company’s continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances and its ability to realize the full potential of its technology in development. Additional funds may not become available on acceptable terms, and there can be no assurance that any additional funding that the Company does obtain will be sufficient to meet the Company’s needs in the long term. Through March 31, 2004, a significant portion of the Company’s financing has been through private placements of common and preferred stock and debt financing. Until and unless the Company’s operations generate significant revenues and cash flows from operating activities, the Company will attempt to continue to fund operations from cash on hand and through the sources of capital previously described.

As described in Note 6, on January 13, 2004, the Company completed a private placement of 3,368,637 shares of its common stock at a per share price of $1.10. After deducting commissions and other expenses relating to the private placement, the Company received aggregate net proceeds of approximately $3,431,000. The Company also issued to the placement agent engaged in connection with the private placement a 5-year warrant to purchase 336,864 shares of common stock at a price of $1.10 per share.

Under an equity-line-of-credit arrangement, Fusion Capital has committed to purchasing $6,000,000 of the Company’s common stock. The Company’s stock price is currently below the $3.40 minimum required in order for it to be able to sell shares of its common stock to Fusion, but if in the future its stock price exceeds this minimum, the Company may elect to sell shares of its common stock to Fusion under the equity-line-of-credit arrangement. In addition, in November 2001, Fusion Capital waived the $3.40 minimum and purchased from the Company under the equity-line-of-credit arrangement 83,333 shares of its common stock at a price per share of $1.20, representing an aggregate purchase price of $100,000. Fusion Capital again waived the $3.40 minimum in May 2002 and purchased 2,000 shares of common stock for an aggregate purchase price of $1,667.

F-7

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
March 31, 2004

The purchase price for the common stock to be issued to Fusion Capital under the Company’s equity-line-of-credit arrangement with Fusion Capital will fluctuate based on the closing price of the Company’s common stock. Fusion Capital may at any time sell none, some or all of the shares of common stock purchased from the Company. Depending upon market liquidity at the time, sale by Fusion of shares the Company issues to them could cause the trading price of the Company’s common stock to decline. Sale of a substantial number of shares of the Company’s common stock by Fusion, or anticipation of such sales, could make it more difficult for the Company to sell equity or equity related securities in the future at a time and at a price that it might otherwise wish to effect sales. The Company currently has no plans to seek financing under this arrangement.

(3)   REVERSE STOCK SPLIT

On July 25, 2003, the Board of Directors adopted a resolution authorizing an amendment to the certificate of incorporation providing for a 1-for-5 combination. A resolution approving the 1-for-5 combination was thereafter consented to in writing by holders of a majority of the Company’s outstanding common stock. The proposed 1-for-5 combination became effective on September 25, 2003. Accordingly, all share and per share information in these unaudited condensed consolidated financial statements has been restated to retroactively reflect the 1-for-5 combination.

(4)   COMPUTATION OF NET LOSS PER COMMON SHARE

Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share, since potentially dilutive securities from stock options, stock warrants and convertible preferred stock would have an antidilutive effect because the Company incurred a net loss during each period presented. The amount of potentially dilutive securities excluded from the calculation was 15,533,533 and 4,151,535 as of March 31, 2004 and 2003, respectively.

(5)   STOCK OPTIONS

On January 28, 2004, the Company granted employees options to purchase an aggregate of 1,155,000 shares of common stock under the Manhattan Pharmaceuticals 2003 Stock Option Plan at an exercise price of $1.65 per share. 600,000 of these options vest on January 1, 2005. An aggregate of 489,000 shares subject to these options vest in three equal installments starting on the grant date, provided the optionee continues in service. 66,000 shares subject to these options vest in three equal installments starting one year from the grant date, provided the optionee continues in service. On February 16, 2004, the Company granted an employee an option to purchase 13,500 shares of common stock under the Manhattan Pharmaceuticals 2003 Stock Option Plan at an exercise price of $1.60 per share. The shares subject to this option vest in three equal installments starting one year from the grant date, provided the optionee continues in service with the Company.

The Company uses the intrinsic value method of accounting for stock options pursuant to the provisions of APB Opinion No. 25. Since all of the options granted by the Company have been at exercise prices that were at least equal to the market value at the date of grant, there were no charges to operations upon issuance. Had compensation costs been determined using the Black-Scholes option pricing model in accordance with the fair value method prescribed by SFAS No. 123 for all options issued to employees and amortized over the vesting period, the Company’s net loss applicable to common shares and net loss per common share (basic and diluted) would have been increased to the pro forma amounts indicated below. There were no options granted during the first quarter of 2003.

F-8

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)(CONTINUED)
March 31, 2004

		Three	Three
		months ended	months ended
		March 31,	March 31,
		2004	2003

Net loss, as reported		$(1,095,348)	$(421,945)
Deduct:	Total stock-based employee compensation expense determined under fair value method	(282,168)	(57,603)

Net loss, pro forma		$(1,377,516)	$(479,548)
Net loss per common share – basic
As reported		$(0.04)	$(0.00)
Pro forma		(0.05)	(0.00)

The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in the three months ended March 31, 2004 and 2003, respectively: dividend yield of 0%; expected volatility of 82%; risk-free interest rate of 3.2%; and expected lives of eight years for each period presented.

(6)   PRIVATE PLACEMENT OF COMMON AND PREFERRED SHARES

On January 13, 2004, the Company completed a private placement of 3,368,637 shares of its common stock at a per share price of $1.10. After deducting commissions and other expenses relating to the private placement, the Company received aggregate net proceeds of approximately $3,431,000. The Company also issued to the placement agent engaged in connection with the private placement a 5-year warrant to purchase 326,499 shares of common stock at a price of $1.10 per share.

The proceeds from the private placement will be used to fund clinical and non-clinical research and development, working capital and general corporate purposes. Paramount BioCapital, Inc., acted as the placement agent in connection with the private placement. Three of the Company’s Directors are also employees of Paramount BioCapital, Inc., a related party.

On November 7, 2003, the Company completed a private placement of 1,000,000 shares of its newly-designated Series A Convertible Preferred Stock at a price of $10 per share, resulting in gross proceeds to the Company of $10,000,000 (net proceeds of $9,046,176). Each share of Series A Convertible Preferred Stock is convertible at the holder’s election into shares of the Company’s common stock at a conversion price of $1.10 per share. In addition, each share at the option of the holder is convertible into 9.091 shares of common stock. The Series A Convertible Preferred Stock has a payment-in-kind dividend of 5 percent, payable semi-annually. Accordingly, at March 31, 2004, the Company recognized a preferred stock dividend of $212,123.

F-9

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Manhattan Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets of Manhattan Pharmaceuticals, Inc. and Subsidiaries (a development stage company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and for the period from August 6, 2001 (date of inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Manhattan Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2003 and 2002, and their consolidated results of operations and cash flows for the years then ended and for the period from August 6, 2001 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP

Roseland, New Jersey
February 14 , 2004

F-10

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Balance Sheets

		As of December 31,

Assets	2003		2002

Current assets:
Cash and cash equivalents	$7,413,803		$1,721,123
Marketable equity securities, available for sale, at market	352,147
Prepaid expenses	24,981		—

Total current assets	7,790,931		1,721,123

Property and equipment, net	8,021		—

Total assets	$7,798,952		$1,721,123

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$548,595		$164,899
Accrued expenses	417,425		15,973
Note payable to bank	—		600,000
Notes payable to stockholder	—		206,000
Due affiliate	—		96,328

Total liabilities	966,020		1,083,200

Commitments and Contingencies

Stockholders’ equity:
Series A convertible preferred stock, $.001 par value.

Authorized 10,000,000 shares; 1,000,000 and 0 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively (liquidation preference aggregating $10,000,000 and $0 at December 31, 2003 and December 31, 2002, respectively)	1,000		—

Common stock, $.001 par value. Authorized 150,000,000 shares; 23,362,396 and 15,753,008 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	23,362		15,753
Additional paid-in capital	14,289,535		1,754,154
Deficit accumulated during development stage	(7,473,205)		(1,094,116)
Accumulated other comprehensive loss	(7,760)		—
Unearned consulting costs	—		(37,868)

Total stockholders’ equity	6,832,932		637,923

Total liabilities and stockholders' equity	$7,798,952		$1,721,123

See accompanying notes to consolidated financial statements.

F-11

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES

(A Development Stage Company)
Consolidated Statements of Operations

	Years ended December 31,		Cumulative period from August 6, 2001(inception) to December 31,
	2003	2002	2003

Revenue	$—	—	$—

Costs and expenses:
Research and development	1,724,043	700,798	2,449,440
General and administrative	1,786,080	317,384	2,135,661
Impairment of intangible assets	1,248,230	—	1,248,230
Loss on disposition of intangible assets	1,213,878	—	1,213,878

Total operating expenses	5,972,231	1,018,182	7,047,209

Operating loss	(5,972,231)	(1,018,182)	(7,047,209)

Other (income) expense:
Interest and other income	(16,079)	—	(16,079)
Interest expense	4,755	19,138	23,893

Total other (income) expense	(11,324)	19,138	7,814

Net loss	(5,960,907)	(1,037,320)	(7,055,023)
Imputed preferred stock dividend	(418,182)	—	(418,182)

Net loss applicable to common shares	$(6,379,089)	(1,037,320)	$(7,473,205)

Net loss per common share:
Basic and diluted	$(0.28)	(0.08)

Weighted average number of shares of common stock outstanding:
Basic and diluted	22,389,755	12,514,391

See accompanying notes to consolidated financial statements.

F-12

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders' Equity (Deficiency)
(As Adjusted for a 1-for-5 Stock Combination)

	Series A convertible preferred stock		Common stock		Additional paid-in	Subscription	Deficit accumulated during the development	Accumulated other comprehensive	Unearned consulting	Total stockholders' equity
	Shares	Amount	Shares	Amount	capital	receivable	stage	loss	costs	(deficiency)

Stock issued at $0.0004 per share for subscription receivable	—	$—	10,167,741	$10,168	$(6,168)	$(4,000)	$—	$—	$—	$—
Net loss	—	—	—	—	—	—	(56,796)	—	—	(56,796)

Balance at December 31, 2001	—	—	10,167,741	10,168	(6,168)	(4,000)	(56,796)	—	—	(56,796)

Proceeds from subscription receivable	—	—	—	—	—	4,000	—	—	—	4,000

Stock issued at $0.0004 per share for license rights	—	—	2,541,935	2,542	(1,542)	—	—	—	—	1,000
Stock options issued for consulting services	—	—	—	—	60,589	—	—	—	(60,589)	—
Amortization of unearned consulting services	—	—	—	—	—	—	—	—	22,721	22,721

Sales of common stock at $0.63 per share through private placement, net of expenses	—	—	3,043,332	3,043	1,701,275	—	—	—	—	1,704,318
Net loss	—	—	—	—	—	—	(1,037,320)	—	—	(1,037,320)

Balance at December 31, 2002	—	—	15,753,008	15,753	1,754,154	—	(1,094,116)	—	(37,868)	637,923

Common stock issued at $0.63 per share net of expenses	—	—	1,321,806	1,322	742,369	—	—	—	—	743,691
Common stock issued in connection with reverse acquisition	—	—	6,287,582	6,287	2,329,954	—	—	—	—	2,336,241
Amortization of unearned consulting costs	—	—	—	—	—	—	—	—	37,868	37,868
Unrealized loss on marketable equity securities	—	—	—	—	—	—	—	(7,760)	—	(7,760)
Payment for fractional shares for stock combination	—	—	—	—	(300)	—	—	—	—	(300)

Preferred stock issued at $10 per share net of expenses	1,000,000	1,000	—	—	9,045,176	—	—	—	—	9,046,176
Imputed preferred stock dividend	—	—	—	—	418,182	—	(418,182)	—	—	—
Net loss	—	—	—	—	—	—	(5,960,907)	—	—	(5,960,907)

Balance at December 31, 2003	1,000,000	$1,000	23,362,396	$23,362	$14,289,535	—	$(7,473,205)	$(7,760)	$—	$6,832,932

See accompanying notes to consolidated financial statements.

F-13

MANHATTAN PHARMACEUTICALS, INC. AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Cash Flows

	Years ended December 31,		Cumulative period from August 1, 2001 (inception) to
			December 31,
	2003	2002	2003

Cash flows from operating activities:
Net loss	$(5,960,907)	$(1,037,320)	$(7,055,023)

Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for license rights	—	1,000	1,000
Amortization of unearned consulting costs	37,868	22,721	60,589
Amortization of intangible assets	145,162	—	145,162
Depreciation	6,216	—	6,216
Loss on impairment of intangible assets	1,248,230	—	1,248,230
Loss on disposition of intangible assets	1,213,878	—	1,213,878
Changes in operating assets and liabilities, net of acquisition:
Decrease in prepaid expenses and deposits	33,264	—	33,264
Increase in accounts payable	59,961	164,899	224,860
Decrease in accrued expenses	(138,869)	(13,323)	(122,896)
(Decrease) increase in due affiliate	(96,328)	96,328	—

Net cash used in operating activities	(3,451,525)	(765,695)	(4,244,720)

Cash flows from investing activities:
Purchase of property and equipment	(6,554)	—	(6,554)
Cash paid in connection with acquisition	(32,808)	—	(32,808)
Proceeds from sale of license	200,000	—	200,000

Net cash provided by investing activities	160,638	—	160,638

Cash flows from financing activities:
Proceeds from issuances of notes payable to stockholders	—	206,000	233,500
Repayments of notes payable to stockholders	(206,000)	(27,500)	(233,500)
Proceeds from issuance of note payable to bank	—	600,000	600,000
Repayment of note payable to bank	(600,000)	—	(600,000)
Proceeds from subscriptions receivable	—	4,000	4,000
Payment for fractional shares for stock combination	(300)	—	(300)
Proceeds from sale of common stock, net	743,691	1,704,318	2,448,009
Proceeds from sale of preferred stock, net	9,046,176	—	9,046,176

Net cash provided by financing activities	8,983,567	2,486,818	11,497,885

Net increase in cash and cash equivalents	5,692,680	1,721,123	7,413,803

Cash and cash equivalents at beginning of period	1,721,123	—	—

Cash and cash equivalents at end of period	$7,413,803	$1,721,123	$7,413,803

Supplemental disclosure of cash flow information:

Interest paid	$502	$15,665	$26,934

Supplemental disclosure of noncash investing and financing activities:

Stock options issued for consulting services	$—	$60,589	$60,589
Issuance of common stock for acquisition	2,336,241	—	2,336,241

Marketable equity securities received in connection with sale of license	359,907	—	359,907

See accompanying notes to consolidated financial statements.

F-14

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

(1)   Merger and Nature of Operations

On February 21, 2003, the Company (formerly known as “Atlantic Technology Ventures, Inc.”) completed a reverse acquisition of privately held Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.), a Delaware corporation. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the “Merger Agreement”) by and among the Company, Manhattan Research and Manhattan Pharmaceuticals Acquisition Corp, the Company’s wholly owned subsidiary (“MPAC”). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research, with Manhattan Research remaining as the surviving corporation and a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research automatically converted into an aggregate of 18,689,917 shares of the Company’s common stock, which represented 80 percent of the Company’s outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger Manhattan Research had outstanding options and warrants to purchase an aggregate of 172,856 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 2,196,944 shares of the Company’s common stock. Since the stockholders of Manhattan Research received the majority of the voting shares of the Company, the merger was accounted for as a purchase through a reverse acquisition whereby Manhattan Research was the accounting acquirer (legal acquiree) and the Company was the accounting acquiree (legal acquirer). Based on the five-day average price of the Company’s common stock of $0.50 per share, the purchase price approximated $2,336,000 ($3,167,178 including net liabilities assumed) which represents 20 percent of the market value of the combined Company’s post-merger total outstanding shares of 23,362,396. In connection with the merger, the Company changed its name from “Atlantic Technology Ventures, Inc.” to “Manhattan Pharmaceuticals, Inc.” At the time of the merger, Manhattan Research recognized patents and licenses for substantially all of the purchase price. A purchase price allocation was completed in the third quarter of 2003 and did not result in changes to the initial estimate. As a result of acquiring Manhattan Research, the Company received new technologies.

F-16

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

A summary of the purchase price allocation is as follows:

Common stock issued	$2,336,241
Acquisition costs paid	32,808

Total purchase price	2,369,049

Net liabilities assumed in acquisition	798,129

Excess purchase price (allocated to intangible assets)	$3,167,178

Assets purchased:
Prepaid expenses	$38,307
Property and equipment	7,683
Deposits	19,938

65,928

Liabilities assumed:
Accounts payable	323,735
Accrued expenses	540,322

864,057

Net liabilities assumed	$(798,129)

The following unaudited pro forma financial information presents the combined results of operations of Manhattan Pharmaceuticals and Manhattan Research as if the acquisition had occurred as of January 1, 2003 and 2002, after giving effect to certain adjustments, including the issuance of Manhattan Pharmaceuticals common stock as part of the purchase price. For the purpose of this pro forma presentation, both Manhattan Pharmaceuticals’ and Manhattan Research’s financial information is presented for the years ended December 31, 2003 and 2002, respectively. The unaudited pro forma condensed consolidated financial information does not necessarily reflect the results of operations that would have occurred had Manhattan Pharmaceuticals and Manhattan Research been a single entity during such periods.

	Year ended December 31,	Year ended December 31,
	2003	2002

Revenues	$—	$—
Net loss	$(6,160,455)	$(2,966,731)

Weighted-average shares of common stock outstanding: Basic and diluted	23,362,396	20,123,779

Basic and diluted net loss per common share	$(0.26)	$(0.15)

F-17

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

On August 22, 2003, the Company sold all if its remaining rights to its CT-3 technology to Indevus Pharmaceuticals, Inc. (“Indevus”), the Company’s licensee, for aggregate consideration of approximately $559,000. The purchase price was paid through a combination of cash and shares of Indevus’ common stock. On the same date, the Company settled its arbitration with Dr. Sumner Burstein, the inventor of the CT-3 technology, which includes a complete mutual release from all claims that either party had against the other. As a result of the sale of the Company’s rights to the CT-3 technology to Indevus, the Company recorded a one-time charge of $1,213,878 in 2003.

In addition, on August 8, 2003, Bausch & Lomb informed the Company that it had elected not to pursue its development of the Avantix technology, effective August 11, 2003. According to the terms of the Company’s agreement with Bausch & Lomb, the Company may re-acquire the technology from Bausch & Lomb and sell or re-license the technology to a third party. The price to re-acquire the technology from Bausch & Lomb is 50% of the proceeds from a third party sale to a maximum of $3,000,000. The Company has no further obligation under the agreement. As a result of Bausch & Lomb’s decision not to develop the Avantix technology, the Company recorded a one-time charge of $1,248,230 in 2003 for the impairment of the related intangible asset.

A summary of the loss on impairment and disposal of intangible assets is as follows:

Intangible assets acquired		$3,167,000
Proceeds received:
Cash	$200,000
Marketable securities	360,000
		(560,000)
Amortization recorded prior to
impairment and disposition		(145,000)

Loss on impairment and disposition
($1,248,000 and $1,214,000)		$2,462,000

As a result of the events discussed in the two preceding paragraphs, as of December 31, 2003, all intangible assets were eliminated from the Company’s consolidated financial statements and amortization of such intangible assets ceased.

As described above, the Company resulted from the February 21, 2003 reverse merger between Atlantic Technology Ventures, Inc., which was incorporated on May 18, 1993, and privately-held Manhattan Research Development, Inc., incorporated on August 6, 2001. The Company was incorporated in the State of Delaware. In connection with the merger, the former stockholders of Manhattan Research received a number of shares of Atlantic's common stock so that following the merger they collectively owned 80 percent of the outstanding shares. Upon completion of the merger, Atlantic changed its name to Manhattan Pharmaceuticals, Inc. and thereafter adopted the business of Manhattan Research Development.

The Company is a development stage biopharmaceutical company that holds an exclusive world-wide, royalty-free license to certain intellectual property related to oleoyl-estrone, which is owned by Oleoyl-Estrone Developments, SL (“OED”) of Barcelona, Spain. Oleoyl-estrone is an orally administered small molecule that has been shown to cause significant weight loss in pre-clinical animal studies regardless of dietary modifications. The Company also holds the worldwide, exclusive rights to proprietary lingual spray technology to deliver the drug propofol for proprocedural sedation prior to diagnostic, therapeutic or endoscopic procedures.

(2)   Liquidity and Basis of Presentation

Liquidity

The Company has reported a net loss of $1,037,320 for the year ended December 31, 2002 and a net loss of $5,960,907 for the year ended December 31, 2003. The net loss from date of inception, August 6, 2001, to December 31, 2003 amounts to $7,055,023.

F-18

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

As discussed above, on February 21, 2003 the Company completed a reverse acquisition of privately held Manhattan Research Development, Inc. Management believes that the Company will continue to incur net losses through at least December 31, 2004. Based on the resources of the Company available at December 31, 2003, management believes that the Company will need additional equity or debt financing or will need to generate revenues during 2005 through licensing its products or entering into strategic alliances to be able to sustain its operations through 2005 until it can achieve profitability, if ever.

The Company’s continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances and its ability to realize the full potential of its technology in development. Additional funds may not become available on acceptable terms, and there can be no assurance that any additional funding that the Company does obtain will be sufficient to meet the Company’s needs in the long term. Through December 31, 2003, a significant portion of the Company’s financing has been through private placements of common and preferred stock and debt financing. Until and unless the Company’s operations generate significant revenues, the Company will attempt to continue to fund operations from cash on hand and through the sources of capital previously described.

As described in Note 5, on November 7, 2003, the Company completed a private placement of 1,000,000 shares of its newly-designated Series A Convertible Preferred Stock at a price of $10 per share, resulting in gross proceeds to the Company of $10,000,000 (net proceeds $9,046,176). Each share of Series A Convertible Preferred Stock is convertible at the holder’s election into shares of the Company’s common stock at a conversion price of $1.10 per share. The conversion price of the Series A Convertible Preferred Stock was less than the market value of the Company’s common stock on November 7, 2003. Accordingly, the Company recorded a charge for the beneficial conversion feature associated with the convertible preferred stock of $418,182.

Under an equity-line-of-credit arrangement, Fusion Capital has committed to purchasing $6,000,000 of the Company’s common stock. The Company’s stock price is currently below the $3.40 minimum required in order for it to be able to sell shares of its common stock to Fusion, but if in the future its stock price exceeds this minimum, the Company may elect to sell shares of its common stock to Fusion under the equity-line-of-credit arrangement. In addition, in November 2001, Fusion Capital waived the $3.40 minimum and purchased from the Company under the equity-line-of-credit arrangement 83,333 shares of its common stock at a price per share of $1.20, representing an aggregate purchase price of $100,000. Fusion Capital again waived the $3.40 minimum in May 2002 and purchased 2,000 shares of common stock for an aggregate purchase price of $1,667.

The purchase price for the common stock to be issued to Fusion Capital under the Company’s equity-line-of-credit arrangement with Fusion Capital will fluctuate based on the closing price of the Company’s common stock. Fusion Capital may at any time sell none, some or all of the shares of common stock purchased from the Company. Depending upon market liquidity at the time, sale by Fusion of shares the Company issues to them could cause the trading price of the Company’s common stock to decline. Sale of a substantial number of shares of the Company’s common stock by Fusion, or anticipation of such sales, could make it more difficult for the Company to sell equity or equity related securities in the future at a time and at a price that it might otherwise wish to effect sales. The Company currently has no plans to seek financing under this arrangement.

F-19

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

On July 25, 2003, the Board of Directors adopted a resolution authorizing an amendment to the certificate of incorporation providing for a 1-for-5 combination. A resolution approving the 1-for-5 combination was thereafter consented to in writing by holders of a majority of the Company’s outstanding common stock. The proposed 1-for-5 combination became effective on September 25, 2003. Accordingly, all share and per share information in these consolidated financial statements has been restated to retroactively reflect the 1-for-5 combination.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

 (3)   Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Research and Development
All research and development costs are expensed as incurred and include costs of consultants who conduct research and development on behalf of the Company and its subsidiaries. Costs related to the acquisition of technology rights and patents for which development work is still in process are expensed as incurred and considered a component of research and development costs.

Financial Instruments

At December 31, 2003 and 2002, the fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses approximate carrying values due to the short-term nature of these instruments.

Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Cash and Cash Equivalents
The company considers all highly liquid investments with an original maturity of 90 days or less, when acquired, to be cash equivalents.

F-20

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

Computation of Net Loss per Common Share

Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share, since potentially dilutive securities from stock options, stock warrants and convertible preferred stock would have an antidilutive effect because the Company incurred a net loss during each period presented. The amounts of potentially dilutive securities excluded from the calculation were 15,420,033 and 3,541,197 in 2003 and 2002 respectively.

Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially from historical amounts. The Company has elected to continue to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” to provide pro forma disclosures of net income (loss) and earnings (loss) per share as if a fair value based method of accounting had been applied.

Had compensation costs been determined in accordance with the fair value method prescribed by SFAS No. 123 for all options issued to employees and amortized over the vesting period, the Company’s net loss applicable to common shares and net loss per common share (basic and diluted) for plan options would have been increased to the pro forma amounts indicated below.

	2003	2002

Net loss per common share, as reported	$(5,960,907)	$(1,037,320)
Deduct:
Total stock-based employee compensation expense determined under fair value method	(302,974)	(603,259)

Net loss per common share, pro forma	$(6,263,881)	$(1,640,579)

Net loss per common share – basic
As reported	$(0.28)	$(0.08)
Pro forma	(0.28)	(0.13)

The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in 2003 and 2002: dividend yield of 0%; expected volatility of 82% for 2003 and 147% for 2002; risk-free interest rate of 3.2% for 2003 and 4.0% for 2002; and expected lives of eight years for each year presented.

F-21

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

Financial Instruments

At December 31, 2003 and 2002, the fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses approximate carrying values due to the short-term nature of these instruments.

Marketable Securities

Marketable equity securities are carried at market value since they are considered available-for-sale. The following is a summary of the Company’s marketable equity securities:

	Cost	Unrealized Holding loss	Fair value

Indevus Pharmaceuticals, Inc. common stock	$359,907	$(7,760)	$352,147

Unrealized loss (and gain, if any) is excluded from operations and included in accumulated other comprehensive income (loss). The Company’s comprehensive loss for 2003 was $5,968,667.

 (4)   Property and Equipment

Property and equipment consists of the following at December 31:

	2003	2002

Property and equipment	$27,054	—
Less accumulated depreciation	(19,033)	—

Net property and equipment	$8,021	—

 (5)   Stockholders’ Equity

Common Stock

The Company issued 10,167,740 shares of common stock to investors during December 2001 for subscriptions receivable of $4,000 or $0.0004 per share. During 2002, the Company received the $4,000.

F-22

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

In August 2002, the Company entered into one-year agreements with four consultants and issued options to these consultants to purchase 101,678 shares of the Company's common stock at an exercise price of $.0039 per share expiring in August 2007. The Company valued these options at $60,589, using the minimum value method, and is amortizing the expense through August 2003. Therefore, the Company expensed $22,721 in 2002 and $37,868 in 2003. During 2002 and 2003 no options were exercised.

During 2002, the Company commenced a private placement and sold 239,450 shares of common stock at $8 ($0.63 post merger) per share and received proceeds of $1,704,318, net of expenses of $211,281. These shares converted into 3,043,332 shares of the Company’s common stock when the Company completed the reverse acquisition of Manhattan Research as described below. In addition, each investor received warrants equal to 10% of the number of shares of common stock purchased and, accordingly, Manhattan Research issued warrants to purchase 23,945 shares of common stock in 2002 in connection with the private placement. Upon the merger, these converted into warrants to purchase approximately 304,000 shares of the Company’s common stock. Each warrant had an exercise price of $8 per share, which post merger converted to approximately $0.63. These warrants expire in 2007.

During January and February 2003, the Company sold an additional 104,000 shares of common stock at $8 ($0.63, post merger) per share and warrants to purchase 10,400 shares of common stock exercisable at $8 ($0.63 post merger) through the private placement and received net proceeds of $743,691. These shares converted into 1,321,806 shares of the Company’s common stock when the Company completed its reverse acquisition of Manhattan Research. The warrants to purchase 10,400 shares of common stock converted into warrants to purchase 132,181 common shares of the Company.

In addition, in connection with the private placement, the Company issued to Joseph Stevens & Co., Inc., a NASD-member broker-dealer, warrants to purchase 130,511 shares of its common stock that are exercisable at $8 ($0.63 post merger) per share and expire in 2008. Upon the merger, these warrants converted into warrants to purchase 1,658,753 shares of common stock of the Company.

Series A Preferred Stock

On November 7, 2003, the Company completed a private placement of 1,000,000 shares of its newly-designated Series A Convertible Preferred Stock at a price of $10 per share, resulting in gross proceeds to the Company of $10,000,000 (net proceeds $9,046,176). Each share of Series A Convertible Preferred Stock is convertible at the holder’s election into shares of the company’s common stock at a conversion price of $1.10 per share. The conversion price of the Series A Convertible Preferred Stock was less than the market value of the Company’s common stock on November 7, 2003. Accordingly, the Company recorded a charge for the beneficial conversion feature associated with the convertible preferred stock of $418,182. The Series A Convertible Preferred Stock has a payment-in-kind dividend of 5 percent.

On all matters submitted for stockholder approval, each share of Series A stock is entitled to such number of votes as is equal to the number of common shares into which such preferred shares are then convertible. In addition, so long as at least 50 percent of the number of Series A shares originally issued are outstanding, the affirmative vote of at least two-thirds of all outstanding Series A shares voting separately as a class shall be necessary to permit, effect any one or more of the following:

F-23

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

●	the amendment, alteration or repeal of any provision of our certificate of incorporation or bylaws so as to adversely affect the relative rights and preferences of the Series A stock;

●	the declaration or payment of any dividend or distribution on any securities of the Company other than the Series A stock;

●	the authorization, issuance or increase of any security ranking prior to or on parity with the Series A stock in connection with a dissolution, sale of all or substantially all of our assets or other “Liquidation Event,” or with respect to the payment of any dividends or distributions;

●	the approval of any Liquidation Event; and

●	the effect any amendment of our certificate of incorporation or bylaws that would materially adversely affect the rights of the Series A stock.

The proceeds from the private placement will be used to fund clinical and non-clinical research and development, working capital and general corporate purposes. Maxim Group, LLC of New York, together with Paramount Capital, Inc., a related party, acted as the placement agents in connection with the private placement.

(6)   Stock Options

2003 Stock Option Plan

In December 2003 the Company established the 2003 Stock Option Plan (the 2003 Plan), which provides for the granting of up to 5,400,000 options to officers, directors, employees and consultants for the purchase of stock. No grants were made under this plan in 2003.

1995 Stock Option Plan

In July 1995, the Company established the 1995 Stock Option Plan (the 1995 Plan), which provided for the granting of up to 130,000 options to officers, directors, employees and consultants for the purchase of stock. In July 1996, the 1995 Plan was amended to increase the total number of shares authorized for issuance by 60,000 shares to a total of 190,000 shares and beginning with the 1997 calendar year, by an amount equal to one percent (1%) of the shares of common stock outstanding on December 31 of the immediately preceding calendar year. At December 31, 2003 and 2002, 298,767 and 264,770 shares were authorized for issuance. The options have a maximum term of 10 years and vest over a period determined by the Company’s Board of Directors (generally 4 years).

During 2002, the Company granted employees and directors an aggregate of 32,000 Plan options. All stock options granted during 2002 and 2001 were granted at the quoted market price on the date of grant.

F-24

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003 and 2002

Also, during 2002, the Company granted to employees an aggregate of 400,000 options outside of the 1995 Plan. Of these options, 95,000 options represent the annual issuance of stock options to employees on terms similar to those of prior year. They vest 25% upon issuance and the remaining options vest in 25% increments on an annual basis. In addition, 190,000 of these options were issued as incentive options and will vest upon the earlier of the achievement of certain milestones by the Company or five years. The remaining 115,000 options were issued and fully vested in March 2002 as part of voluntary revisions to compensation arrangements with certain employees, which principally resulted in the employees deferring a significant portion of their salary. Initially, this deferred salary was payable on the earlier of the Company’s discretion, the employee’s termination, and, in certain cases, at the conclusion of the employee’s contracts and as such the Company continued to accrue for those salary costs. The 400,000 options were granted at the stock price on the date of issuance, and are exercisable for a period of ten years regardless of whether the grantee continues to be employed by the Company.

A summary of the status of the Company’s stock options as of December 31, 2003 and 2002 and changes during the years then ended is presented below:

	2003		2002

	Shares	Weighted average exercise price	Shares	Weighted average exercise price

Outstanding at beginning of year	689,840	$5.00	262,640	$12.00
Granted	876,490	0.40	432,000	1.20
Cancelled	(173,640)	8.43	(4,800)	47.50

Outstanding at end of year	1,392,690	$1.68	689,840	$5.00

Options exercisable at year-end	398,617		426,673

Weighted-averagefair value of options granted during the year	$0.06		$0.05

F-25

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

The following table summarizes the information about stock options outstanding at December 31, 2003:

Exercise price	Number outstanding	Remaining contractual life (years)	Number of options exercisable

$0.400	876,090	9.16	—
0.425	400	9.15	—
1.000	115,000	8.25	115,000
1.250	235,000	8.14	142,500
1.250	32,000	8.08	15,667
3.050	800	7.61	800
4.375	55,000	7.15	46,250
6.565	10,000	5.61	10,000
6.875	2,000	5.41	2,000
7.500	10,000	5.81	10,000
8.750	800	5.73	800
11.565	400	4.66	400
15.938	10,800	6.75	10,800
16.250	2,000	4.61	2,000
20.938	39,600	6.28	39,600
30.470	2,000	6.22	2,000
35.000	400	3.46	400
37.500	400	2.56	400

	1,392,690		398,617

(7)   Stock Warrants Relating to Atlantic Technology Ventures, Inc.

As of December 31, 2003, the Company had a total of 348,901 warrants outstanding relating to Atlantic Technology Ventures, Inc. The prices of these warrants range from $2.95 to approximately $27. These warrants expire between 2005 and 2007.

(8)   Related-Party Transactions

In 2003 and 2002 the Company entered into consulting agreements with certain members of its Board of Directors. These agreements require aggregate payments of $10,417 per month. Consulting expense under these agreements was approximately $125,000 and $37,500 for the years ended December 31, 2003 and 2002, respectively.

NovaDel Pharma Inc.

As discussed in Note 10, pursuant to the terms of a license agreement dated April 4, 2003 by and between the Company and NovaDel Pharma Inc., the Company has the rights to develop NovaDel’s proprietary lingual spray technology to deliver propofol for preprocedural sedation. The license agreement with NovaDel requires the Company to make certain license and milestone payments, as well as pay royalties. During 2003, the Company paid aggregate license fees of $500,000 to NovaDel under the license agreement. Lindsay A. Rosenwald, who beneficially owns more than 10 percent of the Company’s common stock, also beneficially owns in excess of 20 percent of the common stock of NovaDel and may therefore be deemed to be an affiliate of that company.

F-26

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

Paramount BioCapital, Inc.

Three members of the Company’s board of directors, Joshua Kazam, David Tanen and Michael Weiser, are also employees of Paramount BioCapital, Inc. or one of its affiliates. The sole shareholder of Paramount BioCapital, Inc. is Lindsay A. Rosenwald, M.D. Dr. Rosenwald beneficially owns approximately 11 percent of the Company’s common stock. In November 2003, the Company paid to Paramount BioCapital approximately $460,000 as commissions earned in consideration for placement agent services rendered in connection with the private placement of the Company’s Series A Convertible Preferred Stock, which amount represented 7 percent of the shares sold by Paramount BioCapital in the offering. In addition, in January 2004, the Company paid approximately $260,000 as commissions earned in consideration for placement agent services rendered by Paramount BioCapital in connection with a private placement of the Company’s common stock, which amount represented 7 percent of the shares sold by Paramount BioCapital in the private placement. In connection with both private placements and as a result of their employment with Paramount BioCapital, Mr. Kazam and Dr. Weiser were allocated 5-year placement agent warrants to purchase 60,174 and 103,655 shares of the Company’s common stock, respectively, at a price of $1.10 per share.

(9)   Income Taxes

There was no current or deferred tax expense for the years ended December 31, 2003 and 2002 because of the Company’s operating losses.

The components of deferred tax assets and deferred tax liabilities as of December 31, 2003 and 2002 are as follows:

	2003	2002

Deferred tax assets:
Tax loss carryforwards	$1,889,000	$348,000
Research and development credit	51,000	21,000
License costs	84,000	87,000

Gross deferred tax assets	2,024,000	456,000
Less valuation allowance	(2,024,000)	(456,000)

Net deferred tax assets	$—	$—

F-27

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

The reasons for the difference between actual income tax benefit for the years ended December 31, 2003 and 2002 and the amount computed by applying the statutory federal income tax rate to losses before income tax benefit are as follows:

	2003		2002

	Amount	% of pretax loss	Amount	% of pretax loss

Income tax benefit at statutory rate	$(2,027,000)	(34.0%)	$(353,000)	(34.0%)
State income taxes,net of Federal tax	(354,000)	(5.9%)	(60,000)	(5.8%)
Change in valuation allowance	1,568,000	26.3%	434,000	41.8%
Credits generated in current year	(30,000)	(0.5%)	(21,000)	(2.0%)
Impairment of intangible assets	424,000	7.1%	—	— %
Loss on sale ofintangible assets	412,000	6.9%	—	— %

Other, net	7,000	0.1%	—	— %

Income tax benefit	$—	— %	$—	— %

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The net change in the total valuation allowance for the years ended December 31, 2003 and 2002 was an increase of $1,568,000 and $434,000, respectively. The tax benefit assumed using the federal statutory tax rate of 34% has been reduced to an actual benefit of zero due principally to the aforementioned valuation allowance.

At December 31, 2003, the Company had potentially utilizable federal and state net operating loss tax carryforwards of approximately $4,723,000. The net operating loss carryforwards expire in various amounts through 2023 for federal and state tax purposes. The Tax Reform Act of 1986 contains provisions, which limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. As a result of the merger with Manhattan Research Development, Inc. in February 2003, the Company incurred a significant change in its ownership, limiting its ability to utilize net operating loss carryforwards to approximately $100,000 annually. If the Company has taxable income in the future which exceeds this permissible annual net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years. At December 31, 2003, the Company also had research and development credit carryforwards of approximately $51,000 for federal tax purposes which expire in various amounts through 2023.

(10)   License and Consulting Agreements

F-28

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

On February 15, 2002, the Company entered into a License Agreement (the "License Agreement") with OED. Under the terms of the License Agreement, OED granted to the Company a world-wide license to make, use, lease and sell the products incorporating the licensed technology (see Note 1). OED also granted to the Company the right to sublicense to third parties the licensed technology or aspects of the licensed technology with the prior written consent of OED. OED retains an irrevocable, nonexclusive, royalty-free right to use the licensed technology solely for its internal, noncommercial use. The License Agreement shall terminate automatically upon the date of the last to expire patent contained in the licensed technology or upon the Company's bankruptcy. OED may terminate the License Agreement in the event of a material breach by the Company that is not cured within the notice period. The Company may terminate the License Agreement for any reason upon 60 days notice.

Under the License Agreement, the Company agreed to pay to OED certain licensing fees which are being expensed as they are incurred. Through December 31, 2003, the Company paid $175,000 in licensing fees which is included in 2002 research and development expense. In addition, pursuant to the License Agreement, the Company issued 1,000,000 shares of its common stock to OED. The Company valued these shares at their then estimated fair value of $1,000.

In connection with the License Agreement, the Company has agreed to future milestone payments to OED as follows:

(i) $250,000 upon the treatment of the first patient in a Phase I clinical trial under a Company-sponsored investigational new drug application ("IND"); (ii) $250,000 upon the treatment of the first patient in a Phase II clinical trial under a Company-sponsored IND; (iii) $750,000 upon the first successful completion of a Company-sponsored Phase II clinical trial under a Company-sponsored IND; (iv) $2,000,000 upon the first successful completion of a Company-sponsored Phase III clinical trial under a Company sponsored IND; and (v) $6,000,000 upon the first final approval of the first new drug application for the first licensed product by the United States Food and Drug Administration.

In addition to the License Agreement, the Company entered into a consulting agreement with OED. The agreement became effective in February 2002, at a fee of $6,250 per month, and will terminate when the License Agreement terminates. The fees associated with the consulting agreement are expensed as incurred. OED agreed to serve as a member of the Company's Scientific Advisory Board and to render consultative and advisory services to the Company. Such services include research, development and clinical testing of the Company's technology as well as the reporting of the findings of such tests, assistance in the filing of patent applications and oversight and direction of efforts in regards to personnel for clinical development.

In April 2003, the Company entered into a license and development agreement with NovaDel Pharma, Inc. (“NovaDel”), a company with significant common stockholders with the Company, under which the Company received certain worldwide, exclusive rights to develop and commercialize products related to NovaDel’s proprietary lingual spray technology for delivering propofol for pre-procedural sedation. Under the terms of this agreement, the Company agreed to use its commercially reasonable efforts to develop and commercialize the licensed products, to obtain necessary regulatory approvals and to thereafter exploit the licensed products. The agreement also provides that NovaDel will undertake to perform, at the Company’s expense, a substantial portion of the development activities, including, without limitation, preparation and filing of various applications with applicable regulatory authorities. Holders of a significant portion of the Company’s common stock own a significant portion of the common stock of NovaDel.

F-29

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

In consideration for our rights under the NovaDel license agreement, we paid NovaDel an initial license fee of $500,000 upon the completion of our $10 million private placement of Series A Convertible Preferred Stock in November 2003. In addition, the license agreement requires us to make certain milestone payments as follows: $1,000,000 payable following the date that the first IND for lingual spray propofol is accepted for review by the FDA; $1,000,000 following the date that the first European Marketing Application is accepted for review by any European Union country; $2,000,000 following the date when the first filed NDA for lingual spray propofol is approved by the FDA; $2,000,000 following the date when the first filed European Marketing Application for lingual spray propofol is accepted for review; $1,000,000 following the date on which an application for commercial approval of lingual spray propofol is approved by the appropriate regulatory authority in each of Australia, Canada, Japan and South Africa; and $50,000 following the date on which an application for commercial approval for lingual spray propofol is approved in any other country (other than the U.S. or a member of the European Union).

In addition, the Company is obligated to pay to NovaDel an annual royalty based on a fixed rate of net sales of licensed products, or if greater, the annual royalty is based on the Company’s net profits from the sale of licensed products at a rate that is twice the net sales rate. In the event the Company sublicenses the licensed product to a third party, the Company is obligated to pay royalties based on a fixed rate of fees or royalties received from the sublicensee until such time as the Company recovers its out-of-pocket costs, and thereafter the royalty rate doubles. Because of the continuing development efforts required of NovaDel under the agreement, the royalty rates are substantially higher than customary for the industry. The Company is also required to pay an up-front fee in installments contingent on whether the Company receives certain amounts through financings, revenues or otherwise. Through December 31, 2003, the Company has paid and expensed $500,000 of such up-front fee.

NovaDel may terminate the agreement (i) upon 10 days’ notice if the Company fails to make any required milestone or royalty payments, or (ii) if the Company becomes bankrupt or if a petition in bankruptcy or insolvency is filed and not dismissed within 60 days or if the Company becomes subject to a receiver or trustee for the benefit of creditors. Each party may terminate the agreement upon 30 days’ written notice and an opportunity to cure in the event the other party committed a material breach or default. The Company may also terminate the agreement for any reason upon 90 days’ notice to NovaDel.

On August 22, 2003, the Company sold all of its remaining rights to its CT-3 technology to Indevus Pharmaceuticals, Inc. (“Indevus”), the Company’s licensee, for aggregate consideration of approximately $560,000. The purchase price was paid through a combination of cash and shares of Indevus’ common stock. On the same date, the Company settled its arbitration with Dr. Sumner Burstein, the inventor of the CT-3 technology, which includes a complete mutual release from all claims that either party had against the other. As a result of the sale of the Company’s rights to the CT-3 technology to Indevus, the Company recorded a one-time charge of $1,213,878 in 2003.

F-30

MANHATTAN PHARMACEUTICALS, INC. and SUBSIDIARIES
(A Development Stage Company)

Notes to Consolidated Financial Statements
December 31, 2003 and 2002

On August 8, 2003, Bausch & Lomb informed the Company that it had elected not to pursue its development of the Avantix technology effective August 11, 2003. According to the terms of Company’s agreement with Bausch & Lomb, the Company may re-acquire the technology from Bausch & Lomb and sell or re-license the technology to a third party. The price to re-acquire the technology from Bausch & Lomb is 50 percent of the proceeds from a third party sale to a maximum of $3 million. The Company has no further obligation under the agreement. As a result of Bausch & Lomb’s decision not to develop the Avantix technology, the Company recorded a one-time charge of $1,248,230 in 2003 for the impairment of the related intangible asset.

(11)   Commitments and Contingencies

Legal Proceedings

The Company is currently not party to any claims or lawsuits.

Employment Agreements

The Company entered into employment agreements with two executives during 2003. These agreements as amended provide for the payment of base salaries totaling $475,000 as well as performance-based bonuses. The agreements range in term from one to two years.

Consulting Agreements

The Company has month to month agreements with certain consultants requiring aggregate monthly payments of $20,834.

(12)   Subsequent Events

On January 13, 2004, the Company completed a private placement of 3,368,637 shares of its common stock at a per share price of $1.10. After deducting commissions and other expenses relating to the private placement, the Company received aggregate net proceeds of approximately $3,444,000. The Company also issued to the placement agent engaged in connection with the private placement a 5-year warrant to purchase 336,864 shares of common stock at a price of $1.10 per share.

The proceeds from the private placement will be used to fund clinical and non-clinical research and development, working capital and general corporate purposes. Paramount Capital, Inc., acted as the placement agent in connection with the private placement. Three of the Company’s Directors are also employees of Paramount Capital, Inc., a related party.

F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Manhattan Pharmaceuticals, Inc.
(formerly known as Atlantic Technology Ventures, Inc.)

We have audited the accompanying consolidated balance sheet of Manhattan Pharmaceuticals, Inc. (formerly known as Atlantic Technology Ventures, Inc.) and Subsidiaries (A Development Stage Company) as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for the year then ended and for the period from July 13, 1993 (date of inception) to December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements referred to above based on our audit. The consolidated financial statements of Manhattan Pharmaceuticals, Inc. for the period of July 13, 1993 (inception) to December 31, 2001 were audited by other auditors whose report, dated March 22, 2002, expressed on unqualified opinion on those statements with an explanatory paragraph relating to the Company's ability to continue as a going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and, for the period from July 13, 1993 to December 31, 2001, on the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Manhattan Pharmaceuticals, Inc. (formerly known as Atlantic Technology Ventures, Inc.) and Subsidiaries (A Development Stage Company) as of December 31, 2002, and their results of operations and cash flows for the year then ended and for the period from July 13, 1993 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has limited liquid resources. Such matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty.

/s/  J.H. Cohn LLP
Roseland, New Jersey
February 14, 2003, except for Notes 1 and 14
which are as of February 21, 2003 and Note
is as of March 1, 2003

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Manhattan Pharmaceuticals, Inc.
(formerly Atlantic Technology Ventures, Inc.):

We have audited the accompanying consolidated statements of operations, stockholders’ equity (deficiency) and cash flows of Manhattan Pharmaceuticals, Inc. (formerly Atlantic Technology Ventures, Inc.) and subsidiaries (a development stage company) for the year ended December 31, 2001, and for the period from July 13, 1993 (inception) to December 31, 2001. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Manhattan Pharmaceuticals, Inc. (formerly Atlantic Technology Ventures, Inc.) and subsidiaries (a development stage company) for the year ended December 31, 2001, and for the period from July 13, 1993 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has limited liquid resources that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

	/s/	KPMG LLP
KPMG LLP
Short Hills, New Jersey
March 22, 2002

F-33

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Balance Sheet
As of December 31,
2002

Assets

Current assets:
Cash and cash equivalents	$116,291
Prepaid expenses	58,630

Total current assets	174,921

Property and equipment, net	55,881
Other assets	19,938

Total assets	$250,740

Liabilities and Stockholders' Deficiency

Current liabilities:
Accounts payable and accrued expenses	$577,732

Commitments and Contingencies

Stockholders’ deficiency
Preferred stock, $.001 par value. Authorized 10,000,000 shares; 1,375,000 shares designated as Series A convertible preferred stock	—
Series A convertible preferred stock, $.001 par value.
Authorized 1,375,000 shares; 379,152 shares issued and outstanding, (liquidation preference aggregating $4,928,976)	379
Convertible preferred stock warrants, 112,896 issued and outstanding	520,263
Common stock, $.001 par value. Authorized 50,000,000 shares; 16,989,596 shares issued and outstanding	16,990
Additional paid-in capital	27,410,717
Deficit accumulated during development stage	(28,275,341)

Total stockholders' deficiency	(326,992)

Total liabilities and stockholders’ deficiency	$250,740

See accompanying notes to consolidated financial statements.

F-34

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Operations

	Years Ended December 31,		Cumulative period from July 13, 1993(inception) to
			December 31,
	2002	2001	2002

Revenues:
Development revenue	$—	$2,461,922	$8,713,720
License revenue	500,000	—	3,000,000
Grant revenue	—	250,000	616,659

Total revenues	500,000	2,711,922	12,330,379

Costs and expenses:
Cost of development revenue	—	2,082,568	7,084,006
Research and development	539,752	886,716	10,931,378
Acquired in-process research and development	—	—	2,653,382
General and administrative	1,519,008	2,771,407	20,193,641
Compensation expense (benefit) relating to stock warrants (general and administrative), net	(5,845)	78,611	1,093,631
License fees	—	—	173,500

Total operating expenses	2,052,915	5,819,302	42,129,538

Operating loss	(1,552,915)	(3,107,380)	(29,799,159)

Other (income) expense:
Interest and other income	(11,212)	(42,010)	(1,304,358)
Gain on sale of Optex assets	—	(2,569,451)	(2,569,451)
Loss on sale of Gemini assets	—	334,408	334,408
Interest expense	—	—	625,575
Equity in loss of affiliate	—	67,344	146,618
Loss on disposition of assets	5,232	—	5,232
Distribution to minority shareholders	—	837,274	837,274

Total other (income) expense	(5,980)	(1,372,435)	(1,924,702)

Net loss	$(1,546,935)	$(1,734,945)	$(27,874,457)

Imputed convertible preferred stock dividend	—	600,000	5,931,555
Dividend paid upon repurchase of Series B	—	167,127	400,884
Preferred stock dividend issued in preferred shares	65,760	107,449	1,456,272

Net loss applicable to common shares	$(1,612,695)	$(2,609,521)	$(35,663,168)

Net loss per common share:
Basic and diluted	$(0.10)	$(0.36)

Weighted average shares of common stock outstanding:
Basic and diluted	16,959,829	7,209,916

See accompanying notes to consolidated financial statements.

F-35

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)

	Series A convertible preferred stock		Series B convertible preferred stock		Convertible preferred stock warrants		Common stock		Common stock subscribed		Additional	Deficit accumulated during	Deferred	Common stock		Total stockholders'
	Shares	Amount	Shares	Amount	Number	Amount	Shares	Amount	Number	Amount	paid-in capital	development stage	compen–sation	subscriptions receivable	Treasury stock	equity(deficiency)

Common stock subscribed at $.001 per share July-November 1993	—	$—	—	$—	—	$—	—	$—	5,231	$5	6,272	—	—	(6,277)	—	—
Issued common stock at $.001 per share, June 1994	—	—	—	—	—	—	84	—	—	—	101	—	—	—	—	101
Issued and subscribed common stock at $.05 per share, August 1994	—	—	—	—	—	—	860	1	12	—	52,374	—	—	(750)	—	51,625
Payments of common stock subscriptions	—	—	—	—	—	—	5,061	5	(5,061)	(5)	—	—	—	6,809	—	6,809
Issuance of warrants, September 1995	—	—	—	—	—	—	—	—	—	—	300,000	—	—	—	—	300,000
Issued common stock and warrants at $4 per unit, December 1995 (net of costs of issuance of $1,454,300)	—	—	—	—	—	—	1,872,750	1,873	—	—	6,034,827	—	—	—	—	6,036,700
Conversion of demand notes payable and the related accrued interest to common stock, December 1995	—	—	—	—	—	—	785,234	785	—	—	2,441,519	—	—	—	—	2,442,304
Repurchase of common stock	—	—	—	—	—	—	(269)	—	—	—	—	—	—	—	(324)	(324)
Compensation related to grant of stockoptions	—	—	—	—	—	—	—	—	—	—	208,782	—	(144,000)	—	—	64,782
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	—	12,000	—	—	12,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	(4,880,968)	—	—	—	(4,880,968)

Balance at December 31, 1995	—	—	—	—	—	—	2,663,720	2,664	182	—	9,043,875	(4,880,968)	(132,000)	(218)	(324)	4,033,029
Issuance of warrants, April 1996	—	—	—	—	—	—	—	—	—	—	139,000	—	—	—	—	139,000
Issued common stock and warrants at $6.73 per share, August 1996 (net of costs of issuance of $76,438)	—	—	—	—	—	—	250,000	250	—	—	1,452,063	—	—	—	—	1,452,313
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	—	28,800	—	—	28,800
Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,557,692)	—	—	—	(3,557,692)

Balance at December 31, 1996	—	—	—	—	—	—	2,913,720	2,914	182	—	10,634,938	(8,438,660)	(103,200)	(218)	(324)	2,095,450
Issued convertible preferred stock at $10 per unit, May and August 1997 (net of costs of issuance of $1,758,816)	1,237,200	1,237	—	—	—	—	—	—	—	—	10,611,947	—	—	—	—	10,613,184
Channel merger	—	—	—	—	—	—	103,200	103	—	—	657,797	—	—	—	—	657,900
Conversion of preferred to common stock	(22,477)	(22)	—	—	—	—	47,651	48	—	—	(26)	—	—	—	—	—
Issuance of convertible preferred stock warrants	—	—	—	—	123,720	570,143	—	—	—	—	(570,143)	—	—	—	—	—
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	159,202	—	—	—	—	159,202
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	—	28,800	—	—	28,800
Imputed convertible preferred stock dividend	—	—	—	—	—	—	—	—	—	—	(3,703,304)	—	—	—	—	(3,703,304)
Imputed convertible preferred stock dividend	—	—	—	—	—	—	—	—	—	—	3,703,304	—	—	—	—	3,703,304
Net loss	—	—	—	—	—	—	—	—	—	—	—	(5,151,396)	—	—	—	(5,151,396)

Balance at December 31, 1997	1,214,723	1,215	—	—	123,720	570,143	3,064,571	3,065	182	—	21,493,715	(13,590,056)	(74,400)	(218)	(324)	8,403,140
Conversion of preferred to common stock	(584,265)	(585)	—	—	—	—	1,367,817	1,367	—	—	(782)	—	—	—	—	—
Cashless exercise of preferred warrants	2,010	2	—	—	(6,525)	(30,069)	—	—	—	—	30,067	—	—	—	—	—
Exercise of options	—	—	—	—	—	—	70,000	70	—	—	52,430	—	—	—	—	52,500
Exercise of warrants	—	—	—	—	—	—	1,000	1	—	—	5,499	—	—	—	—	5,500
Expense related to grant of stock options	—	—	—	—	—	—	—	—	—	—	81,952	—	—	—	—	81,952
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	—	74,400	—	—	74,400
Imputed convertible preferred stock dividend	—	—	—	—	—	—	—	—	—	—	(1,628,251)	—	—	—	—	(1,628,251)
Imputed convertible preferred stock dividend	—	—	—	—	—	—	—	—	—	—	1,628,251	—	—	—	—	1,628,251
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,753,528)	—	—	—	(2,753,528)

F-36

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)

	Series A convertible preferred stock		Series B convertible preferred stock		Convertible preferred stock warrants		Common Stock		Common Stock subscribed		Additional paid-in	Deficit accumulated during development	Deferred compen-	Common stock subscrip- tions	Treasury	Total stockholders’ equity
	Shares	Amount	Shares	Amount	Number	Amount	Shares	Amount	Number	Amount	capital	stage	sation	receivable	stock	(deficiency)

Balance at December 31, 1998	632,468	632	—	—	117,195	540,074	4,503,388	4,503	182	—	21,662,881	(16,343,584)	—	(218)	(324)	5,863,964
Conversion of preferred to common stock	(95,599)	(95)	—	—	—	—	312,602	313	—	—	(218)	—	—	—	—	—
Preferred stock dividend	73,219	73	—	—	—	—	—	—	—	—	(391)	—	—	—	—	(318)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,446,515)	—	—	—	(2,446,515)

Balance at December 31, 1999	610,088	$610	—	$—	117,195	$540,074	4,815,990	$4,816	182	$—	21,662,272	(18,790,099)	—	(218)	(324)	3,417,131
Conversion of preferred to common stock	(309,959)	(310)	—	—	—	—	1,011,038	1,011	—	—	(701)	—	—	—	—	—
Preferred stock dividend	59,582	60	—	—	—	—	—	—	—	—	(60)	—	—	—	—	—
Cashless exercise of preferred warrants					(4,299)	(19,811)	9,453	9	—	—	19,802	—	—	—	—	—
Exercise of options	—	—	—	—	—	—	85,654	86	—	—	344,512	—	—	—	—	344,598
Issuance of common stock to TeraComm shareholders	—	—	—	—	—	—	200,000	200	—	—	1,799,800	—	—	—	—	1,800,000
Expense related to grant of stock warrants	—	—	—	—	—	—	—	—	—	—	1,020,128	—	—	—	—	1,020,128
Issuance of Series B convertible preferred stock	—	—	344,828	345	—	—	—	—	—	—	975,943	—	—	—	—	976,288
Costs related to issuance of Series B preferred stock	—	—	—	—	—	—	—	—	—	—	(147,800)	—	—	—	—	(147,800)
Repurchase of Series B convertible preferred stock	—	—	(137,931)	(138)	—	—	—	—	—	—	(399,862)	—	—	—	—	(400,000)

Dividend upon repurchase of Series B convertible preferred stock	—	—	—	—	—	—	—	—	—	—	121,949	(233,757)	—	—	—	(111,808)
Reclass-ification of Series B convertible preferred stock to redeemable Series B convertible preferred	—	—	(206,897)	(207)	—	—	—	—	—	—	(599,793)	—	—	—	—	(600,000)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(5,802,478)	—	—	—	(5,802,478)

Balance at December 31, 2000	359,711	$360	—	$—	112,896	$520,263	6,122,135	$6,122	182	$—	24,796,190	(24,826,334)	—	(218)	(324)	496,059
Conversion of preferred to common stock	(57,132)	(58)	—	—	—	—	186,817	187	—	—	(129)	—	—	—	—	—
Preferred stock dividend	43,778	44	—	—	—	—	—	—	—	—	(1,031)	—	—	—	—	(987)
Issued common stock as commitment shares	—	—	—	—	—	—	600,000	600	—	—	443,400	—	—	—	—	444,000
Issued common stock for services	—	—	—	—	—	—	70,000	70	—	—	44,030	—	—	—	—	44,100
Issued common stock pursuant to Fusion agreement	—	—	—	—	—	—	416,667	417	—	—	99,583	—	—	—	—	100,000
Issued common stock in private placement	—	—	—	—	—	—	8,333,318	8,333	—	—	1,831,628	—	—	—	—	1,839,961
Conversion of Series B convertible preferred stock to common stock	—	—	—	—	—	—	236,422	236	—	—	119,764	—	—	—	—	120,000
Repurchase of Series B convertible preferred stock	—	—	—	—	—	—	—	—	—	—	30,060	(167,127)	—	—	—	(137,067)
Expense related to grant of stock warrants	—	—	—	—	—	—	—	—	—	—	78,611	—	—	—	—	78,611
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,734,945)	—	—	—	(1,734,945)

Balance at December 31, 2001	346,357	$346	—	$—	112,896	$520,263	15,965,359	$15,965	182	$—	27,442,106	(26,728,406)	—	(218)	(324)	1,249,732
Issued common stock to placement agent	—	—	—	—	—	—	833,331	833	—	—	(833)	—	—	—	—	—
Conversion of preferred to common stock	(12,000)	(12)	—	—	—	—	39,240	40	—	—	(28)	—	—	—	—	—
Preferred stock dividend	44,795	45	—	—	—	—	—	—	—	—	(852)	—	—	—	—	(807)
Costs relating to issuance of common stock	—	—	—	—	—	—	—	—	—	—	(38,304)	—	—	—	—	(38,304)
Common stock issued for contract termination	—	—	—	—	—	—	75,000	75	—	—	13,425	—	—	—	—	13,500
Issuance of common stock at $0.16 per share	—	—	—	—	—	—	10,000	10	—	—	1,657	—	—	—	—	1,667
Issuance of common stock at $0.15 per share	—	—	—	—	—	—	66,666	67	—	—	(67)	—	—	—	—	—
Expense related to grant of stock warrants	—	—	—	—	—	—	—	—	—	—	(5,845)	—	—	—	—	(5,845)
Reversal of subscriptons receivable	—	—	—	—	—	—	—	—	—	—	(218)	—	—	218	—	—
Reversal of common stock subscribed	—	—	—	—	—	—	—	—	(182)	—	—	—	—	—	—	—
Reversal of treasury shares	—	—	—	—	—	—	—	—	—	—	(324)	—	—	—	324	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,546,935)	—	—	—	(1,546,935)

Balance at December 31, 2002	379,152	379	—	—	112,896	520,263	16,989,596	16,990	—	—	27,410,717	(28,275,341)	—	—	—	(326,992)

See accompanying notes to consolidated financial statements.

F-37

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.) AND SUBSIDIARIES (A Development Stage Company) Consolidated Statements of Cash Flows

	Years ended December 31,		Cumulative period from July 13, 1993 (inception) to
	2002	2001	December 31, 2002

Cash flows from operating activities:
Net loss	$(1,546,935)	$(1,734,945)	$(27,874,457)
Adjustments to reconcile net loss to net cash used in operating activities:
Acquired in-process research and development	—	—	1,800,000
Expense relating to issuance of common stock and warrants	13,500	488,100	799,802
Expense relating to the issuance of options	—	—	81,952
Expense related to Channel merger	—	—	657,900
Equity in loss of affiliate	—	67,344	146,618
Compensation expense (benefit) relating to stock options and warrants	(5,845)	78,611	1,301,676
Discount on notes payable – bridge financing	—	—	300,000
Depreciation	49,500	66,226	622,231
Gain on sale of Optex assets	—	(2,569,451)	(2,569,451)
Distribution to Optex minority shareholders	—	837,274	837,274
Loss on sale of Gemini assets	—	334,408	334,408
Loss on disposal of furniture and equipment	5,232	—	78,619
Changes in assets and liabilities:
Decrease in accounts receivable	—	192,997	—
Increase in prepaid expenses	(20,037)	(15,994)	(58,630)
Decrease in deferred revenue	—	(1,294,615)	—
Increase (decrease) in accounts payable and accrued expenses	69,119	(904,383)	(49,426)
Increase in accrued interest	—	—	172,305
Decrease (increase) in other assets	2,900	(19,937)	(19,938)

Net cash used in operating activities	(1,432,566)	(4,474,365)	(23,439,117)

Cash flows from investing activities:
Purchase of furniture and equipment	(5,460)	(108,250)	(926,791)
Investment in affiliate	—	—	(146,618)
Proceeds from sale of Optex assets	—	3,000,000	3,000,000
Proceeds from sale of furniture and equipment	—	—	6,100

Net cash provided by (used in) investing activities	(5,460)	2,891,750	1,932,691

Cash flows from financing activities:
Proceeds from exercise of warrants	—	—	5,500
Proceeds from exercise of stock options	—	—	397,098
Proceeds from issuance of demand notes payable	—	—	2,395,000
Repayment of demand notes payable	—	—	(125,000)
Proceeds from the issuance of notes payable – bridge financing	—	—	1,200,000
Proceeds from issuance of warrants	—	—	300,000
Repayment of notes payable – bridge financing	—	—	(1,500,000)
Repurchase of common stock	—	—	(324)
Preferred stock dividend paid	(807)	(987)	(2,112)
Net proceeds from the issuance of common stock	(36,637)	1,939,961	9,450,872
Proceeds from issuance of convertible preferred stock	—	—	11,441,672
Repurchase of convertible preferred stock	—	(617,067)	(1,128,875)
Distribution to Optex minority shareholders	—	(811,114)	(811,114)

Net cash provided by (used in) financing activities	(37,444)	510,793	21,622,717

Net decrease in cash and cash equivalents	(1,475,470)	(1,071,822)	116,291
Cash and cash equivalents at beginning of period	—	2,663,583	—

Cash and cash equivalents at end of period	$(1,475,470)	$1,591,761	$116,291

Supplemental disclosure of noncash financing activities:
Issuance of common stock in exchange for common stock subscriptions	$—	$—	$7,027
Conversion of demand notes payable and the related ccrued interest to common stock	—	—	2,442,304
Cashless exercise of preferred warrants	—	—	49,880
Conversion of preferred to common stock	40	423	2,889
Preferred stock dividend issued in shares	65,760	107,449	1,299,089

See accompanying notes to consolidated financial statements.

F-38

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(1)   Summary of Significant Accounting Policies

Organization

On February 21, 2003, Manhattan Pharmaceuticals, Inc. (formerly known as “Atlantic Technology Ventures, Inc.”) (the “Company”) completed a reverse acquisition of privately-held Manhattan Research Development, Inc., a Delaware corporation. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the “Merger Agreement”) by and among the Company, Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) and Manhattan Pharmaceuticals Acquisition Corp, our wholly-owned subsidiary (“MPAC”). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research Development, with Manhattan Research Development remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research Development automatically converted into an aggregate of 93,449,584 shares of the Company’s common stock, which represented 80 percent of the Company’s outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger Manhattan Research Development had outstanding options and warrants to purchase an aggregate of 864,280 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 10,984,719 shares of the Company’s common stock. Since the stockholders of Manhattan Research Development received the majority of the voting shares of the Company, the merger will be accounted for as a purchase through a reverse acquisition whereby Manhattan Research Development will be the accounting acquirer (legal acquiree) and the Company will be the accounting acquiree (legal acquirer). Based on the five day average price of the Company’s common stock of $0.10 per share, the purchase price approximates $2,336,000, which represents 20 percent of the combined Company’s post-merger total outstanding shares of 116,811,980. In connection with the merger, the Company changed its name from “Atlantic Technology Ventures, Inc.” to “Manhattan Pharmaceuticals, Inc.” Based on the preliminary information currently available, Manhattan Research Development expects to recognize patents and licenses for substantially all of the purchase price. Upon completion of formal purchase price allocation there may be a decrease in the amount assigned to intangible assets and a corresponding increase in in-process research and development. As a result of acquiring Manhattan Research Development, the Company receives new technologies.

The Company was incorporated on May 18, 1993, began operations on July 13, 1993, and is the majority owner of two subsidiaries—Gemini Technologies, Inc. (Gemini), and Optex Ophthalmologics, Inc. (Optex) (collectively, the Operating Companies).

Gemini (an 84.7%-owned subsidiary) was incorporated on May 18, 1993, to exploit a new proprietary technology which combines 2’-5’ oligoadenylate (2-5A) with standard antisense compounds to alter the production of disease-causing proteins. Pursuant to an asset purchase agreement dated April 23, 2001, between the Company, Gemini, the Cleveland Clinic Foundation, or “CCF,” and CCF’s affiliate IFN, Inc. (“IFN”), on May 4, 2001, Gemini sold to IFN substantially all its assets (mostly intangible assets with no book value), including all those related to the 2-5A antisense enhancing technology for future contingent royalty payments and withdrawal of arbitration proceedings.

F-39

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Optex (an 81.2%-owned subsidiary) was incorporated on October 19, 1993, to develop its principal product, a novel cataract-removal device. On March 2, 2001, the Company concluded the sale of substantially all of Optex’ assets to Bausch & Lomb, Inc. (see note 12).

Channel was incorporated on May 18, 1993, to develop pharmaceutical products in the fields of cardiovascular disease, pain and inflammatory disorders. Prior to 1997, Channel was an 88%-owned subsidiary. The Company purchased the remaining 12% of Channel in 1997 for $657,900 through the issuance of common stock (see note 7). Channel ceased operations during 1999. The Company also holds a 14.4% ownership interest in a fiber optic switching company, TeraComm Research, Inc. (see note 4).

The Company and each of its subsidiaries is in the development stage, devoting substantially all efforts to obtaining financing and performing research and development activities.

The consolidated financial statements include the accounts of the Company and its majority-owned and wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

Liquidity

The Company has reported net losses of $1,546,935 and $1,734,945 for the years ended December 31, 2002 and 2001, respectively. The net loss from date of inception, July 13, 1993, to December 31, 2002 amounts to $27,874,457. As discussed in Note 14 on February 21, 2003 the Company completed a reverse acquisition of privately held Manhattan Research Development, Inc. Based on the resources available at December 31, 2002 of the combined Company, management believes that the combined Company will continue to incur net losses through at least December 31, 2003 and will need additional equity or debt financing or will need to generate revenues through licensing its products or entering into strategic alliances to be able to sustain its operations until it can achieve profitability, if ever. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The combined Company’s continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances and its ability to realize the full potential of its technology in development. Additional funds are currently not available on acceptable terms and may not become available, and there can be no assurance that any additional funding that the combined Company does obtain will be sufficient to meet the combined Company’s needs in the short and long term. Through December 31, 2002, a significant portion of the Company’s financing has been through private placements of common stock, preferred stock and warrants, the issuance of common stock for stock options and warrants exercised and debt financing. Until and unless the combined Company’s operations generate significant revenues, the combined Company will attempt to continue to fund operations from cash on hand and through the sources of capital previously described. From November 2002 through February 20, 2003, the combined Company has raised $2,747,600 from financing activities.

The Company’s common stock was delisted from the Nasdaq SmallCap Market effective at the close of business August 23, 2001 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. Since August 23, 2001, the Company’s common stock trades on the Over-the-Counter Bulletin Board (the “OTCBB”). The Company’s ticker symbol is currently “MHTP.OB.” The de-listing of the Company’s common stock from the Nasdaq SmallCap Market could have a material adverse effect on the Company’s ability to raise additional capital.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

(2)   Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of 90 days or less, when acquired, to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over their useful lives, generally five years, except for leasehold improvements, which are depreciated over the lesser of five years or the term of the lease.

Research and Development

All research and development costs are expensed as incurred and include costs of consultants who conduct research and development on behalf of the Company and its subsidiaries. Costs related to the acquisition of technology rights and patents for which development work is still in process are expensed as incurred and considered a component of research and development costs.

Revenue Recognition

Revenue under research contracts is recorded as earned under the contracts as services are provided. In accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” revenues from the achievement of research and development milestones, which represent the achievement of a significant step in the research and development process, will be recognized when and if the milestones are achieved. In addition, initial license fees are recognized immediately when the Company has no further obligations under the license agreement. Continuation of certain contracts and grants are dependent upon the Company achieving specific contractual milestones; however, none of the payments received to date are refundable regardless of the outcome of the project. Grant revenue is recognized in accordance with the terms of the grant and as services are performed, and generally equals the related research and development expense.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-41

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Computation of Net Loss per Common Share

Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share, since potentially dilutive securities from stock options, stock warrants, stock subscriptions, and convertible preferred stock would have an antidilutive effect because the Company incurred a net loss during each period presented. The amount of potentially dilutive securities excluded from the calculation were 17,705,984 and 12,973,106 in 2002 and 2001, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations to account for its fixed plan stock options issued to employees. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, “Accounting for Stock-Based Compensation,” established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

Options or stock awards issued to non-employees and consultants are recorded at their fair value as determined in accordance with SFAS No. 123 and EITF No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and recognized as expense over the related vesting period.

Financial Instruments

At December 31, 2002, the fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses approximate carrying values due to the short-term nature of these instruments.

F-42

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(3)   Property and Equipment

Property and equipment consists of the following at December 31, 2002:

Furniture and equipment	$108,194
Leasehold improvements	24,785

132,979
Less accumulated depreciation	(77,098)

Net property and equipment	$55,881

(4)    Investment in Affiliate

On May 12, 2000, the Company acquired shares of preferred stock representing a 35% ownership interest in TeraComm Research, Inc. (TeraComm), a privately held company that is developing next-generation high-speed fiberoptic communications technologies. The purchase price for this ownership interest was $5,000,000 in cash, 200,000 shares of the Company’s common stock, and a warrant to purchase a further 200,000 shares of the Company’s common stock. The warrants have a term of 3 years and are exercisable at $8.975 per share of common stock, but only if the market price of the Company’s common stock is $30 or more. Of the $5,000,000 cash portion of the purchase price, the Company paid $1,000,000 in 2000. The Company was accounting for its investment in TeraComm in accordance with the equity method of accounting for investments since the Company has the ability to exert significant influence over TeraComm, primarily through its representation on TeraComm’s board of directors.

On July 18, 2000, the Company and TeraComm amended the purchase agreement. In the amendment, the parties agreed that the $4,000,000 balance of the $5,000,000 cash component of the purchase price would not be due until TeraComm achieved a specified milestone. Within ten days after TeraComm achieved that milestone or December 30, 2000, whichever occurred earlier, the Company was required to pay TeraComm $1,000,000 and thereafter make to TeraComm three payments of $1,000,000 at the three-month intervals. If the Company failed to make any of these payments, TeraComm’s only recourse would be reducing proportionately the Company’s ownership interest. When the Company failed to make the first $1,000,000 payment by midnight at the end of December 30, 2000, the Company was deemed to have surrendered to TeraComm a proportion of the Company’s TeraComm shares equal to the proportion of the dollar value of the purchase price for the Company’s TeraComm shares ($6,795,000) that was represented by the unpaid $4,000,000 of the cash portion of the purchase price. This had the effect of reducing to 14.4% the Company’s ownership interest in TeraComm. The Company is accounting for its investment in TeraComm in accordance with the equity method of accounting for investments since the Company continues to hold a seat on TeraComm’s board of directors, and continues to have the ability to exert significant influence through its involvement with TeraComm management.

Upon acquiring an interest in TeraComm, the Company allocated a portion of the purchase price based on the fair value of the identifiable tangible assets acquired and liabilities assumed. At the time of acquisition, such assets and liabilities were minimal. TeraComm had no other intangible assets beyond the technology then under development -- a high-speed fiber-optic switch. This technology at the date of acquisition, was not commercially viable, did not then have any identifiable revenue stream and did not have any alternate future use. This high-speed fiber-optic switch is TeraComm's only subscribable technology. TeraComm is a very early-stage development company with no identifiable revenue sources, therefore the excess of the purchase price over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed is not considered to represent "goodwill". The Company's acquisition of the interest in TeraComm was based solely on the value of the future commercialized products and therefore the excess of the purchase price as described above was attributed to the research and development activities of TeraComm.

F-43

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

As such, of the $1,000,000 cash and common stock and common stock warrants valued at $1,800,000 currently invested in TeraComm, the Company has expensed approximately $2,650,000 as acquired in-process research and development, as TeraComm’s product development activity is in the very early stages. The Company’s share of TeraComm’s net equity at December 31, 2000 was $67,344. During 2001, the entire value of the investment was written down to zero due to TeraComm’s additional losses. The Company is under no obligation to provide further funding to TeraComm.

At December 31, 2002, all 200,000 of the warrants described above are outstanding.

(5)   Demand Notes Payable to Related Parties

Demand notes payable at December 31, 1994 consisted of advances from one of the founders of the Company, who served as a director and was, at that time, the controlling shareholder of the Company (Controlling Shareholder), totaling $485,000, advances from a partnership including certain family members of the Controlling Shareholder (the Partnership) totaling $400,000, and advances under a line of credit agreement with the Controlling Shareholder totaling $500,000. All unpaid principal and accrued interest through June 30, 1995, including a note payable of $1,010,000 issued in 1995, was converted into 785,234 shares of common stock of the Company upon the consummation of the initial public offering (IPO).

Demand notes payable at December 31, 1995 totaling $125,000 consisted of a loan provided to the Company by the Partnership in July 1995. This loan had an interest rate of 10% annually. Terms of the loan required the Company to repay the principal amount of such loan, together with the interest accrued thereon, with a portion of the proceeds received by the Company in the IPO. This loan and the related accrued interest was fully repaid in January 1996.

(6)   Notes Payable – Bridge Financing

On September 12, 1995, the Company closed the sale of thirty units with each unit consisting of an unsecured 10% promissory note of the Company in the principal amount of $50,000 and 50,000 warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise price of $1.50 per share. The total proceeds received of $1,500,000 were allocated to the notes payable and warrants based on the estimated fair value as determined by the Board of Directors of the Company of $1,200,000 and $300,000, respectively. The warrants were reflected as additional paid-in capital.

Proceeds from the IPO were used to pay these notes payable, with $75,000 remaining unpaid at December 31, 1995. This remaining obligation was paid in January 1996.

F-44

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(7)   Stockholders’ Equity

Common Stock

In 1993, the Company received common stock subscriptions for 5,231 shares of common stock from various individuals, including the Controlling Shareholder and the Partnership, in exchange for common stock subscriptions receivable of $6,277. In December 1994, the Company issued 2,606 shares of common stock upon receipt of payment of $3,127 representing a portion of these common stock subscriptions receivable.

In June 1994, the Company received common stock subscriptions for 84 shares of common stock from various individuals including directors and employees. Payment of the related common stock subscriptions receivable in the amount of $101 was received in December 1994, which resulted in the issuance of 84 shares of common stock.

In August 1994, the Company received common stock subscriptions for 872 shares of common stock from certain investors. Payment of the related common stock subscriptions receivable in the amount of $33,000 and $18,625 was received in August 1994 and December 1994, respectively, which resulted in the issuance of 860 shares of common stock.

In March 1995, June 1995, and August 1995, the Company repurchased 62, 20, and 187 shares of common stock, respectively, for an aggregate total of $324.

In March 1995, May 1995, and June 1995, the Company issued 2,170, 125, and 160 shares of common stock, respectively, upon receipt of payment of $3,682 representing subscriptions receivable.

In December 1995, the Company issued 1,872,750 shares of common stock through a public offering, resulting in net proceeds, after deducting applicable expenses, of $6,036,700. Concurrent with this offering, 785,234 shares of common stock were issued upon the conversion of certain demand notes payable and accrued interest totaling $2,442,304 (see note 5).

In August 1996, the Company sold in a private placement 250,000 shares of common stock to certain investors resulting in net proceeds of $1,452,313. In connection with this private placement, the Company paid Paramount Capital, Inc. (Paramount) a finder’s fee of $76,438 and issued an employee of Paramount a warrant to purchase 12,500 shares of the Company’s common stock at $6.73 per share, which expires August 16, 2001. Paramount is owned by the Controlling Shareholder.

Pursuant to an Agreement and Plan of Reorganization by and among the Company, Channel, and New Channel, Inc., a Delaware corporation, dated February 20, 1997, all of the stockholders of Channel (except for the Company) agreed to receive an aggregate of 103,200 shares of common stock of the Company in exchange for their shares of common stock, par values $0.001 per share, of Channel. On February 20, 1997, Channel became a wholly-owned subsidiary of the Company. Subsequent to this transaction, Channel issued a dividend to the Company consisting of all of Channel’s rights to the CT-3 technology, which is in the field of pain and inflammation. On May 16, 1997, the Company issued 103,200 shares of common stock of the Company to stockholders of Channel. In connection with the issuance of these shares, the Company recognized an expense in the amount of $657,900. This expense was recorded as research and development expense in the consolidated statement of operations for the year ended December 31, 1997.

F-45

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

In May 2000, the Company issued 200,000 shares of common stock to shareholders of TeraComm (see note 4).

On May 7, 2001, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase up to $6.0 million of the Company’s common stock over a 30-month period, subject to a 6-month extension or earlier termination at the Company’s discretion. This agreement replaced an earlier common stock purchase agreement between the Company and Fusion Capital dated March 16, 2001. Fusion’s obligation to purchase shares of the Company’s common stock is subject to certain conditions, including the effectiveness of a registration statement covering the shares to be purchased. That registration statement was declared effective on July 6, 2001. The selling price of the shares will be equal to the lesser of (1) $20.00 or (2) a price based upon the future market price of the common stock, without any fixed discount to the market price. A material contingency that may affect the Company’s operating plans and ability to raise funds under this agreement is the Company’s stock price. Currently, the Company’s stock price is below the floor price of $0.68 specified in the Fusion Capital agreement and as a result the Company is currently unable to draw funds pursuant to the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, the Company cannot guarantee that it will be able to draw any funds. The Company paid a $120,000 finder’s fee relating to this transaction to Gardner Resources, Ltd. and issued to Fusion Capital Fund II, LLC 600,000 common shares as a commitment fee. Those shares had an estimated fair value of $444,000, which was recorded as a general and administrative expense as there is no assurance that Fusion will ever provide financing to the Company. The Company has amended its agreement with Fusion Capital to allow the Company to draw funds pursuant to the agreement regardless of its listing status on the Nasdaq SmallCap Market, but the $0.68 floor price remains in place. On November 30, 2001, Fusion Capital waived the $0.68 floor price specified in the purchase agreement and purchased from the Company under the agreement 416,667 shares of the Company’s common stock at a price of $0.24, representing an aggregate purchase price of $100,000. Fusion Capital’s waiver applied only to the November 30, 2001 purchase, so the $0.68 floor price remains an obstacle to the Company’s obtaining additional financing from Fusion Capital unless the Company’s stock price increases or Fusion Capital elects in the future to again waive the floor price.

On August 1, 2001, the Company agreed to issue 35,000 shares of its common stock to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in return for their commitment to provide the Company with $3.5 million of financing in connection with an asset purchase for which the Company had submitted a bid. The Company subsequently issued those shares, but the Company did not ultimately purchase those assets. Those shares had an estimated fair value of $44,100, which is included as a general and administrative expense for the year ended December 31, 2001.

On November 6, 2001, the Company entered into an agreement with Joseph Stevens & Company, Inc. in which Joseph Stevens agreed to act as placement agent for a private placement of shares of the Company’s common stock. In that private placement, the price of each share of the Company’s common stock was $0.24 and the minimum and maximum subscription amounts were $2,000,000 and $3,000,000, respectively. In addition, each investor received a warrant to purchase one share of the Company’s common stock for every share of the Company’s common stock purchased by that investor. The warrants have an exercise price of $0.29 and are exercisable for five years from the closing date. On December 3, 2001, the Company issued to certain investors an aggregate of 8,333,318 shares of common stock for the minimum subscription of $2,000,000. In connection with the private placement, the Company paid Joseph Stevens a placement fee of $140,000 equal to 7% of the aggregate subscription amount plus a warrant to purchase 833,331 shares of the Company’s common stock, which represented 10% of the number of shares issued to the investors. The term of this warrant is five years and the per share exercise price is $0.29. In conjunction with this private placement, the Company received net proceeds of approximately $1,848,000 in December 2001.

F-46

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

In April 2002 the Company issued 75,000 shares of its common stock at a price of $0.18 for investor relations services. On May 13, 2002, the Company issued 10,000 shares of its common stock to Fusion Capital at a price of $0.16 which is lower than the floor price of $0.68 as described above.

Convertible Preferred Stock

Series A Preferred Stock

In May and August 1997, the Company sold in a private placement 1,237,200 shares of Series A convertible preferred stock to certain investors resulting in net proceeds of $10,613,184.

Prior to August 7, 1998 (the Reset Date), each share of Series A preferred stock was convertible into 2.12 shares of common stock initially at a conversion price of $4.72 per share of common stock. Pursuant to the Certificate of Designations for the Series A preferred stock, the conversion price was adjusted on the Reset Date such that each share was convertible into 3.27 shares of common stock at a conversion price of $3.06.

The conversion price and conversion rate of the Series A preferred stock is subject to adjustment upon the occurrence of certain events, including the issuance of common stock at a per-share price less than either the conversion price or the then market price. Issuances of stock, options and warrants, including those in connection with the Company’s private placement in 2001, have necessitated that the Company adjust the conversion rate and conversion price of the Series A preferred stock. Accordingly, the conversion price of the Series A preferred stock was decreased from $3.058 to $1.22, and the conversion rate was increased from 3.27 to 8.21 to reflect issuances of stock options and warrants through December 31, 2001. In connection with these changes, the Company issued 66,666 make-up shares of common stock to certain former Series A preferred stockholders, which are included in the net loss per common share calculation for the year ended December 31, 2002. During the year ended December 31, 2002, the conversion rate was increased further to 8.22 as a result of the issuance of 75,000 shares to Investor Relations Group (“IRG”) and 10,000 shares to Fusion Capital.

Holders of Series A preferred stock will be entitled to receive dividends, as, when, and if declared by the Board of Directors. Commencing on the Reset Date, the holders of the Series A preferred stock are entitled to payment-in-kind dividends, payable semi-annually in arrears, on their respective shares of Series A preferred stock at the annual rate of 0.13 shares of Series A preferred stock for each outstanding share of Series A preferred stock. The Company did not make the February 7, 1999 dividend payment. On August 9, 1999, the Company issued a payment-in-kind dividend of 0.13325 of a share of Series A preferred stock for each share of Series A preferred stock held as of the record date of August 2, 1999, amounting to an aggregate of 73,219 shares. This dividend included the dividend payment of 0.065 of a share of Series A preferred stock for each share of Series A preferred stock held which had not been made on February 7, 1999, and the portion of the dividend payment due August 9, 1999, was increased from 0.065 of a share to 0.06825 of a share to reflect non-payment of the February 7, 1999 dividend. In February and August 2002, 2001 and 2000, the Company issued the respective payment-in-kind dividends based on the holders as of the record date. The estimated fair value of these dividends in the aggregate of $65,760 and $107,449 were included in the Company’s calculation of net loss per common share for 2002 and 2001, respectively.

F-47

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

The holders of shares of Series A preferred stock have the right at all meetings of stockholders of the Company to that number of votes equal to the number of shares of common stock issuable upon conversion of the Series A preferred stock at the record or vote date for determination of the stockholders entitled to vote on such matters.

In connection with the issuance of the Series A preferred stock, the Company recognized $1,628,251 and $3,703,304 in 1998 and 1997, respectively, as an imputed preferred stock dividend in the calculation of net loss per common share to record the difference between the conversion price of the preferred stock and the market price of the common stock on the effective date of the private placement.

Upon liquidation, the holders of shares of Series A preferred stock then outstanding will first be entitled to receive, pro rata, and in preference to the holders of common stock, Series B preferred stock and any capital stock of the Company, an amount per share equal to $13.00 plus any accrued but unpaid dividends, if any.

The Certificate of Designations of Series A preferred stock provides that the Company may not issue securities that have superior rights to Series A preferred stock without the consent of the holders of Series A preferred stock. Accordingly, so long as these convertible securities remain unexercised and shares of Series A preferred stock remain uncovered, the terms under which the Company could obtain additional funding, if at all, may be adversely affected.

During 2002, there were conversions of 12,000 shares of the Company’s Series A preferred stock into 39,240 shares of the Company’s common stock.

Redeemable Series B Preferred Stock

On September 28, 2000, pursuant to a convertible preferred stock and warrants purchase agreement (the “Purchase Agreement”) the Company issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the “Investors”) for a purchase price of $2,000,000, 689,656 shares of the Company’s Series B convertible preferred stock and warrants to purchase 134,000 shares of the Company’s common stock. Half of the shares of the Series B preferred stock (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

On December 4, 2000, the Company and the Investors entered into a stock repurchase agreement (the “Repurchase Agreement”) pursuant to which the Company repurchased from the investors 137,930 of the outstanding shares and agreed to the release from escrow to the Investors of the $1,000,000 purchase price of the 344,828 shares of Series B preferred stock held in escrow. The Company also allowed the Investors to keep all of the warrants issued under the purchase agreement including those released from escrow and warrants for an additional 20,000 shares of the Company’s common stock at the same exercise price. In addition, the Company was required to pay the legal expenses of the Investors, totaling $11,807. The carrying amount of the 137,930 shares repurchased is equal to $400,000; therefore, the amount paid in excess of the carrying amount plus the value of the warrants given to the Investors, totaling $233,757, was recorded as a dividend upon repurchase of Series B preferred stock shares and added to net loss to arrive at net loss applicable to common shares for the year ended December 31, 2000.

F-48

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Pursuant to a second amendment to the purchase agreement, executed on January 9, 2001, the fixed exercise price of the warrants was lowered from $3.19, the fixed exercise price upon their issuance, to $1.00, the market price of the Company’s common stock at the time of the renegotiations. Each warrant may be exercised any time during the five years from the date of granting. The warrants may not be exercised if doing so would result in the Company’s issuing a number of shares of common stock in excess of the limit imposed by the rules of the Nasdaq SmallCap Market.

Pursuant to the Company’s subsequent renegotiations with the Investors, the Company was required, among other things, to redeem on March 28, 2002, all outstanding shares of Series B preferred stock for (A) 125% of the original issue price per share or (B) the market price of the shares of common stock into which they are convertible, whichever is greater (the “Redemption Price”). The Company would have been able to at any time redeem all outstanding shares of Series B preferred stock at the Redemption Price. As a result of the renegotiations discussed in this paragraph, the Series B preferred stock was considered redeemable and the remaining outstanding shares at December 31, 2000 were classified outside of permanent equity in the accompanying consolidated balance sheet. At December 31, 2000, of the shares of Series B preferred stock issued to the Investors, there were 206,898 shares outstanding at a carrying amount of $2.90 per share.

Holders of shares of the Company’s outstanding Series B preferred stock could convert each share into shares of common stock without paying the Company any cash. The conversion price per share of the Series B preferred stock was also amended by the second amendment to the Purchase Agreement. The conversion price per share of Series B preferred stock on any given day is the lower of (1) $1.00 or (2) 90% of the average of the two lowest closing bid prices on the principal market of the common stock out of the fifteen trading days immediately prior to conversion. The change in conversion price upon the renegotiations on January 9, 2001 resulted in a difference between the conversion price of the Series B preferred stock and the market price of the common stock on the effective date of the renegotiation. This amount, estimated at $600,000, was recorded as an imputed preferred stock dividend within equity and is added to net loss to arrive at net loss applicable to common shares during the year ended December 31, 2001.

On January 19, 2001, 41,380 shares of Series B preferred stock were converted by the Investors into 236,422 shares of the Company’s common stock. On March 9, 2001, the Company and the Investors entered into a second stock repurchase agreement pursuant to which the Company repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of the Company’s Series B preferred stock held by the Investors on March 9, 2001. The carrying amount of the 165,518 shares is equal to $480,000; therefore the amount in excess of the carrying amount, plus the estimated fair value of the warrants retained by the Investors, which equals $167,127, was recorded as a dividend upon repurchase of shares of Series B preferred stock and is added to net loss to arrive at net loss applicable to common shares.

At December 31, 2002, all 154,000 of the warrants described above are outstanding.

F-49

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(8)   Stock Options

In August 1995, in connection with a severance agreement entered into between the Company and a former CEO, the Company granted options (not pursuant to the 1995 Stock Option Plan) to purchase 23,557 shares of common stock at an exercise price of $1.00 per share with immediate vesting. Total compensation expense recorded at the date of grant with regards to those options was $64,782 with the offset recorded as additional paid-in capital.

Stock Option Plan

In July 1995, the Company established the 1995 Stock Option Plan (the Plan), which provided for the granting of up to 650,000 options to officers, directors, employees and consultants for the purchase of stock. In July 1996, the Plan was amended to increase the total number of shares authorized for issuance by 300,000 shares to a total of 950,000 shares and beginning with the 1997 calendar year, by an amount equal to one percent (1%) of the shares of common stock outstanding on December 31 of the immediately preceding calendar year. At December 31, 2002, 1,323,852 shares were authorized for issuance. The options have a maximum term of 10 years and vest over a period determined by the Company’s Board of Directors (generally 4 years).

The Company applies APB Opinion No. 25 in accounting for its Plan. Accordingly, compensation cost has been recognized for stock options granted to employees and directors only to the extent that the quoted market price of the Company’s stock at the date of grant exceeded the exercise price of the option.

During 1995, the Company granted options to purchase 246,598 shares of the Company’s common stock at exercise prices below the quoted market prices of its common stock. Deferred compensation expense in the amount of $144,000 was recorded at the date of grant with the offset recorded as an increase to additional paid-in capital. Compensation expense in the amount of $74,400, $28,800, $28,800 and $12,000 was recognized in 1998, 1997, 1996, and 1995, respectively.

In November 1997, the Company granted options to purchase 24,000 shares of the Company’s common stock at $9.50 per share to IRG. These options expired November 10, 2002. The Company recognized expense of $81,952, which is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 1998. The expense represents the estimated fair market value of the options, in accordance with SFAS No. 123.

During 2001, the Company granted employees and directors an aggregate of 404,000 Plan options and 275,000 options outside of the Plan, of which 70,000 options have been cancelled as a result of termination of the employment of certain employees.

During 2002, the Company granted employees and directors an aggregate of 160,000 Plan options. All stock options granted during 2002 and 2001 were granted at the quoted market price on the date of grant.

Also, during 2002, the Company granted to employees an aggregate of 2,000,000 options outside of the Plan. Of these options, 475,000 options represent the annual issuance of stock options to employees on terms similar to those of prior year. They vest 25% upon issuance and the remaining options vest in 25% increments on an annual basis. In addition, 950,000 of these options were issued as incentive options and will vest upon the earlier of the achievement of certain milestones by the Company or five years. The remaining 575,000 options were issued and fully vested in March 2002 as part of voluntary revisions to compensation arrangements with certain employees, which principally resulted in the employees deferring a significant portion of their salary. Initially, this deferred salary was payable on the earlier of the Company’s discretion, the employee’s termination, and, in certain cases, at the conclusion of the employee’s contracts and as such the Company continued to accrue for those salary costs (see Note 13). The 2,000,000 options were granted at the stock price on the day of issuance, and are exercisable for a period of ten years regardless of whether the grantee continues to be employed by the Company.

F-50

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Had compensation costs been determined in accordance with the fair value method prescribed by SFAS No. 123 for all options issued to employees, the Company’s net loss applicable to common shares and net loss per common share (basic and diluted) for plan options would have been increased to the pro forma amounts indicated below:

	2002	2001

Net loss applicable to common shares:
As reported	$1,612,695	$2,609,521
Pro forma	2,215,954	3,332,557
Net loss per common share – basic
As reported	$0.10	$0.36
Pro forma	0.13	0.46

The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in 2002 and 2001: dividend yield of 0%; expected volatility of 147% for 2002 and 110% for 2001; risk-free interest rate of 4.0% for 2002 and 4.5% for 2001; and expected lives of eight years for each year presented.

A summary of the status of the Company’s stock options as of December 31, 2002 and 2001 and changes during the years then ended is presented below:

F-51

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

	2002		2001
	Shares	Weighted average exercise price	Shares	Weighted average exercise price

Outstanding at beginning of year	1,313,200	$2.40	804,200	$3.73
Granted	2,160,000	0.24	679,000	0.88
Exercised	—	—	—	—
Cancelled	(24,000)	9.50	(170,000)	2.44

Outstanding at end of year	3,449,200	$1.00	1,313,200	$2.40

Options exercisable at year-end	2,133,367		680,617

Weighted-average fair value of options granted during the year	$0.01		$0.71

F-52

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

The following table summarizes the information about Plan stock options outstanding at December 31, 2002:

		Remaining	Number of
Exercise	Number	contractual	options
price	outstanding	life	exercisable

$0.200	575,000	9.25 years	575,000
0.250	1,585,000	9.08 years	631,250
0.610	4,000	8.61 years	4,000
0.740	20,000	8.35 years	10,000
0.875	555,000	8.15 years	327,500
1.033	30,000	8.03 years	15,000
1.313	50,000	6.61 years	50,000
1.375	20,000	6.41 years	20,000
1.500	75,000	6.81 years	75,000
1.750	6,000	6.73 years	6,000
2.313	2,000	5.66 years	2,000
3.188	54,000	7.75 years	54,000
3.250	10,000	5.61 years	10,000
4.188	448,000	7.28 years	341,750
6.094	10,000	7.22 years	6,667
6.813	1,200	0.19 years	1,200
7.000	2,000	4.46 years	2,000
7.500	2,000	3.56 years	2,000

	3,449,200		2,133,367

(9)   Stock Warrants

In connection with notes payable – bridge financing, the Company issued warrants to purchase 1,500,000 shares of common stock at an initial exercise price of $1.50 per share subject to an upward adjustment upon consummation of the IPO. Simultaneously with the consummation of the IPO, these warrants were converted into redeemable warrants at an exercise price of $5.50 per share on a one-for-one basis (see note 6). These redeemable warrants expired unexercised on December 13, 2000.

As of December 14, 1996, the redeemable warrants are subject to redemption by the Company at a redemption price of $0.05 per redeemable warrant on 30 days prior written notice, provided that the average closing bid price of the common stock as reported on Nasdaq equals or exceeds $8.25 per share, subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of notice of the redemption.

In December 1995, in connection with the IPO, the Company issued redeemable warrants to purchase 1,872,750 shares of common stock at an exercise price of $5.50 per share. The remainder of these redeemable warrants expired unexercised on December 13, 2000. Commencing December 14, 1996, these redeemable warrants are subject to redemption by the Company at its option, at a redemption price of $.05 per warrant provided that the average closing bid price of the common stock equals or exceeds $8.25 per share for a specified period of time, and the Company has obtained the required approvals from the Underwriters of the Company’s IPO. In January 1998, 1,000 warrants were exercised.

F-53

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

In connection with the IPO, the Company granted to Joseph Stevens & Co., L.P. (the Underwriter) warrants to purchase from the Company 165,000 units, each unit consisting of one share of common stock and one redeemable warrant at an initial exercise price of $6.60 per unit. Such warrants are exercisable during the four-year period commencing December 13, 1996. The redeemable warrants issuable upon exercise of these warrants have an exercise price of $6.05 per share. As long as the warrants remain unexercised, the terms under which the Company could obtain additional capital may be adversely affected. These redeemable warrants expired unexercised on December 13, 2000.

The Company entered into an agreement with Paramount effective April 15, 1996 pursuant to which Paramount will, on a non-exclusive basis, render financial advisory services to the Company. Two warrants exercisable for shares of the Company’s common stock were issued to Paramount in connection with this agreement. These included a warrant to purchase 25,000 shares of the Company’s common stock at $10 per share, which warrant expired unexercised on April 16, 2001 and a warrant to purchase 25,000 shares of the Company’s common stock at $8.05 per share, which warrant expired unexercised on June 16, 2001. In connection with the issuance of these warrants, the Company recognized an expense in the amount of $139,000 for the fair value of the warrants. This expense was recorded as general and administrative in the consolidated statement of operations for the year ended December 31, 1996.

In connection with the Channel merger discussed in note 7, the Company issued a warrant to a director of the Company to purchase 37,500 shares of the Company’s common stock at $5.33 per share, which warrant expires on July 14, 2006. The Company recognized expense of $48,562 for the fair value of the warrants, which was recorded as a research and development expense in the consolidated statement of operations for the year ended December 31, 1997.

The Company entered into an agreement with an investor pursuant to which the investor will render investor relations and corporate communication services to the Company. A warrant to purchase 24,000 shares of the Company’s common stock at $7.00 per share, which warrant expired unexercised on November 22, 2001, was issued in 1996. The Company recognized expense of $110,640 for the fair value of the warrants, which was recorded as a general and administrative expense in the consolidated statements of operations for the year ended December 31, 1997.

Concurrent with the private placement offering of Series A preferred stock in 1997, the Company issued 123,720 warrants to designees of Paramount, the placement agent. These warrants are initially exercisable at a price equal to $11.00 per share and may be exercised at any time during the 10-year period that commenced February 17, 1998. The rights, preferences and privileges of the shares of Series A preferred stock issuable upon exercise of these warrants are identical to those offered to the participants in the private placement. The warrants contain anti-dilution provisions providing for adjustment of the number of securities underlying the Series A preferred stock issuable upon exercise of the warrants and the exercise price of the warrants under certain circumstances. The warrants are not redeemable and will remain outstanding, to the extent not exercised, notwithstanding any mandatory redemption or conversion of the Series A preferred stock underlying the warrants. In accordance with SFAS No. 123, the Company determined the fair value of the warrants using the Black-Scholes Model and allocated this value of $570,143, to convertible preferred stock warrants with a corresponding reduction in additional paid-in capital. In April 2000 and June 1998, 4,799 and 6,525 warrants, respectively, were exercised via a cashless method for 6,955 and 2,010 shares of Series A preferred stock, respectively.

F-54

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

On January 4, 2000, the Company entered into a Financial Advisory and Consulting Agreement with the Underwriters. In this agreement, the Company engaged the Underwriters to provide investment-banking services for one year commencing January 4, 2000. As partial compensation for the services to be rendered by the Underwriters, the Company issued the Underwriters three warrants to purchase an aggregate of 450,000 shares of its common stock. The exercise price ranges between $2.50 and $4.50 and the exercise period of each warrant is at various times through 2007. In addition, each warrant may only be exercised when the market price per share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with the issuance of the warrants, the Company and the Underwriters entered into a letter agreement granting registration rights in respect of the shares of common stock issuable upon exercise of the warrants. In accordance with EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and other relative accounting literature, the Company recorded the estimated fair value of the warrants of $1,020,128, which represents a general and administrative expense, as compensation expense relating to stock options and warrants over the vesting period through January 4, 2001.

On March 8, 2001, the Company entered into an agreement with The Investor Relations Group, Inc. (“IRG”) under which IRG provided the Company investor relations services. Pursuant to this agreement, the Company issued to Dian Griesel, the principal of IRG, warrants to purchase 120,000 shares of its common stock at an exercise price of $0.875 per share and agreed to pay IRG $7,500 per month. These warrants vested monthly in 5,000 share increments over a 24-month period. As part of its effort to reduce expenses, the Company terminated the agreement with IRG as of May 31, 2002 and therefore, the 45,000 unvested warrants have terminated. In addition, in lieu of paying $15,000 for services rendered in April and May 2002, IRG agreed to accept 75,000 common shares. The estimated fair value of these shares of $13,500 was recorded as a general and administrative expense during the year ended December 31, 2002. In addition, pursuant to EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services,” the Company recorded compensation expense of $34,666 for the year ended December 31, 2001 relating to the original issuance of the stock warrants to purchase 120,000 shares. As a result of a decline in the Company’s common stock price during the year ended December 31, 2002 and the termination of 45,000 warrants, the cumulative expense associated with these warrants was reduced. The reduction in the estimated fair value of the warrants previously recorded and the current period expense resulted in a net reversal of compensation expense of $5,845, which reversal is recorded as a benefit during the year ended December 31, 2002.

On August 9, 2001, the Company entered into an agreement with Proteus Capital Corp (“Proteus”) in which Proteus agreed to assist the Company with raising additional funds. Pursuant to this agreement, the Company granted Proteus warrants to purchase 100,000 shares of the Company’s common stock at $0.59 per share, which was the average closing stock price for the two weeks ended August 17, 2001. The warrants were fully vested on the date of the agreement and were outstanding at December 31, 2002. The term of the warrants is five years. As a result, the Company recorded compensation expense relating to these stock warrants of $45,355 for the year ended December 31, 2001.

(10)   Related-Party Transactions

During 1999, the Company entered into consulting agreements with certain members of its Board of Directors. Prior to 1999, the Company had several consulting agreements with directors of the Company. These agreements, all of which have been terminated, required either monthly consulting fees or project-based fees. No additional agreements were entered into as of December 31, 2001. Consulting expense under these agreements was $0 for the years ended December 31, 2002 and 2001.

F-55

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(11)   Income Taxes

There was no current or deferred tax expense for the years ended December 31, 2002 and 2001 because of the Company’s operating losses.

The components of deferred tax assets and deferred tax liabilities as of December 31, 2002 are as follows:

Deferred tax assets:
Tax loss carryforwards	$8,032,415
Research and development credit	800,130
Deferred compensation	389,375
Other	458

Gross deferred tax assets	9,222,378

Less valuation allowance	(9,221,469)

Net deferred tax assets	909
Deferred tax liabilities	(909)

Net deferred tax asset (liability)	$—

F-56

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

The reasons for the difference between actual income tax benefit for the years ended December 31, 2002 and 2001 and the amount computed by applying the statutory federal income tax rate to losses before income tax benefit are as follows:

	2002		2001
	Amount	% of pretax loss	Amount	% of pretax loss

Income tax benefitat statutory rate	$(526,000)	(34.0%)	$(590,000)	(34.0%)
State income taxes,net of Federal tax	(79,000)	(5.1%)	(186,000)	(10.7%)
Change in valuation allowance	(609,000)	(39.4%)	885,000	51.0%
Credits generatedin current year	(8,000)	(0.5%)	(62,000)	(3.6%)
In-process R & D	—	0%	—	0%
Loss on investment	(336,000)	(21.7%)	—	0%
Adjustment to statenet operating lossesdue to sales ofsubsidiaries	1,493,000	96.5%	—	—
Other, net	65,000	4.2%	(47,000)	(2.7%)

Income tax benefit	$—	—%	$—	—%

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The net change in the total valuation allowance for the years ended December 31, 2002 and 2001 was a decrease of $609,000 and an increase of $885,000, respectively. The tax benefit assumed using the federal statutory tax rate of 34% has been reduced to an actual benefit of zero due principally to the aforementioned valuation allowance.

At December 31, 2002, the Company had potentially utilizable federal and state net operating loss tax carryforwards of approximately $22,700,000. The net operating loss carryforwards expire in various amounts starting in 2008 and 2003 for federal and state tax purposes, respectively. The Tax Reform Act of 1986 contains provisions, which limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. As a result of the merger with Manhattan Research Development, Inc. in February 2003, the Company incurred a significant change in its ownership, limiting its ability to utilize net operating loss carryforwards to approximately $100,000 annually. If the Company has taxable income in the future which exceeds this permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

(12)   License Agreements

On May 14, 1998, Optex entered into a Development and License Agreement (the Agreement) with Bausch & Lomb to complete the development of Avantix (formerly known as Catarex), a cataract-removal technology owned by Optex. Under the terms of the Agreement, Optex and Bausch & Lomb intend jointly to complete the final design and development of the Avantix System. Bausch & Lomb was granted an exclusive worldwide license to the Avantix technology for human ophthalmic surgery and will assume responsibility for commercializing Avantix globally. The Agreement is cancelable by Bausch & Lomb at any time upon six months written notice.

F-57

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

The Agreement provided that Bausch & Lomb would pay Optex milestone payments of (a) $2,500,000 upon the signing of the Agreement, (b) $4,000,000 upon the successful completion of certain clinical trials, (c) $2,000,000 upon receipt of regulatory approval to market the Avantix device in the United States (this payment is creditable in full against royalties), and (d) $1,000,000 upon receipt of regulatory approval to market the Avantix device in Japan. Pursuant to the Agreement, Bausch & Lomb would reimburse Optex for its research and development expenses not to exceed $2,500,000. Bausch & Lomb would pay Optex a royalty of 7% of net sales and an additional 3% royalty when certain conditions involving liquid polymer lenses are met.

During 1998, the Company received the first nonrefundable milestone payment of $2,500,000 and recorded this amount as license revenue. In addition, the Company recorded $1,047,511 in 1998 as a reduction of expenses related to the reimbursement of research and development costs associated with the Avantix device.

On September 16, 1999, the Company and Bausch & Lomb amended the Agreement to provide for an expanded role for Optex in the development of the Avantix surgical device. Under the amended Agreement, Optex, in addition to the basic design work provided for in the original agreement, was required to deliver to Bausch & Lomb within a stated period Avantix devices for use in clinical trials, and was required to assist Bausch & Lomb in connection with development of manufacturing processes for scale-up of manufacture of the Avantix device. Additionally, Bausch & Lomb would reimburse Optex for all costs, including labor, professional services and materials, incurred by Optex in delivering those Avantix devices and performing manufacturing services, and would pay Optex a fixed profit component of 25% based upon certain of those costs.

During 2001 and 2000, Optex recorded revenue pursuant to the amended Agreement of $2,461,922 and $5,169,288, respectively. The revenue recorded in 2001 and 2000 pursuant to the amended Agreement is inclusive of the fixed profit component of 25% presented on a gross basis with the related costs incurred presented separately as cost of development revenue on the consolidated statements of operations. Prior to the amended Agreement, the research and development expenses of the Avantix device incurred and the related reimbursement were presented by the Company on a net basis since the reimbursement reflects a dollar for dollar reimbursement arrangement, effectively being a pass-through of expenses. The 1999 reimbursement received by the Company prior to the amendment to the Agreement was $1,229,068. As of December 31, 2000, the Company recorded $1,294,615 of deferred revenue related to the amended Agreement, which amount represents expenses paid in advance by Bausch & Lomb during 2000 at a rate of 125%. This deferred revenue was recognized when the related expense was recorded in operations during 2001.

As of December 31, 2000, Optex received reimbursement for costs, including labor, professional services and materials, incurred by Optex in delivering Avantix devices and performance manufacturing services totaling $5 million. The amended agreement provided that Bausch & Lomb would reimburse Optex for such costs up to $8 million. In connection with the revised agreement, the Company agreed to pay a bonus to its President totaling $141,000, payable monthly through March 2001. At December 31, 2001, this bonus had been paid.

F-58

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb, a Bausch & Lomb affiliate, the Company, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all of its assets (mostly intangible assets with no book value), including all those related to the Avantix technology. The purchase price was $3 million paid at closing (of which approximately $564,000 has been distributed to Optex’ minority shareholders). In addition, Optex is entitled to receive additional consideration, namely $1 million once Bausch & Lomb receives regulatory approval to market the Avantix device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Avantix device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb at fair value if it ceases developing the Avantix technology.

Upon the sale of Optex assets, Bausch & Lomb’s development agreement with Optex was terminated and Optex has no further involvement with Bausch & Lomb. As a result of this transaction, the Company recorded a net gain on the sale of Optex assets of $2,569,451 for the year ended December 31, 2001, net of severance payments to former Optex employees in the amount of $240,000 as described below. The purchase price of $3,000,000 is nonrefundable and upon the closing of the asset purchase agreement in March 2001, Optex had no further obligation to Bausch & Lomb or with regard to the assets sold. In the asset purchase agreement, Optex agreed to forgo future contingent payments provided for in the earlier development agreement. Pursuant to the Company’s agreement with the minority shareholders of Optex, Optex has recorded a profit distribution for the year ended December 31, 2001 of $837,274 representing the minority shareholders’ percentage of the cumulative profit from the Bausch & Lomb development and asset purchase agreements up to and including proceeds from the sale of Optex’ assets.

On May 9, 2001, the Company’s board of directors, after consideration of all the relevant facts and circumstances, including recommendation of counsel, agreed to authorize an aggregate payment of $240,000 to three former employees of Optex (who are now employed by Bausch & Lomb). The payments were made on May 11, 2001, and represented the settlement of claims made by the employees subsequent to the asset purchase agreement referred to above for severance monies allegedly due under their employment agreement. The Company did not believe these monies were due pursuant to the terms of the transaction itself and the respective employment agreements. The board of directors elected to acquiesce to the demands of the former employees and resolve the matter in light of the potential future royalties from Bausch & Lomb and the importance of these individuals to the ongoing development activities. The payment was recorded as an expense netted against the gain on sale of Optex assets in the 2001 consolidated statement of operations.

On June 28, 2002, the Company entered into a license agreement with Indevus Pharmaceuticals, Inc. in which the Company licensed to Indevus the exclusive worldwide rights to CT-3, its novel anti-inflammatory and analgesic compound currently in clinical development. Indevus will be responsible for all further development of CT-3, and the Company will have no future involvement with Indevus or CT-3 other than its rights under the license agreement to royalties and milestone payments. Under the license agreement, the Company received an initial licensing fee of $500,000. In accordance with SAB No. 101, “Revenue Recognition,” the Company recognized $500,000 of licensing revenue during the year ended December 31, 2002, since it has no further obligations under the license agreement. The Company is entitled to additional milestone payments on occurrence of certain events specified in the license agreement, including commencement and completion of various clinical trials, the FDA’s acceptance for filing of a New Drug Application, or “NDA,” and Indevus securing other regulatory approvals for CT-3 in the United States and Europe, and the Company will be entitled to royalties if the compound begins to generate revenue.

F-59

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

The Company has licensed from its inventors the worldwide rights to ATV-02, a potent and broad-spectrum antimicrobial agent for the local treatment of topical infections. This compound is more commonly known as N-Chlorotaurine, or “NCT.” This compound has completed safety and tolerability studies in a limited number of subjects and has begun a series of Phase II human clinical studies for the treatment of several indications, including viral and bacterial conjunctivitis and acute and chronic sinusitis.

Under the terms of the license agreement, the Company has exclusively licensed the inventors’ rights (including the right to sublicense) pertaining to any novel therapeutic use or formulation of the compound. The Company has no clinical-development obligations under the license agreement, but it plans to continue developing ATV-02 in Europe in cooperation with the inventors using their philanthropic funding sources and plans to file an IND in the United States to develop the compound according to FDA regulations for approval in the United States. The Company was not required to pay a license fee under the license agreement, but if the Company proceeds with clinical development of the compound it would be required to make payments to the investors upon achieving certain milestones. Such payments would be payable in cash or company stock, at the Company’s discretion. The milestone payments as set forth in the license agreement include (a) $100,000 upon the first new patent issuance, (b) $250,000 upon successful completion of a Phase III clinical trial, and (c) $1,000,000 upon receiving new drug approval. The Company would also be required to pay the inventors a total royalty of 4% of the net sales of the licensed products sold by the Company and 20% of the royalties which the Company receives from sublicensees. The Company is responsible for preparing, filing, prosecuting, and maintaining the patent applications and patent rights.

(13)   Commitments and Contingencies

Legal Proceedings

The Company is party to various claims and lawsuits incidental to its business. Although the outcome of such proceedings cannot be predicted, the Company’s management believes that there is no pending proceeding involving the Company for which the outcome is likely to materially affect the consolidated financial position, results of operations or cash flows of the Company in subsequent years.

Consulting and Research Agreements

The Company has entered into consulting agreements, under which stock options may be issued in the foreseeable future. The agreements are cancelable with no firm financial commitments.

Employment Agreements

The Company entered into employment agreements with four executives during April and May 2000. These agreements provide for the payment of signing and year-end bonuses in 2000 totaling $225,000, and annual base salaries aggregating $550,000. Certain agreements were amended in February 2001 and one executive was terminated in October 2001. As of December 31, 2002, the annual base salaries of four executives aggregated $485,000 and year-end bonuses aggregated $105,000. The 2002 bonuses are included in accrued liabilities in the accompanying consolidated balance sheet at December 31, 2002. Each agreement has an initial term of three years and can be terminated by the Company, subject to certain provisions, with the payment of severance amounts that range from two to six months.

F-60

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

On April 1, 2002, the employment agreements were amended to provide for the deferral and accrual of approximately 22% of employees base salary, which amount would become payable when determined by the Company, termination of employment by the Company without cause or the expiration of the term of employment. The 2002 amendments further provided that the employees’ annual bonus would be deferred and become payable upon the occurrence of the same events triggering payment of their deferred salary.

On February 21, 2003, immediately prior to the merger with Manhattan Development Research, the employment agreements were amended again to provide that employees would be entitled to receive the amount of their deferred base salary and unpaid bonus, one-half of which amount would be payable when the Company receives $3 million in aggregate cash proceeds from financing activities and other sources and the remaining one-half of which would be payable when the Company receives an aggregate of $6 million in aggregate cash proceeds from financing activities and other sources.

Proprietary Rights

The Company has an exclusive worldwide license to four U.S. patents and corresponding foreign applications covering a group of compounds, including CT-3. The licensor is Dr. Sumner Burstein, a professor at the University of Massachusetts. This license extends until the expiration of the underlying patent rights. The primary U.S. patent expires in 2012 and the new analog patent 6,162,829 expires in 2017. The Company has the right under this license to sublicense our rights under the license. The license requires that the Company pay royalties of 3% to Dr. Burstein based on sales of products and processes incorporating technology licensed under the license, as well as 8% of any income derived from any sublicense of the licensed technology. Furthermore, pursuant to the terms of the license, the Company must satisfy certain other terms and conditions in order to retain the license rights. If the Company fails to comply with certain terms of the license, our license rights under the license could be terminated.

Operating Leases

The Company rents certain office space under operating leases, which expire in 2003.

Aggregate annual minimum lease payments for noncancellable operating leases are not material.

Beginning in March 2002, the Company entered into a sublease agreement to cover a portion of its lease obligation. The minimum lease payments above include noncancellable sublease income of $3,750 expected to be received in 2003. The Company has sublet 60% of a facility in Connecticut, which is no longer utilized by the Company. As a result, the Company recorded an estimated loss on the remaining operating lease obligation in the amount of $11,026 at December 31, 2001, substantially all of which has been paid as of December 31, 2002.

F-61

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

Rent expense related to operating leases for the years ended December 31, 2002 and 2001 was $89,069 and $135,662, respectively.

Resignation of CEO

In July 1998, the CEO of the Company resigned. The Company recorded $211,250 of expense for salary continuation through April 1999. Pursuant to the resignation, all unvested stock options held by the CEO vested immediately and the unexercised options expired in July 1999.

Termination of Agreement with the Trustees of the University of Pennsylvania

On October 12, 1999, the Company and Channel announced the termination of the license agreement dated as of June 16, 1994, between the Trustees of the University of Pennsylvania (Penn) and Channel pursuant to which Channel received the rights to use cyclodextrin technology. The Company and Channel, on the one hand, and Penn, on the other hand, released each other from any further obligations under the license agreement. The Company paid Penn a portion of the patent costs for which Penn was seeking reimbursement under the agreement.

CryoComm Technology

In October 2001, the Company stopped work on CryoComm, a wholly-owned subsidiary of the Company that had been developing superconducting electronics for Internet packet switching and transport products. Discontinuing work on CryoComm will allow the Company to focus on its core life-sciences technologies, although the Company will continue to prosecute the patents on the CryoComm technology. As part of this restructuring, Walter Glomb’s position was eliminated effective October 16, 2001, although Mr. Glomb will receive a 7% success fee if he is able to secure funding to further develop this technology. As stated in his employment agreement, Mr. Glomb was also entitled to receive a total of $62,500 in severance payments due under his employment agreement over the six months following his termination. These amounts were recorded during the fourth quarter of 2001 and as of December 31, 2002, these severance payments had been made.

Consulting Agreements

Joshua Kazam provides services to the Company pursuant to a consulting agreement dated March 1, 2003. The consulting agreement provides that Mr. Kazam will render services to the Company in connection with corporate financing activities and preparation of grant applications that the Company may need from time to time. The Company is required to pay to Mr. Kazam $4,167 per month during the term of the consulting agreement. The consulting agreement provides for a term of one year, which may be extended for 30 day periods thereafter. The consulting agreement also provides that either the Company or Mr. Kazam may terminate the agreement upon 30 days’ notice.

Michael Weiser, M.D. provides services to the Company pursuant to a consulting agreement dated March 1, 2003. The consulting agreement provides that Dr. Weiser will provide scientific advisory services in the areas of obesity and drug delivery. The Company is required to pay to Dr. Weiser $6,250 per month during the term of the consulting agreement. The consulting agreement provides for a term of one year, which may be extended for 30 day periods thereafter. The consulting agreement also provides that either the Company or Dr. Weiser may terminate the agreement upon 30 days’ notice.

F-62

MANHATTAN PHARMACEUTICALS, INC. (FORMERLY ATLANTIC TECHNOLOGY VENTURES, INC.)
AND SUBSIDIARIES
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2002 and 2001

(14)   Merger

On February 21, 2003, Manhattan Pharmaceuticals, Inc. (formerly known as “Atlantic Technology Ventures, Inc.”) (the “Company”) completed a reverse acquisition of Manhattan Research Development. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the “Merger Agreement”) by and among the Company, Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) and Manhattan Pharmaceuticals Acquisition Corp, our wholly-owned subsidiary (“MPAC”). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research Development, with Manhattan Research Development remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research Development automatically converted into an aggregate of 93,449,584 shares of the Company’s common stock, which represented 80 percent of the Company’s outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger Manhattan Research Development had outstanding options and warrants to purchase an aggregate of 864,280 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 10,984,719 shares of the Company’s common stock. Since the stockholders of Manhattan Research Development received the majority of the voting shares of the Company, the merger will be accounted for as a reverse acquisition whereby Manhattan Research Development will be the accounting acquirer (legal acquiree) and the Company will be the accounting acquiree (legal acquirer). Based on the five day average price of the Company’s common stock of $0.10 per share, the purchase price approximates $2,336,000, which represents 20 percent of the combined Company’s post-merger total outstanding shares of 116,811,980. In connection with the merger, the Company changed its name from “Atlantic Technology Ventures, Inc.” to “Manhattan Pharmaceuticals, Inc.” Based on the preliminary information currently available, Manhattan Research Development expects to recognize patents and licenses for substantially all of the purchase price. Upon completion of formal purchase price allocation there may be a decrease in the amount assigned to intangible assets and a corresponding increase in process research and development. Upon completion of formal purchase price allocation there may be a decrease in the amount assigned to intangible assets and a corresponding increase in in-process research and development. As a result of acquiring Manhattan Research Development, the Company receives new technologies. From November 2002 through February 20, 2003, the combined Company has raised $2,747,600 from financing activities.

F-63

INTRODUCTION TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

On February 21, 2003, Manhattan Pharmaceuticals, Inc. (formerly known as "Atlantic Technology Ventures, Inc.") (Manhattan Pharmaceuticals or the "Company") completed a reverse acquisition of privately-held Manhattan Research Development, Inc., (formerly Manhattan Pharmaceuticals, Inc.) (Manhattan Research) a Delaware corporation. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the "Merger Agreement") by and among the Company, Manhattan Research and Manhattan Pharmaceuticals Acquisition Corp., the Company's wholly-owned subsidiary ("MPAC"). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research, with Manhattan Research remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research automatically converted into an aggregate of 18,689,917 shares, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003, of the Company's common stock, which represented 80% of the Company's outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger, Manhattan Research had outstanding options and warrants to purchase an aggregate of 172,856 shares, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003, of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 2,196,944 shares, as adjusted to the 1-for-5 reverse stock split which occurred on September 25, 2003, of the Company's common stock. Since the stockholders of Manhattan Research received the majority of the voting shares of the Company, the merger is being accounted for as a purchase through a reverse acquisition whereby Manhattan Research will be the accounting acquirer (legal acquiree) and the Company will be the accounting acquiree (legal acquirer). Based on the five day average price of the Company's common stock of $.50 per share, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003, the purchase price approximated $3,167,000, including net liabilities assumed, which represents 20% of the combined Company's post-merger total outstanding shares of 23,362,396, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003. In connection with the merger, the Company changed its name from "Atlantic Technology Ventures, Inc." to "Manhattan Pharmaceuticals, Inc.". Manhattan Research recognized patents and licenses for substantially all of the purchase price.

The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical consolidated statements of operations of the Company and Manhattan Research giving effect to the merger as if it had been consummated on January 1, 2002 and January 1, 2003. An Unaudited Pro Forma Condensed Combined Balance Sheet has not been presented as the balance sheet effects of the merger are fully reflected in the historical consolidated balance sheet of the Company as of December 31, 2003.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what our results of operations actually would have been had we completed the merger on January 1, 2002 or January 1, 2003. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future operating results of the combined company. We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with Manhattan Research treated as the acquirer. Accordingly, Manhattan Research's cost to acquire the Company has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition.

F-64

On August 22, 2003, the Company sold all of its remaining rights to its CT-3 technology to Indevus Pharmaceuticals, Inc. ("Indevus"), the Company's licensee, for aggregate consideration of approximately $559,000. The purchase price was paid through a combination of cash and shares of Indevus' common stock. On the same date, the Company settled its arbitration with Dr. Sumner Burstein, the inventor of the CT-3 technology, which includes a complete mutual release from all claims that either party had against the other. As a result of the sale of the Company's rights to the CT-3 technology to Indevus, the Company recorded a one-time charge of $1,213,878 in the quarter ended September 30, 2003.

In addition, on August 8, 2003, Bausch & Lomb informed the Company that it had elected not to pursue its development of the Avantix technology, effective August 11, 2003. According to the terms of the Company's agreement with Bausch & Lomb, the Company may re-acquire the technology from Bausch & Lomb and sell or re-license the technology to a third party. The price to re-acquire the technology from Bausch & Lomb is 50% of the proceeds from a third party sale to a maximum of $3,000,000 . The Company has no further obligation under the agreement. As a result of Bausch & Lomb's decision not to develop the Avantix technology, the Company recorded a one-time charge of $1,248,230 in the quarter ended September 30, 2003 for the impairment of the related intangible asset.

As a result of the events discussed in the two preceding paragraphs, as of September 30, 2003, all intangible assets were eliminated from the Company's consolidated financial statements and amortization of such intangible assets ceased.

F-65

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
(Development Stage Companies)

YEAR ENDED DECEMBER 31, 2002

	Manhattan Research Development, Inc	Manhattan Pharmaceuticals, Inc.	Pro Forma Adjustment	Pro Forma Combined

License revenue	$—	$500,000	$—	$500,000

Costs and expenses:
Research and development	670,161	539,752		1,209,913
Amortization of intangibles			316,719 (a)	316,719
General and administrative	348,021	1,513,163		1,861,184

Total operating expenses	1,018,182	2,052,915	316,719	3,387,816

Operating loss	(1,018,182)	(1,552,915)	(316,719)	(2,887,816)

Other (income) expense:
Loss on disposition of assets		5,232		5,232
Interest expense	19,138			19,138
Other		(11,212)		(11,212)

Total other (income) expense	19,138	(5,980)		13,158

Net loss	(1,037,320)	(1,546,935)	(316,719)	(2,900,974)
Preferred stock dividend issued in preferred shares		65,760		65,760

Net loss applicable to common shares	$(1,037,320)	$(1,612,695)	$(316,719)	$(2,966,734)

Net loss per common share:
Basic and diluted				$(.13)
Weighted average shares of common stock outstanding:
Basic and diluted				23,362,396

        See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

F-66

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Development Stage Companies)
YEAR ENDED DECEMBER 31, 2003
		Manhattan
		Pharmaceuticals, Inc.
	Manhattan	(Formerly
	Research	Atlantic Technology
	Development, Inc.	Ventures, Inc.)
	Year ended	Two months ended	Pro forma	Pro forma
	December 31, 2003	February 28, 2003	Adjustments	Combined

License Revenue	$—	$—	$—	$—

Costs and expenses:
Research and development	1,724,043	83,967	—	1,808,010
Amortization of intangible assets	—	—	52,787	52,787
General and administrative	1,786,080	—	—	1,786,080
Impairment of intangible assets	1,248,230	344,314	—	1,592,544

Total operating expenses	4,758,353	428,281	52,787	5,239,421

Operating loss	(4,758,353)	(428,281)	(52,787)	(5,239,421)

Other (income) expense:
Interest and other income	(16,079)	(97)	—	(16,176)
Interest expense	4,755	—	—	4,755
Loss on disposition of intangible assets	1,213,878	—		1,213,878
Other	—	313	—	313

Total other (income) expense	1,202,554	216	—	1,202,770

Net loss	(5,960,907)	(428,497)	(52,787)	(6,442,191)
Imputed preferred stock dividend	(418,182)	—	—	(418,182)

Net loss applicable to common shares	$(6,379,089)	$(428,497)	$(52,787)	(6,860,373)

Net loss per common share:
Basic and diluted				$(0.29)

Weighted average shares of common stock outstanding:
Basic and diluted				$23,362,396

See accompanying notes to unaudited pro forma consensed combined financial statements.

F-67

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(1)   Description of Transaction and Basis of Presentation

On February 21, 2003, Manhattan Pharmaceuticals, Inc. (formerly known as "Atlantic Technology Ventures, Inc.") (Manhattan Pharmaceuticals or the "Company") completed a reverse acquisition of privately-held Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) (Manhattan Research) a Delaware corporation. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the "Merger Agreement") by and among the Company, Manhattan Research and Manhattan Pharmaceuticals Acquisition Corp., the Company's wholly-owned subsidiary ("MPAC"). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research, with Manhattan Research remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research automatically converted into an aggregate of 18,689,917 shares, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003, of the Company's common stock, which represented 80% of the Company's outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger, Manhattan Research had outstanding options and warrants to purchase an aggregate of 172,856 shares, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003, of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 2,196,944 shares, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003, of the Company's common stock. Since the stockholders of Manhattan Research received the majority of the voting shares of the Company, the merger is being accounted for as a purchase through a reverse acquisition whereby Manhattan Research will be the accounting acquirer (legal acquiree) and the Company will be the accounting acquiree (legal acquirer). Based on the five day average price of the Company's common stock of $.50 per share, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003, the purchase price approximated $3,167,000, including net liabilities assumed, which represents 20% of the combined Company's post-merger total outstanding shares of 23,362,396, as adjusted for the 1-for-5 reverse stock split which occurred on September 25, 2003. In connection with the merger, the Company changed its name from "Atlantic Technology Ventures, Inc." to "Manhattan Pharmaceuticals, Inc."

The merger has been accounted for as a purchase by Manhattan Research under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of the Company were recorded as of the acquisition date, at their respective fair values, and combined with those of Manhattan Research. The reported results of operations of Manhattan Research after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical results of operations of the Company.

(2)   Pro Forma Adjustment

(a) To reflect amortization of intangible assets acquired with an assumed useful life of 10 years.

F-68

21,029,163 Shares

Common Stock

Manhattan Pharmaceuticals, Inc.

______________________

PROSPECTUS
______________________

, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Under provisions of the certificate of incorporation and bylaws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant’s Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

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Item 25. Other Expenses Of Issuance And Distribution.

The Registrant estimates that expenses payable by the Registrant is connection with the offering described in this Registration Statement will be as follows:

SEC registration fee	$2,700
Legal fees and expenses	40,000
Accounting fees and expenses	20,000
Printing and engraving expenses	5,000
Miscellaneous	5,000

Total	$72,700

Item 26. Recent Sales of Unregistered Securities.

The following sales of unregistered securities reflect the Registrant’s 1-for-5 stock combination effected September 25, 2003.

Dian Griesel

On March 8, 2001, the Registrant entered into an agreement with The Investor Relations Group, Inc., or "IRG," under which IRG agreed to provide the Registrant investor relations services. The issuance of the warrants did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act. Pursuant to this agreement the Registrant issued to Dian Griesel warrants to purchase 24,000 shares of its common stock. The term of the warrants is five years and the exercise price of the warrants is $4.375, and they vested in 1,000 share monthly increments over a 24-month period.

Issuance to Fusion Capital

On May 7, 2001, the Registrant entered into a common stock purchase agreement with Fusion Capital Fund II, LLC in which Fusion Capital agreed to purchase up to $6.0 million of the Registrant’s common stock over a 30-month period, subject to a 6-month extension or earlier termination at our discretion. The Registrant paid a $120,000 finder's fee relating to this transaction to Gardner Resources, Ltd. and issued to Fusion Capital Fund II, LLC 120,000 common shares as a commitment fee. Those shares had an estimated fair value of $444,000 at the time of issuance. On November 30, 2001, Fusion Capital waived the $3.40 floor price provided for in the purchase agreement and purchased under the agreement 83,333 shares of the Registrant’s common stock at a price of $1.20, representing an aggregate purchase price of $100,000. These issuances to Fusion Capital did not involve any public offering and were therefore exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Issuance to BH Capital Investments, L.P. and Excalibur Limited Partnership

On August 1, 2001, the Registrant agreed to issue 7,000 shares of its common stock to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in return for their commitment to provide the Registrant with $3.5 million of financing in connection with an asset purchase for which the Registrant had submitted a bid. The registrant issued those shares but ultimately did not purchase those assets. Issuance of these shares did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

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Issuance to Proteus Capital Corp.

On August 9, 2001, the Registrant entered into an agreement with Proteus Capital Corp ("Proteus") in which Proteus agreed to assist the Registrant with raising additional funds. Pursuant to this agreement, the Registrant granted Douglas J. Newby and Samuel Gerszonowicz, both principals of Proteus, one warrant each to purchase 10,000 shares of the Registrant’s common stock at $2.95 per share, which was the average closing stock price for the two weeks ending August 17, 2001. The warrants were fully vested on the date of the agreement and were outstanding at December 31, 2001. The term of the warrants is five years. Issuance of these warrants did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

2001 Private Placement

On December 3, 2001, the Registrant issued to certain investors in a private placement an aggregate of 1,666,663 shares of its common stock and warrants exercisable for a further 1,666,663 shares of its common stock. The purchase price per share of common stock was $1.20. The term of the warrants is five years and the per-share exercise price is $1.45.

In connection with this private placement, the Registrant issued to Joseph Stevens & Company, Inc. on December 3, 2001, as part of its placement fee, warrants to purchase 166,666 shares of common stock. The term of the warrants is five years and the per-share exercise price is $1.45.

The issuances did not involve any public offering and therefore were exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act.

Issuance to Consultant

In April 2002, the Registrant issued 15,000 shares of its common stock to a consultant in exchange for consulting and advisory services valued at $15,000 rendered to the Registrant. The registrant relied upon the exemption from federal registration under Section 4(2) of the Securities Act, based on its belief that the issuance did not involve a public offering, the consultant was sophisticated in financial and business matters and the consultant had access to information pertaining to our company.

Issuance to Fusion Capital Fund II, LLC

Pursuant to a common stock purchase agreement dated May 7, 2001, between the Registrant and Fusion Capital Fund II, LLC, the Registrant issued 2,000 shares of its common stock in May 2002 in exchange for aggregate proceeds of $1,666.67. This issuance was exempt from federal registration requirements pursuant to Section 4(2) of the Securities Act because the Registrant had a reasonable basis to conclude that Fusion Capital Fund II, LLC was an accredited investor, was sophisticated in financial and business matters and because the issuance did otherwise involve a public offering.

Issuance in connection with Acquisition of Manhattan Research Development, Inc.

In connection with the Registrant’s merger with Manhattan Research Development, Inc., effective as of February 21, 2003, it issued an aggregate of 18,689,916 shares of its common stock to the former stockholders of Manhattan Research Development in exchange for their shares of Manhattan Research Development common stock. In addition, at the time of the merger, Manhattan Research Development had outstanding warrants to purchase an aggregate of 864,280 shares of its common stock, which automatically converted into warrants to purchase an aggregate of 2,196,943 shares of the Registrant’s common stock. The form of warrant such warrant was attached as Exhibit 4.1 to the Registrant’s Form 10-QSB for the quarter ended March 31, 2003. The Registrant relied on the exemption from federal registration under Section 4(2) of the Securities Act, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 “non-accredited” investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

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Series A Convertible Preferred Stock

On November 5, 2003, the Registrant issued 1,000,000 shares of its Series A Convertible Preferred Stock at a total offering price of $10,000,000. Each share of Series A Convertible Preferred Stock is convertible into approximately 9.1 shares of common stock. The Registrant engaged Maxim Group LLC and, indirectly, Paramount Capital, Inc. as placement agents and paid aggregate commissions of $700,000, plus non-accountable expenses of $150,000. The Registrant also issued to the placement agents warrants to purchase an aggregate of 9,090,909 shares of common stock at a price of $1.10 per share. The offer and sale of the Series A Convertible Preferred Stock and the placement agent warrants did not involve a public offering and was made solely to “accredited investors,” and was, therefore, exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 promulgated thereunder.

January 2004 Private Placement

On January 12, 2004, the Registrant issued 3,368,637 shares of common stock at a price of $1.10 per share. The Registrant engaged Paramount Capital, Inc. as a placement agent in connection with the private placement, paying an aggregate commission of approximately $251,000, plus non-accountable expenses of $10,000. The Registrant also issued to the placement agent a warrant to purchase 326,499 shares of common stock exercisable at a price of $1.10 per share. The offer and sale of the shares of common stock and the placement agent warrants did not involve a public offering and was made solely to accredited investors, and was, therefore, exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 promulgated thereunder.

Item 16. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

2.1
Agreement and Plan of Merger among the Company, Manhattan Pharmaceuticals Acquisition Corp. and Manhattan Research Development, Inc. (formerly Manhattan Pharmaceuticals, Inc.) dated December 17, 2002 (incorporated by reference to Exhibit 2.1 from Form 8-K filed March 5, 2003).

3.1	Certificate of incorporation, as amended through September 25, 2003 (incorporated by reference top Exhibit 3.1 to the Registrant’s Form 10-QSB for the quarter ended September 30, 2003).

3.2	Bylaws, as amended to date (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

3.3	Certificate of Designations of Series A Convertible Preferred Stock (previously filed).

4.1	Form of unit certificate (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

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4.2	Specimen common stock certificate (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

4.3	Form of redeemable warrant certificate (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

4.4
Form of redeemable warrant agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

4.5	Form of underwriter’s warrant certificate (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

4.6
Form of underwriter’s warrant agreement between the Registrant and Joseph Stevens & Company, L.P. (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

4.7	Form of subscription agreement between Registrant and the selling stockholders (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

4.8	Form of bridge warrant (incorporated by reference from Registrant’s registration statement on Form SB-2, as amended (File No. 33-98478)).

4.9	Warrant issued to John Prendergast to purchase 37,500 shares of Registrant’s common stock (incorporated by reference from Exhibit 10.24 to the Registrant’s Form 10-QSB for the quarter ended March 31, 1997).

4.10	Warrant No. 1 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Registrant’s Common Stock exercisable January 4, 2000 (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 10-KSB for the year ended December 31, 1999).

4.11	Warrant No. 2 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Registrant’s Common Stock exercisable January 4, 2001 (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 10-KSB for the year ended December 31, 1999).

4.12	Warrant No. 3 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Registrant’s Common Stock exercisable January 4, 2002 (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 10-KSB for the year ended December 31, 1999).

4.13	Warrant certificate issued May 12, 2000, by the Registrant to TeraComm Research, Inc. (incorporated by reference from Exhibit 10.3 to the registrant’s Form 10-QSB for the quarter ended June 30, 2000).

4.14	Form of stock purchase warrants issued on September 28, 2000 to BH Capital Investments, L.P., exercisable for shares of common stock of the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-QSB for the quarter ended September 30, 2000).

4.15	Form of stock purchase warrants issued on September 28, 2000 to Excalibur Limited Partnership, exercisable for shares of common stock of the Registrant (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 10-QSB for the quarter ended September 30, 2000).

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4.16	Warrant certificate issued March 8, 2001 by the Registrant to Dian Griesel (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 10-QSB for the quarter ended March 31, 2001).

4.17	Form of warrant issued by Manhattan Research Development, Inc., which automatically converted into warrants to purchase shares of the Registrant’s common stock upon the merger transaction with such company (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-QSB for the quarter ended March 31, 2003).

4.18	Form of warrant issued to placement agents in connection with the Registrant’s November 2003 private placement of Series A Convertible Preferred Stock and the Registrant’s January 2004 private placement (previously filed).

5.1	Opinion of Maslon Edelman Borman & Brand, LLP (previously filed). 10.1 1995 stock option plan, as amended (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 10-QSB for the quarter ended September 30, 1996).

10.2	Common stock purchase agreement dated March 16, 2001, between Registrant and Fusion Capital Fund II, LLC (incorporated by reference from Exhibit 10.55 of the Registrant’s Form 10-QSB for the quarter ended March 31, 2001).

10.3	Common stock purchase agreement dated as of May 7, 2001, between Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.57 of Amendment No. 1 to the Registrant’s registration statement on Form SB-2/A filed June 29, 2001 (File 333-61974)).

10.4	Form of registration rights agreement between Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.58 of Amendment No. 1 to the Registrant’s registration statement on Form SB-2/A filed June 29, 2001 (File 333-61974)).

10.5	Third Amendment to Employment Agreement dated February 21, 2003 between the Registrant and Nicholas J. Rossettos (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-QSB for the quarter ended March 31, 2003).

10.6	Employment Agreement dated January 2, 2003, between Manhattan Research Development, Inc. and Leonard Firestone, as assigned to the Registrant effective as of February 21, 2003 (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 10-QSB for the quarter ended March 31, 2003).

10.7	Employment Agreement dated February 28, 2003, between the Registrant and Nicholas J. Rossettos (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-QSB for the quarter ended March 31, 2003).

10.8	License Agreement dated on or about February 28, 2002 between Manhattan Research Development, Inc. (f/k/a Manhattan Pharmaceuticals, Inc.) and Oleoyl-Estrone Developments SL (incorporated by reference to Exhibit 10.6 to the Registrant’s Amendment No.2 to Form 10-QSB/A for the quarter ended March 31, 2003 filed on March 12, 2004).

10.9	License Agreement dated April 4, 2003 between the Registrant and NovaDel Pharma, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Amendment No.1 to Form 10-QSB/A for the quarter ended June 30, 2003 filed on March 12, 2004).++

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10.10	Employment Agreement dated January 2, 2004 between the Registrant and Leonard Firestone (previously filed).

16.1	Letter of KPMG LLP (incorporated by reference to Exhibit 99 filed with the Registrant’s Form 8-K filed on December 12, 2002).

23.1	Consent of Independent Registered Public Accounting Firm - J.H. Cohn LLP.

23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP (previoulsy filed).

23.3	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (previously filed).

++	Confidential treatment has been granted as to certain portions of these exhibits pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Item 28. Undertakings.

(a)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 9, 2004.

Manhattan Pharmaceuticals, Inc.

By:	/s/ Leonard Firestone

Leonard Firestone
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed as of the day of July 9, 2004, by the following persons in the capacities indicated.
Name	Title

/s/ Leonard Firestone Leonard Firestone	President and Chief Executive Officer (Principal Executive Officer)

/s/ Nicholas J. Rossettos Nicholas J. Rossettos	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ Nicholas J. Rossettos By: Nicholas J. Rossettos as attorney-in-fact for Joshua Kazam	Director

/s/ Nicholas J. Rossettos By: Nicholas J. Rossettos as attorney-in-fact for Joan Pons	Director

/s/ Nicholas J. Rossettos By: Nicholas J. Rossettos as attorney-in-fact for David M. Tanen	Director

/s/ Nicholas J. Rossettos By: Nicholas J. Rossettos as attorney-in-fact for Michael Weiser	Director

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EXHIBIT INDEX
Exhibit	Description Of Document

23.1	Consent of Independent Registered Public Accounting Firm - J.H. Cohn LLP

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